   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2000
                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                        UNION PLANTERS HOME EQUITY CORP.
                                  (Registrant)
             (Exact name of registrant as specified in its charter)

           DELAWARE                                       APPLIED FOR
   (State of Incorporation)                        (I.R.S. Employee I.D. No.)

                           7130 GOODLETT FARMS PARKWAY
                            CORDOVA, TENNESSEE 38018
                                 (901) 580-6000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ----------------------------

             NORMAN J. BURGLIN                                    Copy to:
        7130 GOODLETT FARMS PARKWAY                           KEVIN J. BUCKLEY
         CORDOVA, TENNESSEE  38018                            HUNTON & WILLIAMS
              (901) 580-6046                            RIVERFRONT PLAZA, EAST TOWER
         (901) 580-2468 (TELECOPY)                          951 EAST BYRD STREET
 (Name, address, including zip code and telephone      RICHMOND, VIRGINIA  23219-4074
number, including area code, of agent for service)              (804) 788-8200
                                                          (804) 788-8218 (TELECOPY)


                             -----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                              PROPOSED           PROPOSED
                                                               MAXIMUM           MAXIMUM
          TITLE OF SECURITIES             AMOUNT TO BE      OFFERING PRICE       AGGREGATE           AMOUNT OF
           BEING REGISTERED                REGISTERED*         PER UNIT*      OFFERING PRICE*    REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates         $1,000,000           100%            $1,000,000            $264
and Collateralized Mortgage Bonds
=================================================================================================================

   * Estimated solely for calculating the registration fee pursuant to Rule 457(a).

                       ----------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE

This Registration Statement includes a base prospectus and a form of prospectus supplement. The form is meant to be illustrative of the type of disclosure that might be presented for a series of certificates or notes, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series. This form assumes the possibility of certain types of credit enhancement, but as described in the base prospectus, the types of credit support may vary from series to series. Each base prospectus used, in either preliminary or final form, will be accompanied by the applicable prospectus supplement.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                          COLLATERALIZED MORTGAGE BONDS

                        UNION PLANTERS HOME EQUITY CORP.
                                    DEPOSITOR


THE ISSUER

- will periodically issue mortgage related securities in one or more series with one or more classes as described in the related prospectus supplement; and

- will establish a trust fund for each series consisting of one or more segregated pools of various types of one-to-four family residential loans, mortgage securities, mortgage pass through certificates, mortgage related securities, mortgage related securities issued or guaranteed by agencies or instrumentalities of the United States, FHA loans, VA loans and sub-prime and non-conforming mortgage loans.

THE SECURITIES

- will represent interests in or be secured by mortgage loans or mortgage related securities;

- will be payable solely from the assets of the trust fund established by the issuer for the related series;

-     may be certificates or bonds;

-     may be stripped interest or principal securities;

-     may include credit enhancement;

-     may provide for distributions of accrued interest or principal;

- may be treated as interests in a real estate mortgage investment conduit, or REMIC; and

-     may have a pre-funding account or liquidity facility.

         Consider carefully the risk factors beginning on page 13 of this prospectus and the "Risk Factors" section in the accompanying prospectus supplement.

         This prospectus may be used to offer and sell the series of securities described above only if accompanied by the prospectus supplement for that series.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               September 20, 2000

                                TABLE OF CONTENTS


                                                                             PAGE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT.............................................1

SUMMARY OF PROSPECTUS..........................................................2

RISK FACTORS..................................................................13

DESCRIPTION OF THE TRUST FUNDS................................................21

   ASSETS.....................................................................21
   MORTGAGE LOANS.............................................................22
   MBS........................................................................33
   AGENCY SECURITIES..........................................................35
   ACCOUNTS...................................................................42
   CREDIT SUPPORT.............................................................42
   LIQUIDITY FACILITIES.......................................................42
   CASH FLOW AGREEMENTS.......................................................42
   PRE-FUNDING................................................................43

YIELD CONSIDERATIONS..........................................................44

   GENERAL....................................................................44
   PASS-THROUGH RATE AND INTEREST RATE........................................44
   TIMING OF PAYMENT OF INTEREST..............................................45
   PAYMENTS OF PRINCIPAL; PREPAYMENTS.........................................45
   PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE..........................46
   OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE..............................47

THE ISSUER OR THE DEPOSITOR...................................................49

LEGAL PROCEEDINGS.............................................................49

DESCRIPTION OF THE SECURITIES.................................................50

   GENERAL....................................................................50
   DISTRIBUTIONS..............................................................51
   AVAILABLE DISTRIBUTION AMOUNT..............................................51
   DISTRIBUTIONS OF INTEREST..................................................52
   DISTRIBUTIONS OF PRINCIPAL.................................................53
   COMPONENTS.................................................................54
   ALLOCATION OF LOSSES AND SHORTFALLS........................................54
   ADVANCES IN RESPECT OF DELINQUENCIES.......................................54
   REPORTS TO SECURITYHOLDERS.................................................55
   TERMINATION................................................................58
   BOOK-ENTRY REGISTRATION....................................................60

DESCRIPTION OF THE AGREEMENTS.................................................61

   ASSIGNMENT OF ASSETS; REPURCHASES..........................................62
   REPRESENTATIONS AND WARRANTIES; REPURCHASES................................63
   SECURITY ACCOUNT AND OTHER COLLECTION ACCOUNTS.............................65
   COLLECTION AND OTHER SERVICING PROCEDURES..................................69
   SUB-SERVICERS..............................................................71



   REALIZATION UPON DEFAULTED MORTGAGE LOANS..................................72
   FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE..........................74
   DUE-ON-SALE PROVISIONS.....................................................74
   RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES..........75
   EVIDENCE AS TO COMPLIANCE..................................................75
   MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR....................76
   SPECIAL SERVICERS..........................................................77
   EVENTS OF DEFAULT UNDER POOLING AND SERVICING AGREEMENTS...................77
   CERTIFICATEHOLDER RIGHTS UPON EVENT OF DEFAULT.............................78
   AMENDMENT..................................................................79
   THE TRUSTEE................................................................80
   DUTIES OF THE TRUSTEE......................................................80
   MATTERS REGARDING THE TRUSTEE..............................................80
   RESIGNATION AND REMOVAL OF THE TRUSTEE.....................................81

TERMS OF THE INDENTURE........................................................81

   GENERAL....................................................................81
   MODIFICATION OF INDENTURE..................................................82
   EVENTS OF DEFAULT..........................................................83
   AUTHENTICATION AND DELIVERY OF BONDS.......................................85
   LIST OF BONDHOLDERS........................................................85
   ANNUAL COMPLIANCE STATEMENT................................................86
   REPORTS TO BONDHOLDERS.....................................................86

TRUSTEE'S ANNUAL REPORT.......................................................86

TRUSTEE.......................................................................86

SATISFACTION AND DISCHARGE OF THE INDENTURE...................................87

DESCRIPTION OF CREDIT SUPPORT.................................................87

   GENERAL....................................................................87
   MAINTENANCE OF CREDIT SUPPORT..............................................88
   REDUCTION OR SUBSTITUTION OF CREDIT SUPPORT................................88
   SUBORDINATE SECURITIES.....................................................89
   CROSS-SUPPORT PROVISIONS...................................................89
   INSURANCE OR GUARANTEES WITH RESPECT TO THE ASSETS.........................89
   LETTER OF CREDIT...........................................................89
   INSURANCE POLICIES AND SURETY BONDS........................................90
   SPECIAL HAZARD INSURANCE POLICIES..........................................90
   MORTGAGOR BANKRUPTCY BOND..................................................90
   RESERVE FUND...............................................................90
   OVERCOLLATERALIZATION......................................................91
   CREDIT SUPPORT WITH RESPECT TO MBS.........................................91

INSURANCE POLICIES ON THE MORTGAGE LOANS......................................91

   PRIMARY MORTGAGE GUARANTY INSURANCE POLICIES...............................92

HAZARD INSURANCE POLICIES.....................................................93

FHA MORTGAGE INSURANCE........................................................94

VA MORTGAGE GUARANTY..........................................................95

LEGAL ASPECTS OF MORTGAGE LOANS...............................................96



   GENERAL....................................................................96
   TYPES OF MORTGAGE INSTRUMENTS..............................................96
   INTEREST IN REAL PROPERTY..................................................97
   FORECLOSURE................................................................97
   ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS..............101

ENVIRONMENTAL LEGISLATION....................................................102

DUE-ON-SALE CLAUSES..........................................................104

PREPAYMENT CHARGES...........................................................104

SUBORDINATE FINANCING........................................................105

APPLICABILITY OF USURY LAWS..................................................105

ALTERNATIVE MORTGAGE INSTRUMENTS.............................................106

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940..............................106

FORFEITURES IN DRUG AND RICO PROCEEDINGS.....................................107

ADDITIONAL LEGAL CONSIDERATIONS..............................................107

USE OF PROCEEDS..............................................................107

FEDERAL INCOME TAX CONSEQUENCES..............................................108

   GENERAL...................................................................108
   REMIC SECURITIES..........................................................109
   TAX TREATMENT OF RESIDUAL SECURITIES......................................125
   TAXATION OF RESIDUAL SECURITYHOLDERS......................................126
   LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME........................128
   NON-RECOGNITION OF SOME TRANSFERS FOR FEDERAL INCOME TAX PURPOSES.........128
   OWNERSHIP OF RESIDUAL INTERESTS BY DISQUALIFIED ORGANIZATIONS.............130
   SPECIAL CONSIDERATIONS FOR SOME TYPES OF INVESTORS........................132
   DISPOSITION OF RESIDUAL SECURITIES........................................135
   LIQUIDATION OF THE REMIC..................................................135
   TREATMENT BY THE REMIC OF ORIGINAL ISSUE DISCOUNT, MARKET DISCOUNT,
   AND AMORTIZABLE PREMIUM...................................................135
   REMIC-LEVEL TAXES.........................................................136
   REMIC QUALIFICATION.......................................................138
   ASSET COMPOSITION.........................................................138
   INVESTORS' INTERESTS......................................................139
   CONSEQUENCES OF DISQUALIFICATION..........................................140
   TAXABLE MORTGAGE POOLS....................................................141
   TAXATION OF SOME FOREIGN HOLDERS OF REMIC SECURITIES......................141
   REPORTING AND TAX ADMINISTRATION..........................................143
   NON-REMIC CERTIFICATES....................................................145
   TREATMENT OF THE NON-REMIC CERTIFICATES FOR FEDERAL INCOME TAX PURPOSES...145
   NON-REMIC COLLATERALIZED MORTGAGE BONDS...................................152
   PARTNERSHIP TRUST FUNDS...................................................154
   TAXATION OF PARTNERSHIP BONDHOLDERS.......................................155
   TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES............................155

STATE TAX CONSIDERATIONS.....................................................162



ERISA CONSIDERATIONS.........................................................162

LEGAL INVESTMENT.............................................................166

PLAN OF DISTRIBUTION.........................................................167

LEGAL MATTERS................................................................167

EXPERTS......................................................................168

FINANCIAL INFORMATION........................................................168

RATINGS......................................................................168

AVAILABLE INFORMATION........................................................168

INCORPORATION OF INFORMATION BY REFERENCE....................................169


     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of securities is contained in two separate documents:

         - this prospectus, which provides general information, some of which may not apply to a particular series, including your series; and

         - the accompanying prospectus supplement for a particular series, which describes the specific terms of that series.

         The accompanying related prospectus supplement will contain information about a particular series that enhances and supplements the information contained in this prospectus. You should rely on the information in that prospectus supplement to provide you with the specific details of the terms of your series of securities. You should rely on the information in this prospectus to provide you with more general information.

         You should rely only on the information in this prospectus and the accompanying related prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying related prospectus supplement.

                              SUMMARY OF PROSPECTUS


Title of Securities................   Mortgage pass-through certificates or collateralized
                                      mortgage bonds, each to be issued in one or more
                                      series with one or more classes.

Risk Factors.......................   There are material risks associated with an
                                      investment in the securities. These risks
                                      include:

                                      -   mortgage loan prepayments that may adversely
                                          affect the timing of payments of the securities;

                                      -   an increased frequency of defaults on the
                                          underlying mortgage loans due to the inclusion
                                          of sub-prime or non-conforming mortgage loans;

                                      -   lack of credit enhancement protection due to
                                          limitations and conditions described in detail
                                          in the related prospectus supplement; and

                                      -   a limited market for the securities.

                                      See "Risk Factors" beginning on page 13 for a detailed
                                      discussion of factors you should consider before
                                      investing in the securities.

The Issuer or the Depositor........   Union Planters Home Equity Corp., a Delaware
                                      corporation, and limited-purpose wholly-owned
                                      financing subsidiary of Union Planters Bank, National
                                      Association. See "The Depositor."

Master Servicer....................   Union Planters Bank, National Association, an indirect
                                      wholly-owned subsidiary of Union Planters Corporation,
                                      or the party identified as the master servicer in the
                                      related prospectus supplement.


The Trust Assets...................   Each series of certificates will represent, in the
                                      aggregate, the entire beneficial ownership interest
                                      in a trust fund. Each series of bonds will represent
                                      indebtedness of either the depositor or the trust fund
                                      and will be secured by a security interest in the
                                      assets of the trust fund. A trust fund will consist
                                      primarily of the following assets:

-  Mortgage Loans..................   The mortgage loans with respect to each series of
                                      securities will consist of a pool or pools of
                                      one-to-four-family first lien and/or junior lien
                                      and junior lien residential loans. The mortgage loans
                                      will not be guaranteed or insured by the depositor
                                      or any of its affiliates or by any other person
                                      or entity. If provided in the related prospectus
                                      supplement, the trust fund may include mortgage
                                      loans guaranteed or insured by a governmental
                                      agency or instrumentality, including the FHA or VA.
                                      The mortgage loans will be secured by one-to-four-family
                                      residential properties. The prospectus supplement
                                      will indicate the geographic dispersion of the
                                      mortgaged properties with respect to the mortgage
                                      loans of the related series and will include a
                                      discussion of any risks related to geographic
                                      concentration of the mortgaged properties. The pool of
                                      mortgage loans related to any series of securities may
                                      include loans originated by the depositor or loans
                                      purchased by the depositor on or before the issuance
                                      date of the related securities, except the assets
                                      purchased with pre-funded amounts. The mortgage loans
                                      will provide for an accrual of interest at an interest
                                      rate that is either:

                                      -   fixed over its term;

                                      -   that adjusts from time to time;

                                      -   that may be converted from an adjustable rate
                                          to a fixed rate; or


                                      -   that may be converted from a fixed rate
                                          to an adjustable rate from time to time at the
                                          mortgagor's election.

                                      Mortgage interest rates may adjust based on one
                                      or more indices. Mortgage loans may provide for:

                                      -   scheduled payments until maturity;

                                      -   adjustable payments to accommodate changes in
                                          the mortgage interest rates or other specified
                                          events;

                                      -   negative amortization or accelerated
                                          amortization;

                                      -   full amortization or require a balloon payment
                                          due on its stated maturity date; and/or

                                      -   prohibitions on prepayment or require payment
                                          of a premium or a yield maintenance penalty in
                                          connection with a prepayment.

                                      The prospectus supplement will provide more detail
                                      regarding the characteristics of the mortgage loans
                                      of any series. See "Description of the Trust
                                      Funds -- Assets."

                                      As specified in the related prospectus supplement,
                                      less than 20 percent of the mortgage loans
                                      included in the trust fund may be one or more
                                      months delinquent with regard to payment of
                                      principal and interest at the time of their
                                      deposit into a trust fund. The FHA loans and
                                      VA loans with respect to any series may include:

                                      -   sub-performing mortgage loans that have more
                                          than three but less than twelve scheduled
                                          payments of principal and interest due
                                          under the terms of the related mortgage note
                                          as of the cut-off date for the



                                          related series; and

                                      -   reinstated mortgage loans that have had
                                          more than three scheduled payments of
                                          principal and interest past due under the
                                          terms of the related mortgage note one or more
                                          times during the term of the related mortgage loan,
                                          but at the related cut-off date for the series
                                          are current in payment.

                                      Less than 20 percent of the assets with respect
                                      to any series of securities may consist of
                                      non-performing assets.

                                      Some of the mortgage loans with respect to a series
                                      may be guaranteed or insured with respect to payment
                                      of interest and/or principal by the United States, its
                                      agencies or its instrumentalities, state or local
                                      governments, or state or local government agencies
                                      or instrumentalities, or private insurance providers.

-  Mortgage Backed Securities......   The mortgage backed securities, or MBS's, included
                                      in a trust fund will evidence interests in or be
                                      secured by mortgage loans that:

                                      -   have been previously offered and distributed
                                          under a public effective registration
                                          statement; or

                                      -   have been previously purchased in a
                                          transaction not involving any public offering
                                          from an entity that is not an affiliate of the
                                          issuer of such securities at the time of sale,
                                          nor an affiliate of the issuer at any time
                                          during the three preceding months, provided
                                          however, that a period of two years have elapsed
                                          since the later of the date the securities were
                                          acquired from the issuer or an affiliate.

-  Agency Securities...............   Agency securities may include Fannie Mae certificates,
                                      Freddie Mac certificates, GNMA certificates, VA vendee
                                      mortgage trust



                                      certificates or other government securities evidencing
                                      interest in mortgage loans or real property.

-  Accounts........................   Each trust fund will include one or more accounts
                                      established and maintained on behalf of the
                                      securityholders into which payments and collections
                                      received or advanced with respect to the trust
                                      assets will be deposited. These accounts may be
                                      maintained as interest bearing or non-interest
                                      bearing, and the funds held in the accounts may be
                                      held as cash or invested in short-term, investment
                                      grade obligations. The methods by which the accounts
                                      will be established, maintained and invested will
                                      be described in detail in the related prospectus
                                      supplement and are more generally described
                                      in the text appearing under the section "Description
                                      of the Agreements -- Security Account and Other
                                      Collection Accounts."

-  Credit Support..................   As more fully described in the related prospectus
                                      supplement, partial or full protection against defaults
                                      and losses on the assets in the related trust fund, as
                                      identified in the documents governing the sale and
                                      issuance of the securities and the related prospectus
                                      supplement, may be provided to one or more classes of
                                      securities. The credit support may be in the form of:

                                      -   subordination of one or more of the other
                                          classes of securities of that series;

                                      -   a letter of credit;

                                      -   an insurance policy;

                                      -   a reserve fund; or

                                      -   another type of credit support, or a
                                          combination of various types of credit support.

                                      The credit support will be described in detail in



                                      the related prospectus supplement. The
                                      prospectus supplement also will describe the
                                      credit support of any underlying MBS's that are
                                      included in the related trust fund. See "Risk
                                      Factors -- Insufficient Credit Support May
                                      Adversely Impact Your Securities" and "Description
                                      of Credit Support."

-  Liquidity Facilities............   As more fully described in the related prospectus
                                      supplement, the trust fund with respect to a series of
                                      securities may include one or more liquidity facilities
                                      that may make any required distributions of principal
                                      or interest on the securities of the related series to
                                      the extent funds are not otherwise available. See
                                      "Description of the Trust Funds -- Liquidity Facilities."

-  Cash Flow Agreements............   The trust fund may include guaranteed investment
                                      contracts pursuant to which money held in the funds and
                                      accounts established for the related series will be
                                      invested at a specified rate. The trust fund may also
                                      include other agreements, such as interest rate
                                      exchange agreements, interest rate cap or floor
                                      agreements, currency exchange agreements or similar
                                      agreements provided to reduce the effects of interest
                                      rate or currency exchange rate fluctuations on the
                                      trust assets or on one or more classes of securities.
                                      The principal terms of any guaranteed investment
                                      contract or other agreement, referred to as a cash flow
                                      agreement, will be described in detail in the related
                                      prospectus supplement. The related prospectus
                                      supplement also will describe any cash flow agreements
                                      that are included as part of the trust fund evidenced
                                      by or providing security for the MBS's collateral
                                      included in the related trust fund. See "Description
                                      of the Trust Funds -- Cash Flow Agreements."

-  Pre-Funding Accounts............   As more fully described in the related prospectus
                                      supplement, a portion of the issuance proceeds of the
                                      securities of a particular series, the pre-funded
                                      amount, may


                                      be deposited in a pre-funding account to be
                                      established with the trustee, which will be used
                                      to acquire additional assets from time to time during
                                      the period known as the pre-funding period.

                                      Use of a pre-funding account with respect to any
                                      series of securities will be subject to the
                                      following general conditions:

                                      -   the pre-funding period will not exceed three
                                          months from the related closing date;

                                      -   the additional assets acquired during the
                                          pre-funding period will be subject to the same
                                          underwriting standards, representations and
                                          warranties as the assets included in the related
                                          trust fund on the closing date, although
                                          additional criteria may also be required to
                                          be satisfied, as described in the related
                                          prospectus supplement;

                                      -   the pre-funded amount will not exceed 25
                                          percent of the principal amount of the series of
                                          securities issued;

                                      -   the pre-funded amount will not exceed 25
                                          percent of the scheduled principal balance of
                                          the assets, inclusive of the related pre-funded
                                          amount, as of the cut-off date; and

                                      -   the pre-funded amount shall be invested in
                                          permitted investments. See "Description of the
                                          Trust Funds -- Pre-Funding."

Description of the Securities'        Each class of securities, except specified stripped
Pass-Through or Interest Rate......   interest securities, will have a stated principal
                                      balance amount referred to as the security balance
                                      and, other than stripped principal securities, will
                                      accrue interest based on a fixed, variable or
                                      adjustable interest rate referred to as the
                                      pass-through rate or interest rate. The related
                                      prospectus supplement will




                                      specify the security balance and the
                                      pass-through rate or interest rate, if any, for
                                      each class of securities or, in the case of
                                      a variable or adjustable pass-through rate
                                      or interest rate, the method for determining the
                                      pass-through rate or interest rate.

Distributions on Securities........   Distributions on one or more classes of securities may
                                      be limited to collections from a designated portion of
                                      the assets referred to as an asset group. See
                                      "Description of the Securities -- General."

-  Interest........................   Distributions with respect to interest on stripped
                                      interest securities may be made on each distribution
                                      date on the basis of a notional amount as described in
                                      the related prospectus supplement. Distributions of
                                      interest with respect to one or more classes of
                                      securities may be reduced to the extent of
                                      delinquencies, losses, prepayment interest shortfalls,
                                      and other contingencies described in the related
                                      prospectus supplement. See "Risk Factors -- Prepayment
                                      Timing and Frequency may Adversely Affect Yield
                                      on Your Securities," "Yield Considerations" and
                                      "Description of the Securities -- Distributions
                                      of Interest."

-  Principal.......................   The securities of a series initially will have an
                                      aggregate security balance no greater than the
                                      sum of:

                                      -   the outstanding principal balance of the
                                          assets as of the close of business on the day
                                          of formation of the related trust fund,
                                          referred to as the cut-off date, after
                                          application of scheduled payments due on or
                                          before that date, whether or not received; and

                                      -   amounts on deposit in the related pre-funding
                                          account, if any, as of the closing date.

                                      The security balance of a security outstanding




                                      from time to time represents the maximum amount that
                                      the holder of that outstanding security is then
                                      entitled to receive with respect to principal from
                                      future cash flow on the trust assets. See "Description
                                      of the Securities -- Distributions of Principal."

Advances...........................   The master servicer may be obligated to advance
                                      delinquent payments of taxes, delinquent mortgage
                                      payments, insurance premiums and escrowed items, as
                                      well as liquidation-related expenses with respect to
                                      mortgage loans, which advance obligations may be
                                      subject to the master servicer's determination that
                                      it will be able to recover those advances from
                                      subsequent proceeds of the related loan. The
                                      depositor will not have any responsibility to make
                                      advances. Advances made by a master servicer would
                                      be reimbursable generally from subsequent recoveries
                                      with respect to these mortgage loans and otherwise
                                      to the extent described and in the related prospectus
                                      supplement. The related prospectus supplement will
                                      describe any advance obligations in connection with MBS's
                                      collateral. See "Description of the Securities --
                                      Advances in Respect of Delinquencies."

Termination........................   If so specified in the related prospectus supplement, a
                                      series of securities may be subject to optional early
                                      termination through the repurchase of the assets in the
                                      related trust fund.  If so provided in the related
                                      prospectus supplement, upon the reduction of the
                                      security balance of a specified class or classes of
                                      securities to a specified percentage or amount on and
                                      after a date specified in the related prospectus
                                      supplement, the specified party will solicit bids for
                                      the purchase of all of the assets of the trust fund, or
                                      of a sufficient portion of these assets to retire these
                                      class or classes, or purchase these assets at a price
                                      set forth in the related prospectus supplement. In
                                      addition, if so provided in the related prospectus
                                      supplement, the securities of a series may be



                                      redeemed prior to their final distribution date
                                      at the option of the depositor, the master servicer
                                      or another party by the purchase of the outstanding
                                      securities of that series. See "Description of the
                                      Securities -- Termination."

Book-Entry Securities..............   If so provided in the related prospectus supplement,
                                      one or more classes of the securities will initially be
                                      represented by one or more certificates or notes, as
                                      applicable, registered in the name of a clearing agency
                                      or its nominee, such as Cede & Co., as the nominee of
                                      DTC. No person acquiring an interest in the securities
                                      so registered will be entitled to receive a definitive
                                      certificate or note, as applicable, representing
                                      that person's interest except in the event that
                                      definitive certificate or note, as applicable, is
                                      issued under the limited circumstances described in
                                      the related prospectus supplement. See "Risk
                                      Factor -- Book-Entry Securities May Experience
                                      Decreased Liquidity and Payment Delays" and
                                      "Description of the Securities -- Book-Entry Registration."

Tax Status of the Securities.......   The federal income tax consequences to securityholders
                                      will vary depending on whether one or more elections
                                      are made to treat the trust fund or specified portions
                                      of the trust fund as one or more REMICs under the
                                      provisions of the Internal Revenue tax code. The
                                      related prospectus supplement for each series of
                                      securities will specify whether such an election will
                                      be made.  Hunton & Williams, counsel to the depositor,
                                      will issue an opinion regarding the federal income
                                      tax treatment of each class of securities. See "Federal
                                      Income Tax Consequences -- General" for a general
                                      discussion of the material tax consequences related
                                      to the purchase, ownership and disposition of the
                                      securities.

ERISA Considerations...............   We recommend that you review with your legal advisors
                                      and the fiduciary of your employee benefit plan and
                                      other retirement plans and




                                      arrangements, including individual retirement
                                      accounts, annuities, Keogh plans, and collective
                                      investment funds and separate accounts in which such
                                      plans, accounts, annuities or arrangements are invested,
                                      that is subject to ERISA or section 4975 of the Internal
                                      Revenue tax code whether the purchase or holding
                                      of securities could give rise to a transaction that
                                      is prohibited or is not otherwise permissible either
                                      under ERISA or section 4975 of the Internal Revenue tax
                                      code. See "ERISA Considerations" in this prospectus and
                                      in the related prospectus supplement.

Legal Investment...................   The related prospectus supplement will specify which,
                                      if any, of the classes of securities will constitute
                                      mortgage related securities for purposes of the
                                      Secondary Mortgage Market Enhancement Act of 1984, also
                                      known as SMMEA. Securities designated as qualifying as
                                      mortgage related securities will continue to qualify as
                                      such for so long as they are rated in one of the two
                                      highest rating categories by at least one nationally
                                      recognized statistical rating organization. Classes
                                      of securities that qualify as mortgage related
                                      securities under SMMEA will be legal investments for
                                      persons, trusts, corporations, partnerships, associations, business trusts and business entities under specified
                                      circumstances as described more fully in the "Legal
                                      Investments" section in this prospectus and the related
                                      prospectus supplement. We recommend that you consult
                                      with your legal advisors regarding applicable
                                      investment restrictions and the effect of these
                                      restrictions on the purchase of any class of securities
                                      and the liquidity of any investment in any class of
                                      securities.

Ratings............................   It is a condition to the issuance of the securities
                                      that they be rated in one of the four highest rating
                                      categories by at least one nationally recognized
                                      statistical rating organization, a rating agency.


                                  RISK FACTORS

         You should consider, in connection with the purchase of your securities, among other things, the following factors, which represent the principal factors that make an offering of securities speculative or one of high risk.

PREPAYMENT TIMING AND FREQUENCY MAY ADVERSELY AFFECT YIELD ON YOUR SECURITIES

         Prepayments, including those caused by defaults on the assets, will likely result in a rate of principal payments on your securities that differs from what you anticipate. The prepayment experience on the assets may shorten or lengthen the average life of your securities and this could have an adverse affect on your expected yield. The rate of principal payments on pools of mortgage loans varies between pools, and from time to time is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the assets in any trust fund, or that the rate of payments will conform to any model described in this prospectus or in the prospectus supplement. As a result, the actual maturity of your securities could occur significantly earlier or later than expected. This could result in a material adverse effect on the yield on your securities.

PREMIUM OR DISCOUNTED SECURITIES MAY BE MORE SENSITIVE TO PREPAYMENTS AND YOU ARE MORE LIKELY TO EXPERIENCE A NEGATIVE IMPACT ON THE YIELD OF YOUR DISCOUNTED OR PREMIUM SECURITIES

         A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on assets. Further, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with some classes of stripped interest securities, you might fail to recoup your original investment. A series of securities may include one or more classes of securities that provide for distribution of principal from amounts attributable to accrued but not distributed interest. As a result, yields on these securities will be sensitive to:

         -     the timing of interest distributions on the accrual securities;
               and

         - changes in the variable or adjustable pass-through rate or interest rates on the accrual securities.

         Additionally, in the case of FHA loans and VA loans, some events of default may result in delayed payment of principal and interest for identified classes of securities due to particular aspects of FHA insurance policies and VA guaranties. As a result, the yield on your securities may be adversely affected. You may also experience a delay in payments on your securities. See "Yield Considerations" in this prospectus and in the related prospectus supplement.

YOUR PRINCIPAL AND INTEREST PAYMENTS ARE SOLELY DEPENDENT ON THE TRUST ASSETS

         Your securities are secured by the assets underlying your trust only. Your securities do not represent an interest in Union Planters Corporation, Union Planters Bank, N.A., the depositor, the master servicer, any sub-servicer, or any other person, other than to the limited extent of the representations and warranties made by the parties in the governing agreements of the transaction. These obligations will be described in detail in the prospectus supplement and may include:

         - the limited obligation to make advances in the event of delinquencies in the mortgage loans, to the extent recoverable; and

         - limited obligations of the master servicer to act as a remarketing agent with respect to convertible ARM loans upon conversion to a fixed rate made in connection with a purchase agreement.

         If the master servicer or any sub-servicer assigns any of these obligations, you will have rights against the assignee only. Insufficient cash flows from the underlying assets could have an adverse impact on your ability to receive any payments and you will have recourse against the trust only, except to the extent described above.

         Proceeds of the assets of the trust and any related credit support are the sole sources of funds available for payments of principal and interest due on your securities. There is no recourse against any other entity in the event that the proceeds are insufficient to make payments on the securities. Further, as will be described in the prospectus supplement, specified amounts may be available for withdrawal from the trust's asset as will be provided in the governing documents. If any amounts are withdrawn, these amounts will not be available to make payments on your securities and the withdrawal could have an adverse impact on your ability to receive payments.

BANKRUPTCY OF THE DEPOSITOR MAY DELAY THE TIMING AND AMOUNT OF DISTRIBUTIONS ON YOUR SECURITIES AND INCREASE THE CHANCE OF LOSS

         Neither the United States Bankruptcy Code nor similar applicable state insolvency laws prohibit the depositor from filing a voluntary application for relief. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the United States Bankruptcy Code or state insolvency laws by the depositor is unlikely. These structuring steps include the creation of the depositor as a limited purpose financing subsidiary of Union Planters Bank, N.A. See "The Depositor." However, there can be no assurance that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of its parent.

         Union Planters Bank, N.A. will transfer assets to the depositor, and the depositor, in turn, will transfer all of these assets to the trust. If the depositor were to become a debtor in a bankruptcy case, a creditor, a trustee or the depositor, as debtor, may take the position that the transfer of the assets by the depositor to the trust should be characterized as a pledge of the assets to secure the depositor's borrowing. If such an attempt were successful, delays in payments of collections on the assets could occur or reductions in the amount of payments could result, or the trustee in bankruptcy could elect to accelerate payment of the securities and liquidate the assets.

         Counsel to the depositor will render a reasoned legal opinion to the effect that, in a bankruptcy or insolvency proceeding involving the depositor, as debtor, a bankruptcy court would treat the transfer of the assets from the depositor to the trust as a true sale and not a secured financing and, accordingly, the assets would not be included in the depositor's bankruptcy estate.

THE INSOLVENCY, RECEIVERSHIP OR CONSERVATORSHIP OF UNION PLANTERS BANK, NATIONAL ASSOCIATION MAY INCREASE RISKS OF LOSS OR DELAYED PAYMENT ON YOUR SECURITIES

         The depositor believes that each transfer of assets from Union Planters Bank, N.A. to the depositor will constitute an absolute and unconditional sale. However, in the event of an FDIC receivership or conservatorship of Union Planters Bank, N.A., the FDIC could attempt to recharacterize the transfer of the assets as a borrowing secured by a pledge of the assets. Such an attempt, even if unsuccessful, could result in delays in distributions on the securities. If such an attempt were successful, the FDIC could elect to accelerate payment of the securities and liquidate the assets, with the holders of the securities entitled to no more than the outstanding principal and accrued interest on their securities. There is no assurance that the proceeds of any such sale would be sufficient to pay the necessary amounts. You could experience delayed payments, reinvestment loss or insufficient payments.

SUB-PERFORMING MORTGAGE LOANS AND REINSTATED MORTGAGE LOANS COULD LEAD TO YOUR INABILITY TO RECOVER YOUR INITIAL INVESTMENT AND MAY ADVERSELY AFFECT YOUR YIELD

         The mortgage assets included in the trust fund for any series may include sub-performing mortgage loans and reinstated mortgage loans. Repayment of the principal amount of the securities for a related series would be dependent, in large part, upon the ability of the master servicer to cause these mortgage loans to become or remain current in payment, to sell or foreclose upon these mortgage loans or to acquire title to the mortgaged properties by other means and to liquidate the related REO properties. There can be no assurance as to whether the master servicer will be successful in its efforts. In addition, rights of redemption in various states may limit or prevent the master servicer from selling an REO property at what would otherwise be an appropriate time for sale. These factors could have an adverse impact on your securities. See "Legal Aspects of Mortgage Loans."

         There is no obligation on the part of the depositor, the master servicer or any other person to repurchase or replace any asset, except under the limited circumstances described in this prospectus and in the related prospectus supplement.

         Some of the mortgage loans may be non-recourse loans or loans for which recourse may be restricted or unenforceable. In some instances, recourse on the mortgage loans may be limited to specific mortgage property and assets, if any, that have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and his assets generally, there can be no assurance that such recourse will ensure a recovery of a defaulted mortgage loan greater than the liquidation value, if any, of the related mortgaged property. The ability of the master servicer to liquidate any mortgaged property or REO property, and its liquidation value, may be adversely affected by risks generally incident to interests in real property, including changes or weakness in general or local economic conditions, declines in real estate values, the volume of other similar properties for sale, adverse changes in interest rates, real estate and personal property tax rates, energy costs and other expenses, environmental concerns, acts of God, and other factors that are beyond the master servicer's control.

UNDERWRITING STANDARDS FOR SUB-PRIME MORTGAGE LOANS MAY BE LESS STRINGENT AND INCREASE THE POTENTIAL FOR DELINQUENCIES

         Some of the mortgage loans may be originated under underwriting standards less stringent than the underwriting guidelines of Fannie Mae or Freddie Mac. These will be considered sub-prime mortgage loans. The sub-prime mortgage loans generally will bear higher rates of interest than comparable mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac underwriting guidelines. These non-conforming mortgage loans generally will be underwritten in accordance with the underwriting standards described under "Description of the Trust Funds -- Mortgage Loans -- Non-Conforming Credits," which are intended to provide for the origination of single-family mortgage loans for non-conforming credits. A mortgage loan made to a non-conforming credit means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines or a borrower who may have a record of major derogatory credit items, such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, these mortgage loans are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. Therefore, losses on these non-conforming or sub-prime mortgage loans are likely to be higher than losses on mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. As a result, there could be an adverse impact on the payments, distributions or yield on your securities.

         Because delinquencies and foreclosures may be more likely for sub-prime mortgage loans originated under underwriting standards for non-conforming credits than for mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, changes in the values of the related mortgaged property may have a greater effect on the loss experience of the sub-prime mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. No assurance can be given that the values of mortgaged property have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. If the values of the mortgaged properties decline after the dates of origination of the mortgage loans, the rate and severity of losses on the mortgage loans may increase, and such increase may be substantial and have a material adverse impact on your securities.

THE RATINGS ON YOUR SECURITIES DO NOT REFLECT ALL POSSIBLE LOSSES AND IF THE RATING IS CHANGED, THE RESELL PRICE OF YOUR SECURITIES MAY BE ADVERSELY AFFECTED

         The ratings assigned by the rating agencies to your securities do not reflect all risks of ownership. The ratings reflect the ratings agencies' assessment of the likelihood that you will receive payment on your securities and is not a recommendation to purchase the securities nor is it an analysis of the prepayments or defaults experienced on the underlying assets. The rating agencies may lower their ratings or withdraw their ratings at any time. If a rating is lowered or withdrawn, you may not be able to resell your securities without incurring a substantial loss on your investment. See "Ratings."

THE ABSENCE OF AN EXISTING MARKET FOR YOUR SECURITIES MAY LIMIT YOUR ABILITY TO RESELL YOUR SECURITIES

         There is currently no existing market for your securities. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Accordingly, you may not be able to resell your securities at all, or may only be able to sell the securities at a substantial discount. An illiquid market will reduce the marketability of your securities, and is likely to reduce the sales price you could otherwise obtain. This is especially true if your securities are particularly sensitive to prepayment, credit or interest rate risks.

SUBORDINATION MAY ADVERSELY EFFECT YOUR SECURITIES

         A series of securities may include one or more classes of subordinate securities provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities has been repaid. As a result, significant losses and shortfalls on the assets may fall primarily upon those subordinated classes of securities. Moreover, if a form of credit support covers more than one series of securities referred to as a covered trust, holders of securities evidencing an interest in a covered trust will be subject to the risk that the credit support will be exhausted by the claims of other covered trusts. You may experience a loss on your investment in the securities, as a result.

INSUFFICIENT CREDIT SUPPORT MAY ADVERSELY IMPACT YOUR SECURITIES

         The amount of any applicable credit support supporting one or more classes of securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating the classes of securities. Credit support generally will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, there can be no assurance that the loss experience on the related assets will not exceed such assumed levels which could have an adverse impact on your securities. See "Description of the Securities" and "Description of Credit Support."

         Regardless of the credit support provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit support for any series of securities if the applicable rating agencies indicate that the then current ratings will not be adversely affected. To the extent that losses are not covered by credit support, the unprotected classes of securities will bear the risk of loss from delinquencies and defaults by the mortgagors. You will have to look primarily to the value of the mortgaged property for recovery, if any recovery is possible.

HOW JUNIOR LIEN MORTGAGE ASSETS COULD ADVERSELY IMPACT THE YIELD TO PREPAYMENTS ON YOUR SECURITIES

         Your trust may contain mortgage assets secured by junior liens and the senior liens may not be included in your trust. A general decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage asset to below that of all liens on the mortgaged property. Interest rates, the condition of the mortgaged property and other factors also may reduce the value of the mortgaged property. Because the rights of a holder of a junior lien are subordinate to the rights of holders under senior liens in a mortgage asset, a decline in property value would adversely affect the junior lienholder before having any affect on the senior lienholder. Any reduction in the value of mortgaged properties securing junior lien mortgage loans increases the possibility that the proceeds of any liquidation of the property will be insufficient to repay amounts owing on the junior lien mortgage asset. This could adversely affect your securities.

         Other factors may influence the prepayment rate of junior lien mortgage assets. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing. Accordingly, junior lien mortgage assets may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of obligors to deduct interest payments on junior lien mortgage assets for federal income tax purposes may increase the rate of prepayments on junior lien mortgage assets. This also could adversely affect the yield on your securities.

GEOGRAPHIC CONCENTRATION MAY LEAD TO INCREASED RISK OF DEFAULT AND DELINQUENCIES

         Some of the mortgage loans may be located in geographic regions of the United States that will experience weaker economic conditions and housing markets. Consequently these loans are likely to experience higher rates of loss and delinquency than will be experienced on other loans in your trust. Furthermore, the rate of default may be higher on mortgage loans that are refinanced, are limited documentation mortgage loans, or have high loan-to-value ratios than other types of mortgage loans. See "Legal Aspects of Mortgage Loans" in this prospectus.

DECLINES IN PROPERTY VALUES MAY ADVERSELY AFFECT YOUR SECURITIES

         The value of properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

         - an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

         - a decline in the general condition of mortgaged property from the failure of the borrower to maintain the property adequately; and

         - natural disasters that are not covered by insurance, such as earthquakes and floods.

         If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. The holders of one or more classes of these securities may bear all or a portion of these losses if they are not otherwise covered by a credit enhancement.

THE EXTENSION OR MODIFICATION OF MORTGAGE LOANS MAY DELAY PAYMENTS OR INCREASE LIKELIHOOD OF A LOSS ON YOUR SECURITIES

         The master servicer or a sub-servicer may be permitted to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the master servicer or a sub-servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on these loans, there can be no assurance that such flexibility will increase the likelihood of payment of mortgage loans that are in default or as to which a payment default is imminent. You may experience a delay in payment or loss if an extension or more modification is granted and no payments on these mortgage loans are received.

ENFORCEMENT OF DUE ON SALE CLAUSES, DEBT ACCELERATION CLAUSES AND FORECLOSURE MAY ADVERSELY IMPACT YOUR SECURITIES

         Some of the mortgages may contain due-on-sale clauses which permit the lender to accelerate the maturity of the related mortgage loan if the mortgagor sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. These clauses are generally enforceable subject to few exceptions. Generally, state courts will enforce due-on-sale clauses and clauses providing for acceleration in the event of a material payment default. State equity courts, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. The enforcement of these due on sale clauses, debt acceleration clauses or foreclosures could have an adverse impact on your securities.

LOSSES ON BALLOON PAYMENT MORTGAGES ARE BORNE BY YOUR SECURITIES

         Some of the mortgage loans may not be fully amortizing over their terms to maturity and, thus, will require balloon payments at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk than fully amortizing loans because the borrower typically must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to refinance his loan will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the condition of the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. The holders of one or more classes of certificates will bear any losses on these loans that are not otherwise covered by a form of credit enhancement.

BOOK-ENTRY SECURITIES MAY EXPERIENCE DECREASED LIQUIDITY AND PAYMENT DELAYS

         Because you can generally effect transactions in book-entry securities only through DTC and its direct and indirect participants:

         - your ability to pledge book-entry securities to someone who does not participate in the DTC system, or to otherwise act with respect to the book-entry securities, may be limited due to the lack of a physical security;

         - you may experience delays in your receipt of payments on book-entry securities because distributions will be made by the master servicer, or a paying agent on behalf of the master servicer, to the DTC; and

         - the liquidity of book-entry securities in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical securities.

         See "Description of the Securities -- Book-Entry Securities."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

Permissible categories of assets of each trust fund include:

         -     one- to four-family residential mortgage loans;

         - pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans that:

                  - have been previously offered and distributed to the public under an effective registration statement; or

                  - have been previously purchased in a transaction not involving any public offering from an entity that is not an affiliate of the issuer of the securities at the time of sale, nor an affiliate at any time during the three preceding months; provided, a period of two years has elapsed since the later of the date the securities were acquired from the issuer or any of its affiliates;

         - Mortgage related securities issued or guaranteed by the United States or by agencies or instrumentalities of the United States that are not subject to redemption prior to maturity at the option of the issuer and may include:

                  -     interest-bearing securities,

                  -     non-interest-bearing securities,

                  - originally interest-bearing securities from which coupons representing the right to payment of interest have been removed,

                  - interest-bearing securities from which the right to payment of principal has been removed, or

                  - a combination of mortgage loans, MBS's and agency securities.

         As used, mortgage loans refers to both mortgage loans held directly by a trust fund and mortgage loans underlying MBS and/or agency securities. Mortgage loans that secure, or interests which are evidenced by, MBS's are in this prospectus sometimes referred to as underlying mortgage loans. The assets will not be guaranteed or insured by any governmental agency or instrumentality or by any other person except as specified in the related prospectus supplement.

         Except to the extent specified in the related prospectus supplement, the securities will be entitled to payment only from the related trust assets and will not be entitled to payments with respect to the trust assets of any other series.

MORTGAGE LOANS

General

         The mortgage loans will be secured by liens on mortgaged properties consisting of one- to four-family residential properties. The mortgaged properties may include leasehold interests in real properties, the title to which is held by third party lessors. The term of any leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by the originator. The depositor will not originate any loans. The related prospectus supplement will indicate if any originator is an affiliate of the depositor. Generally, the mortgage loans will be evidenced by promissory notes or mortgage notes secured by mortgages, deeds of trust or similar security instruments creating a lien on the mortgaged properties.

         The trust fund may include mortgage loans insured by FHA, mortgage loans partially guaranteed by the VA, and mortgage loans not insured or guaranteed by the FHA or VA. Some mortgage loans may contain prohibitions on prepayment, a lock-out period and, the expiration date of a lock-out period, a lock-out date, or require payment of a premium or a yield maintenance penalty, a prepayment premium, in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any class of securities will be entitled to all or a portion of any prepayment premiums collected with respect to the mortgage loans, the related prospectus supplement will specify the method or methods by which any amounts will be allocated. The mortgage loans may have fixed interest rates or adjustable interest rates. The mortgage loans may provide for fixed level payments or may include the following:

         - GPM mortgage loans as to which the monthly payments by the mortgagor during the early years of the related mortgage are less than the amount of interest that would otherwise be payable, with the interest not so paid added to the outstanding principal balance of the mortgage loan;

         - buy-down mortgage loans, as to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, with the difference payable under a buy-down plan;

         - bi-weekly mortgage loans that provide for payments every other week during their terms;

         -     mortgage loans that experience negative amortization;

         - balloon mortgage loans that require a larger payment of principal upon maturity; or

         - mortgage loans with other payment characteristics as described in this prospectus supplement or in the related prospectus supplement.

         If so specified in the related prospectus supplement, the trust fund may include modified mortgage loans. Modifications may include conversions from an adjustable to a fixed mortgage rate, as discussed in this prospectus, or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination generally shall be deemed to be references to the date of modification.




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         The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments, two-to four-family dwellings and other attached dwelling units. To the extent specified in the related prospectus supplement, the mortgaged properties may include vacation homes, second homes and non-owner-occupied investment properties. Mortgage loans secured by investment properties, including two-to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

         The mortgage loans may be equity refinance mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be rate and term refinance mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rates or other terms. The mortgage loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan.

         Mortgage loans that have adjustable mortgage rates, or ARM loans, generally will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. Thereafter, the mortgage rate is subject to periodic adjustment as described in the related prospectus supplement. ARM loans typically adjust to a rate based on a specified index plus a specified percentage, known as the gross margin, subject to certain limitations as described in the related prospectus supplement. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the gross margin for an ARM loan.

         ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. For example, adjustable mortgage rates can cause payment increases that may exceed the capacity of some of the mortgagors to cover the payments. Also, to the extent specified in the related prospectus supplement, an ARM loan may provide that its mortgage rate may not be adjusted to a rate above a specified maximum mortgage rate or below a specified minimum mortgage rate for the ARM loan. In addition, to the extent specified in the related prospectus supplement, some of the ARM loans may provide for periodic caps, which limit the amount by which the mortgage rate may adjust for any single adjustment period. Some ARM loans also provide for payment caps, which limit the amount by which scheduled payments of principal and interest may adjust for a single adjustment period.

         Some ARM loans may be subject to negative amortization from time to time prior to their maturity. These loans are referred to as Neg-Am ARM loans. The negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a payment cap. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and the increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment of interest. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly




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interest on a mortgage loan to exceed the applicable payment cap. In the event that the scheduled payment is not sufficient to pay the accrued monthly interest on a Neg-Am ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment of interest on the mortgage loans, or deferred interest, is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Neg-Am ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rates.

         A trust fund may contain convertible ARM loans. A convertible ARM loan allows the mortgagor to convert the adjustable rate on the mortgage loan to a fixed rate at one or more specified periods during the life of the mortgage loan. If specified in the related prospectus supplement, upon conversion of a convertible mortgage loan, the depositor, the master servicer or a third party may be required to purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the master servicer, or another specified party, may agree to act as remarketing agent with respect to the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. Upon the failure of any obligated party to purchase a converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loans and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loans for its own account, the related converted mortgage loan will remain in the trust fund as a fixed rate mortgage loan.

         If specified in the related prospectus supplement, some of the mortgage loans may be buy-down mortgage loans pursuant to which the payments made by the mortgagor during the early years of the mortgage loan, the buy-down period, will be less than the scheduled payments on the mortgage loan, with the difference covered by:

         - buy-down funds contributed by the seller of the mortgaged property or another source and placed in an escrow account;

         -     investment earnings on the buy-down fund; or

         - funds contributed over time by the seller, the mortgagor's employer or another source.

         The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in a trust fund as of the related cut-off date. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement and prior to the closing date for the related series of securities, the final characteristics of the mortgage loans included in the trust fund will be noted on a report filed under Form 8-K by the depositor. The additions or deletions will not affect more than five percent of the aggregate outstanding loans included in the trust as of the cut-off date as described in the related prospectus supplement.

Loan-to-Value Ratio



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         The loan-to-value ratio of a mortgage loan on any date of determination is a ratio, expressed as a percentage, the numerator of which is the then outstanding principal balance of the mortgage loan, and the denominator of which is the value of the related mortgaged property. The value of a mortgaged property, other than with respect to refinance loans, is generally the lesser of the appraised value determined in an appraisal obtained by the originator at origination of the loan and the sales price for the property. Refinance loans are loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value determined in an appraisal obtained at the time of origination of the refinance loan. The value of a mortgaged property as of the related cut-off date may be less than the origination value and will fluctuate from time to time based upon changes in economic conditions. Some mortgage loans that are subject to negative amortization will have loan-to-value ratios that will increase after origination as a result of negative amortization. In the case of seasoned mortgage loans, the appraisals upon which loan-to-value ratios have been calculated may no longer be accurate valuations of the related mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination and the loan-to-value ratio may not be reflective of that decline.

Mortgage Loan Information in Prospectus Supplements

         Each prospectus supplement will contain information, as of the related cut-off date, with respect to the mortgage loans, including:

         - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         -     the type of property securing the mortgage loans;

         - the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         - the earliest and latest origination date and maturity date of the mortgage loans;

         - the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

         - the mortgage rate or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         -     the jurisdictions in which the mortgaged properties are located;

         - information with respect to the prepayment provisions, if any, of the mortgage loans;

         -     the weighted average retained interest, if any;

         - with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment and over the life of the ARM loan and the frequency of monthly payment adjustments; and

         - information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.




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



         If specific information respecting the mortgage loans has not been identified in time for inclusion in a prospectus supplement, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance.

   Non-Conforming Credits;  Sub-Prime Mortgage Loans

         If specified in the prospectus supplement, the underwriting guidelines used to originate some sub-prime mortgage loans may be less stringent than those of Fannie Mae or Freddie Mac, primarily in that they generally permit the mortgagor to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the underwriting guidelines of Fannie Mae or Freddie Mac.

   Delinquent and Reinstated Mortgage Loans

         Some mortgage loans included in the trust fund may be one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust fund. The related prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. In addition, the related prospectus supplement will set forth the percentage of mortgage loans that have been delinquent more than once during the preceding twelve months. Delinquent mortgage loans may be more likely to result in losses than mortgage loans that have a current payment status.

         The FHA loans and VA loans with respect to any series may contain sub-performing mortgage loans and reinstated mortgage loans. The prospectus supplement for any series shall fully set forth the particular characteristics and risks of an investment in a pool containing these types of mortgage loans.

         The prospectus supplement for any series of securities will include tabular disclosure regarding the number of assets, the percentage by number, the aggregate principal balance as of the cut-off date, and the percent by aggregate principal balance as of the cut-off date for the sub-performing mortgage loans and reinstated mortgage loans, if any, included in the related trust fund. In addition, the disclosure concerning the master servicer will include related tabular delinquency and foreclosure experience.

   The VA Loan Program

         VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program.

         Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of





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a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the servicer or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will authorize the servicer to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. section 3732(c), as amended.

   The FHA Loan Program

         FHA is an organizational unit within the Department of Housing and Urban Development. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages.

         Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting specific credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan, or to a servicer on its behalf, in the event of default by the borrower. Upon default, the servicer, depending upon the circumstances, may (a) acquire, through foreclosure or deed in lieu of foreclosure, and convey title to FHA, (b) work with the borrower to sell the property before the foreclosure sale or (c) in rare circumstances, assign the mortgage to FHA. The servicer will receive insurance benefits equal to the unpaid principal balance of the loan, plus approved expenses.

   Underwriting Policies

         The depositor generally expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. Any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a trust fund may vary significantly. The related prospectus supplement will describe the relevant underwriting criteria applied by the originators of mortgage loans to the extent known by the depositor.

   General Standards

         Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information which may be supplied solely in application with respect to its assets, liabilities, income, credit history, employment history and personal information and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the




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mortgaged properties may have been considered for underwriting purposes, rather than the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

         As described in the related prospectus supplement, some mortgage loans may have been originated under limited documentation or no documentation programs which require less documentation and verification than do traditional full documentation programs. Generally, under a program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the loan-to-value ratio at origination.

         The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         The underwriting standards applied by an originator generally require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have anti-deficiency laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Mortgage Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced recently in some regions, or increases in the principal balances of some mortgage loans, such as GPM loans and Neg-Am ARM loans, could cause the principal balance of some or all of the mortgage loans to exceed the value of the mortgaged properties.

         Based on the data provided in the application, verifications, if required by the originator of the mortgage loans, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, such as property taxes, utility costs, standard hazard and primary mortgage insurance and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans generally will specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year,




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including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

         Underwriting standards, employed by originators, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

   Underwriting Standards for Junior Lien Mortgage Loans

         The general underwriting standards used by Union Planters Bank, N.A. to originate home equity mortgage loans are described below. These mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans underwritten in accordance with more stringent standards. Union Planters Bank, N.A. provides underwriters with specific underwriting guidelines and maintains strict control procedures to manage the quality of its originations at all locations. Generally, Union Planters Bank, N.A.'s guidelines require an analysis of the following:

         - a borrower's creditworthiness, as reflected in particular by the borrower's credit history and employment stability,

         - a borrower's debt-to-income ratio, which measures a borrower's projected income relative to the proposed mortgage payment and to other fixed obligations, and

         - the combined loan-to-value ratio of the proposed loan, which measures the adequacy of the mortgaged property to serve as the collateral for a home equity mortgage loan and all related senior mortgage loans.

         Credit History. Union Planters Bank, N.A. obtains a credit bureau report from an independent, nationally recognized credit reporting agency for each borrower. Union Planters Bank, N.A. uses this report to evaluate the borrower's payment record and tendency to pay debts in a timely manner. The report reflects the applicant's credit history and typically contains information about delinquencies, repossessions, judgments, foreclosures, bankruptcies and other adverse credit events reflected in public records. A borrower's lack of credit payment history, however, will not necessarily preclude Union Planters Bank, N.A. from making a home equity mortgage loan if other favorable borrower characteristics exist, including an adequate debt-to-income ratio or sufficient equity in the property.

         Debt-to-Income Ratio. Union Planters Bank, N.A. calculates a borrower's debt-to-income ratio to determine if a borrower has sufficient income to satisfy all debt repayment requirements. The ratio is calculated by dividing the borrower's total monthly payment




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obligations, including payments due under the proposed home equity mortgage loan from Union Planters Bank, N.A., but after any debt consolidation from the proceeds of that loan, by the borrower's monthly gross income. The calculation of a borrower's debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. Union Planters Bank, N.A. verifies a borrower's income through various means, including written verifications from employers and the review of pay stubs, bank statements, tax returns and W-2s. The borrower's debt-to-income ratio generally is 45 percent or less.

         Combined Loan-to-Value Ratio. The "combined loan to value ratio" of a home equity mortgage loan helps Union Planters Bank, N.A. determine if the mortgaged property will constitute sufficient security for repayment of the proposed home equity mortgage loan and all senior mortgage loans. Union Planters Bank, N.A. calculates the combined loan-to-value ratio by dividing:

         - the principal amount of all loans secured by the mortgaged property by

         -     the appraised value of the mortgaged property.

Union Planters Bank, N.A. has established appraisal procedure guidelines, and appraisers are typically independent appraisers selected in accordance with those guidelines. No home equity loan will have a combined loan-to-value ratio in excess of 100 percent. If the appraised value of the mortgaged property is between $400,000 and $599,999 the maximum combined loan-to-value ratio is 90 percent, and if the appraised value of the mortgaged property is $600,000 or more the maximum combined loan-to-value ratio is 80 percent.

         The appraisal procedure guidelines generally require the appraiser, or an agent on its behalf, to inspect the property personally and to verify whether the property is in good condition. The appraisal also considers a market data analysis of recent sales of comparable properties and when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

         Borrowers. Union Planters Bank, N.A. will make home equity mortgage loans only to borrowers that are natural persons that have title to the underlying mortgaged property. In the case of home equity mortgage loans that have a co-maker, Union Planters Bank, N.A. will consider the primary borrower to be the borrower with the greater monthly income.

         Loan Programs. Each home equity mortgage loan originated by Union Planters Bank, N.A. will either be a 15-year fixed rate mortgage loan, or will be a 30-year mortgage loan with a fixed rate of interest for the first five years and converting to an adjustable rate mortgage loan each year after the initial five-year period. The maximum loan amount is generally $250,000 for any borrower, however this may be increased in certain circumstances.

         Lien Position. Home equity mortgage loans may have a first or second lien position if the combined loan-to-value ratio is less than or equal to 100 percent. Home equity mortgage loans may have a third lien position if the combined loan-to-value ratio is less than or equal to 100




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percent and the loan amount is $50,000 or less. A home equity mortgage loan will be in the fourth lien position only if Union Planters Bank, N.A. is the holder of the third lien position mortgage loan. No home equity mortgage loan will be in a lien position junior to any negative-amortization mortgage loan or to any privately-held mortgage loan.

         Prepayment Penalties. Home equity mortgage loans originated by Union Planters Bank, N.A. after March 1, 2000 may include a prepayment penalty, if permitted by law.

         Risk Categories. Based on the data provided in the loan application, the required supporting documents, and the appraisal or other valuation of the mortgaged property, Union Planters Bank, N.A. determines whether the borrower's monthly income would be sufficient to enable the borrower to meet his monthly obligations on the home equity mortgage loan, all senior mortgage loans, and other expenses related to the property, such as property taxes, utility costs, standard hazard insurance and other fixed obligations. In certain circumstances, Union Planters Bank, N.A. may also consider income from investment properties and the amount of liquid assets available to the borrower. Union Planters Bank, N.A. then assigns each home equity mortgage loan a risk grade and categorizes it into a particular loan class. This risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related home equity mortgage loan and to establish the maximum permissible loan-to-value ratio for the loan.

         Beacon Scoring. As part of developing the overall credit picture of the borrower, Union Planters Bank, N.A. uses various analyses and ratios including the 96 Beacon Score. The 96 Beacon Score is a credit analysis model that takes into account a prospective borrower's payment history, missed or late payments, and any judgments, liens or bankruptcies, foreclosures, repossessions, defaults and collections. The 96 Beacon Score also takes into account the borrower's debt-to-income ratio and the outstanding balances on the borrower's various credit accounts and loans. We consider a borrower's 96 Beacon Score as part of our overall credit profile analysis, by which we attempt to determine whether the borrower's default risk falls within an acceptable range in relation to our overall lending strategy.

         Loan Class A+. For Union Planters Bank, N.A. to assign a home equity mortgage loan to loan class A+, the prospective borrower must have overall good to excellent consumer credit. The borrower must be current in his payments on any existing mortgage loan and have had no 30-day, 60-day or 90-day late payments on any existing mortgage within the preceding 24 months.

         Union Planters Bank, N.A. allows minor derogatory items with respect to non-mortgage credit in loan class A+. The borrower may have had three 30-day, but no 60-day or 90-day late payments with respect to major non-mortgage credit within the preceding 24 months. The borrower must be current in his payment of all minor non-mortgage credit at the time of application. The prospective borrower must have at least a 12 month credit history with a minimum of 5 credit accounts. No bankruptcies with respect to the borrower may have been discharged, nor any tax liens or judgments assessed against the borrower, during the previous seven years.




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         The mortgaged property must be in average to good condition. Home equity mortgage loans secured by a single family owner-occupied property may have a maximum loan-to-value ratio of

         - 100 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 640,

         - 90 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 620 or

         - 80 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 600.

         Loan Class A. For Union Planters Bank, N.A. to assign a home equity mortgage loan to loan class A, the prospective borrower must have overall good to excellent consumer credit. The borrower may have a maximum of one 30-day late payments, but no 60-day or 90-day late payments on any existing mortgage within the preceding 24 months, and must be current in his payments on any existing mortgage loan.

         As to non-mortgage credit, Union Planters Bank, N.A. permits some prior defaults, provided that by the closing of the proposed home equity mortgage loan, the borrower must satisfy any open collections or charge-offs in excess of $500. The prospective borrower must have at least a 12 month credit history with a minimum of 5 credit accounts. The borrower may have had four 30-day, one 60-day, but no 90-day late payments with respect to major non-mortgage credit within the preceding 24 months. The borrower must be current in his payment of all minor non-mortgage credit at the time of application. The prospective borrower must have at least a 12-month credit history with a minimum of 5 credit accounts. No bankruptcies with respect to the borrower may have been discharged, nor any tax liens or judgments assessed against the borrower, other than a maximum of three such items during the previous seven years, each less than $500, and each of which must be paid by closing.

         The mortgaged property must be in average to good condition. Home equity mortgage loans secured by a single family owner occupied property may have a maximum loan-to-value ratio of:

         - 100 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 640,

         - 90 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 620, or

         - 80 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 600.

         Loan Class A-. For Union Planters Bank, N.A. to assign a home equity mortgage loan to loan class A, the prospective borrower must have overall good consumer credit. The borrower may have a maximum of two 30-day late payments, but no 60-day or 90-day late payments on an existing mortgage within the preceding 24 months, but must be current in his payments on any existing mortgage loan.

         As to non-mortgage credit, Union Planters Bank, N.A. permits some prior defaults, provided that by the closing of the proposed home equity mortgage loan, the borrower must satisfy any open collections or charge-offs in excess of $500. The prospective borrower must have at least a 12 month credit history with a minimum of 5 credit accounts. The borrower may have had four 30-day, two 60-day, but no 90-day late payments with respect to major non-mortgage credit within the preceding 24 months. The borrower must be current in his payment of all minor non-mortgage credit at the time of application. The prospective borrower must have at least a 12-month credit history with a minimum of 5 credit accounts. No bankruptcies with respect to the borrower may have been discharged in the past two years, nor any tax liens or judgments assessed against the borrower, other than a maximum of five such items during the previous seven years each under $500, each of which must be paid by closing.

         The mortgaged property must be in average to good condition. Home equity mortgage loans secured by a single family owner-occupied property may have a maximum loan-to-value ratio of:

         - 100 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 620,

         - 90 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 600, or

         - 80 percent for home equity mortgage loans to borrowers with a 96 Beacon Score of at least 580.

These underwriting standards are only guidelines. On a case-by-case basis, Union Planters Bank, N.A. may have determined in the course of its underwriting process that a prospective borrower warrants a loan classification upgrade based on compensating factors. For example, a borrower may be able to get a home equity mortgage loan in a particular loan class with a loan-to-value ratio 5 percent higher than the ratio that would otherwise be permitted for such loan class if specified compensating factors exist. Union Planters Bank, N.A. also adjusts its underwriting standards from time to time to reflect changes in market conditions and for other reasons.

MBS

         Any MBS will have been issued under a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement generally referred to as an MBS agreement. A MBS seller or MBS issuer and/or MBS servicer of the underlying mortgage loans or underlying MBS will have entered into the MBS agreement with a MBS trustee or a MBS custodian, if any, under the MBS agreement or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of securities described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS issuer. The MBS issuer, the master servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the

MBS after a specified date or under other circumstances specified in the related prospectus supplement.

         Credit support in the form of reserve funds, subordination or other forms of credit support similar to that described for the securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of some of the characteristics of the mortgage loans or underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any rating agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of securities evidencing interests in assets that include MBS will specify:

         - the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the trust fund;

         - the original and remaining term to stated maturity of the MBS, if applicable;

         - whether the MBS is entitled only to interest payments, only to principal payments or to both;

         - the pass-through or bond rate of the MBS or formula for determining these rates, if any;

         - the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         -     the MBS issuer, MBS servicer and MBS trustee, as applicable;

         - some of the characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying MBS or directly to the MBS;

         - the terms on which the related underlying mortgage loans or underlying MBS may, or are required to, be purchased prior to their maturity;

         - the terms on which underlying mortgage loans or underlying MBS may be substituted for those originally underlying the MBS;

         -     the servicing fees payable under the MBS agreement;

         - the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS; and

         - whether the MBS is in certificated form, book-entry form or held through a depository.

AGENCY SECURITIES

         The prospectus supplement for a series of securities evidencing interests in assets of a trust fund that include agency securities will specify, to the extent available:

         - the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the agency securities to be included in the trust fund;

         - the original and remaining terms to stated maturity of the agency securities;

         - whether the agency securities are entitled to interest payments only, principal payments only or to both;

         - the interest rates of the agency securities or the formula to determine these rates, if any, or the applicable payment provisions for the agency securities;

         -     the issuer of the agency securities and any guarantor;

         -     generally, the assets that collateralize the agency securities;
               and

         - to what extent, if any, the obligation evidenced is backed by the full faith and credit of the United States.

   Government National Mortgage Association

         GNMA is authorized under HUD section 306(g) of Title II of the National Housing Act of 1934, as amended, the Housing Act, to guarantee the timely payment of the principal of and interest on GNMA certificates that represent an interest in a pool of mortgage loans insured by the FHA or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any guaranty, GNMA may, under section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

   GNMA Certificates

         Each GNMA certificate held in a trust fund may be issued under either the GNMA I program or the GNMA II program and will be a fully modified pass-through mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The mortgage loans underlying the GNMA certificates will consist of FHA loans and/or VA loans. Each mortgage loan is secured by a one-to-four-family or multifamily residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Under its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate if the payments received by the GNMA issuer on the FHA loans or VA loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

         The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years. Each GNMA certificate will be based on and backed by a pool of FHA loans or VA loans secured by one-to-four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the GNMA certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayment of principal on the FHA loans or VA loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA loans or VA loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must properly notify GNMA and request GNMA to make the payment. Upon notification and request, GNMA will make the payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make the payments, the holder of the GNMA certificate will have recourse only against GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to the GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I certificate must have the same interest rate. The interest rate on the GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate.

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on the GNMA certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the GNMA certificate due on the first day of the month in which the scheduled monthly installments on the GNMA certificate are due. These regular monthly installments on each GNMA certificate is required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the GNMA certificate.

         Some GNMA certificates may be backed by graduated payment mortgage loans or by buy-down mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buy-down mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buy-down mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buy-down mortgage loans. GNMA certificates related to a series of securities may be held in book-entry form.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any of the characteristics and terms will be described in the related prospectus supplement.

   Federal Home Loan Mortgage Corporation

         Freddie Mac is a corporate instrumentality of the United States created by Title III of the Emergency Home Finance Act of 1970, as amended, the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of mortgage loans or participation interests in the mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates

         Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of residential mortgage loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's cash program or guarantor program.

         Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. The mortgage loans will be secured by loans on properties that would qualify as mortgaged properties. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to a registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Under its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than:

         -     30-days following foreclosure sale;

         -     30-days following payment of the claim by any mortgage insurer;
               or

         - 30-days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60-days of the date on which the payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rate on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under the program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield, expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the cash program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Following the initial payment, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders in accordance with the holders' instructions.

         The Freddie Mac certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any of the characteristics and terms will be described in the related prospectus supplement.

   Fannie Mae

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   Fannie Mae Certificates

         Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased under the criteria set forth in the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rates, level payment FHA loans or VA loans are expected to be 30 years. The mortgage loans will be secured by properties that would qualify as mortgaged properties.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Fannie Mae certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms other than those described above. Any of the characteristics and terms will be described in the related prospectus supplement.

   Stripped Mortgage-Backed Securities

         Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each agency security will represent an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, or in some specified portion of the principal and interest distributions, but not all of the distributions, on some Freddie Mac, Fannie Mae or GNMA certificates. The yield on and value of stripped agency securities are extremely sensitive to the timing and amount of principal prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as the entity guarantees the underlying securities backing the stripped agency security.

   Other Agency Securities

         If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any the mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the trust assets. An account may be maintained as an interest bearing or a non-interest bearing account, and funds held in an account may be held as cash or invested in some short-term, investment grade obligations, in each case described in the related prospectus supplement. See "Description of the Agreements -- Security Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against some defaults and losses on the trust assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities, including securities, in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, reserve fund or another type of credit support, or a combination of various types of credit support. The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the related prospectus supplement. See "Risk Factors -- Insufficient Credit Support May Adversely Impact Your Securities" and "Description of Credit Support."

LIQUIDITY FACILITIES

         If so provided in the related prospectus supplement, the depositor will establish one or more liquidity facilities, which may be used by the trustee to make the required distributions of principal of, or interest on, the securities of the related series to the extent funds are not otherwise available. The depositor may fund a liquidity facility by depositing cash, certificates of deposit and/or letters of credit in this prospectus on the closing date, or a liquidity facility may be funded by the trustee's deposit in this prospectus of available distribution amounts not required to pay servicing or administrative fees or to make distributions on the securities on a distribution date until amounts on deposit in the liquidity facility equal a required amount. The method of funding any liquidity facility will be described in the related prospectus supplement. Any liquidity facility will be maintained in trust but may not constitute a part of the trust fund for the related series. The depositor may have specific rights on any distribution date to cause the trustee to make withdrawals from a liquidity facility for a series and to pay the amounts in accordance with the instructions of the depositor to the extent that the funds are no longer required to be maintained for the securityholders.

CASH FLOW AGREEMENTS

         A trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, the as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of securities. Currency exchange agreements might be included in the trust fund if some or all of the assets such as mortgage loans secured by mortgaged properties located outside the United States were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination, will be described in the prospectus supplement. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

PRE-FUNDING

         If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series, a pre-funded amount, will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional assets during the pre-funding period. Prior to the investment of the pre-funded amount in additional assets, the pre-funded amount may be invested in one or more permitted investments. Any permitted investment must mature no later than the business day prior to the next distribution date.

         During any pre-funding period, the depositor will be obligated subject only to the availability, to transfer to the related trust fund additional assets from time to time during the pre-funding period. The additional assets will be required to satisfy the eligibility criteria more fully set forth in the related prospectus supplement. The eligibility criteria will be consistent with the eligibility criteria of the assets included in the trust fund as of the closing date, subject to the exceptions as are expressly stated in the related prospectus supplement.

         Use of a pre-funding account with respect to any series of securities will be subject to the following general conditions:

         - the pre-funding period will not exceed three months from the related closing date;

         - the additional assets to be acquired during the pre-funding period will be subject to the same underwriting standards, representations and warranties as the assets included in the related trust fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement;

         - the pre-funded amount will be not exceed 25 percent of the principal amount of the securities issued as a series;

         - the pre-funded amount will not exceed 25 percent of the scheduled principal balance of the assets, inclusive of the related pre-funded amount, as of the cut-off date; and

         - the pre-funded amount shall be invested in permitted investments.

         To the extent that amounts on deposit in the pre-funding account have not been fully applied to the purchase of additional assets by the end of the pre-funding period, the related securityholders then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related pre-funded amount remaining in the pre-funding account on the first distribution date following the end of the pre-funding period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholder to the risk that alternative investments of equivalent value may not be available at a later time. If specified in the related prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee, the capitalized interest account, for the purpose of assuring the availability of funds to pay interest with respect to the securities during the pre-funding period. Any amount remaining in the capitalized interest account at the end of the pre-funding period will be remitted as specified in the related prospectus supplement.

         A maximum of 5 percent of the assets, including assets acquired after the closing date with pre-funded amounts, included in the trust fund will deviate from the characteristics of the assets described in the related prospectus supplement. Further, information regarding additional assets acquired by a trust fund during the pre-funding period comparable to the disclosure regarding the assets in the related prospectus supplement will be filed on a Current Report on Form 8-K in addition to any other reporting requirements of the trust fund under the Exchange Act within fifteen days following the end of the pre-funding period.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any security will depend on the price paid by the securityholder, the pass-through rate or interest rate of the security, the receipt and timing of receipt of distributions on the security and the weighted average life of the related trust assets which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

         Any redemption or termination of the securities will have an adverse affect on the yield to maturity of any securities purchased at a premium, because such a redemption or termination will have the same effect as a prepayment in full of the assets.

PASS-THROUGH RATE AND INTEREST RATE

         Securities may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the related trust assets. The prospectus supplement will specify the following:

         - the pass-through rate or interest rate for each class of securities or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the pass-through rate or interest rate;

         - the effect, if any, of the prepayment of any asset on the pass-through rate or interest rate of one or more classes of securities; and

         - whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

         The effective yield to maturity to each holder of securities entitled to payments of interest will be less than that otherwise produced by the applicable pass-through rate or interest rate and purchase price of the security because, while interest may accrue on each asset during a specified period, the distribution of the interest will be made following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the securities or addition to the security balance of a class of accrual securities on a distribution date will include interest accrued during the interest accrual period for the distribution date. As indicated above under "Yield Considerations -- Pass-Through Rate and Interest Rate," if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal and additions to the security balance of accrual securities, and allocations of losses on the assets may be made on the first day of the interest accrual period for a distribution date and not on the distribution date. The method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of securities will be specified in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the securities will be affected by the rates of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations. The rates at which principal prepayments occur on the assets will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rate on the mortgage loans comprising or underlying the trust assets, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that specified assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rates of the MBS may be a number of percentage points higher or lower than some of the underlying mortgage loans. The rate of principal payments on some or all of the classes of securities will correspond to the rate of principal payments on the trust assets and is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the trust assets, and by the extent to which the servicer of any the mortgage loan is able to enforce the provisions. Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without the provisions, with shorter lock-out periods or with lower prepayment premiums.

         If the purchaser of a security sold at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that calculated. Conversely, if the purchaser of a security sold at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that calculated. In either case, the effect of prepayments on yield may be mitigated or exacerbated by provisions for sequential or selective distribution of principal.

         When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest paid or available to be paid in the following month to holders of securities entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or interest rate on the prepaid amount. Additionally, in the case of FHA loans and VA loans, some events of default may result in delayed payment of principal and interest for some classes of securities.

         The timing of changes in the rate of principal payments on the assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the assets and distributed on a security, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the trust assets and the rate at which payments are made from any credit support or cash flow agreement for a series of securities may affect the maturity and the weighted average life of each related class of securities. Prepayments on the mortgage loans will generally accelerate the rate at which principal is paid on some or all of the related classes of securities.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities will be influenced by the rate at which principal on the mortgage loans comprising or underlying the assets is paid to the class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default.

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as a constant prepayment rate, or CPR, or the SPA standard prepayment assumption prepayment model, each described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100 percent of SPA assumes prepayment rates of 0.2 percent per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2 percent per annum in each month until the thirtieth month. Beginning in the thirtieth month and in each month during the life of the loans, 100 percent of SPA assumes a constant prepayment rate of 6 percent per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans.

         In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment is expected to increase.

         The prospectus supplement may contain tables, if applicable, setting forth the projected weighted average life of the securities of the series and the percentage of the initial security balance that would be outstanding on specified distribution dates based on the assumptions stated in this prospectus, including assumptions that prepayments on the mortgage loans are made at rates corresponding to various percentages of CPR, SPA or at the other rates specified in the related prospectus supplement. The tables and assumptions are intended to illustrate the sensitivity of weighted average life of the securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage loans will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Asset

         To the extent specified in the related prospectus supplement, mortgage loans may have balloon payments due at maturity. Because the ability of a mortgagor to make a balloon payment depends upon his ability to either refinance the loan or to sell the related mortgaged property, there is a risk that balloon mortgage loans will default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or sub-servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the securities.

         With respect to some mortgage loans, particularly ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating were applied at origination. Under some underwriting standards, the mortgagor under each mortgage loan will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, buy-down mortgage loans provide for a buy-down period during which the monthly payment made by the mortgagor will be less than the scheduled monthly payment. The periodic increase in the amount paid by the mortgagor of a buy-down mortgage loan during or at the end of the applicable buy-down period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default.

         The mortgage rate on some ARM loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination, initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance and will bear interest at the applicable mortgage rate. The addition of deferred interest to the security principal balance of securities will lengthen the weighted average life and may adversely affect yield to holders, particularly those purchased at a premium from their parity price. In addition, with respect to some ARM loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on a mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance, and because the excess will be applied to reduce the security principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders, depending upon the price at which the securities were purchased.

Defaults

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinanced or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Reinstated mortgage loans will likely experience a higher rate of default than mortgage loans that have no history of delinquent mortgagor payments. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the geographic region in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

         The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans and, accordingly, that of the related securities.

Refinancing

         At the request of a mortgagor, the master servicer or a sub-servicer may allow the refinancing of a mortgage loan by accepting prepayments and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A sub-servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, sub-servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of the mortgage loans.

Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of some transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the related prospectus supplement. A number of the mortgage loans may include due-on-sale clauses that allow the holders of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" and "Description of the Agreements -- Due-on-Sale Provisions."

                           THE ISSUER OR THE DEPOSITOR

         Union Planters Home Equity Corp., the issuer or depositor, is a direct wholly-owned finance subsidiary of Union Planters Bank, National Association and was incorporated in the state of Delaware on August 31, 2000. The principal executive offices of the depositor are located at 7130 Goodlett Farms Parkway, Cordova, Tennessee, 38018. Its telephone number is (901) 580-6000.

         The issuer or depositor does not have, nor is it expected in the future to have, any significant assets.

                                LEGAL PROCEEDINGS

         Neither the issuer, depositor, seller or master servicer is party to any legal proceedings that could have a material adverse impact on your securities.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Each series of bonds will be issued under an indenture between the issuer or a trust established by the depositor and the trustee named in the related prospectus supplement with respect to a series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series under separate agreements, each, a pooling and servicing agreement or a trust agreement among the depositor, the master servicer, and the trustee. A form of each agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture, the pooling and servicing agreement and the trust agreement are referred to as the agreements. A series may consist of both bonds and certificates.

         The following summaries describe the material provisions in the agreements common to each series of securities. The summaries discuss only the material provisions and do not purport to be complete and you are urged to read are the provisions of the agreements in their entirety and the prospectus supplement for a complete discussion of the transaction. Where particular provisions or terms used in the agreements are referred to, the actual provisions including the definitions of terms are incorporated in this prospectus by reference as part of the summaries.

         Each class of securities may:

         - provide for the accrual of interest based on fixed, variable or adjustable rates;

         - be senior securities or subordinate securities to one or more other classes of securities with respect to some distributions;

         -  be stripped principal securities;

         -  be stripped interest securities;

         - provide for distributions of accrued interest, commencing only following the occurrence of specified events, such as the retirement of one or more other classes of securities, the accrual securities;

         - provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations; and

         - provide for distributions based on a combination of two or more components with one or more of the characteristics described in this paragraph including a stripped principal security component and a stripped interest security component, in the aggregate to the extent of the available distribution amount.

         Distributions on one or more classes of securities may be limited to collections from a designated portion of the assets or asset group.

         Each class of securities will be issued in minimum denominations corresponding to the security balances or, in the case of stripped interest securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any securities may be registered and the securities may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange, but the depositor or the trustee or any agent may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of securities may be issued, in definitive form or in book-entry form as provided in the related prospectus supplement. See "Risk Factors -- Book-Entry Securities May Experience Decreased Liquidity and Payment Delays" and "Description of the Securities -- Book-Entry Registration." Definitive securities will be exchangeable for other securities of the same class and series of a like aggregate security balance, notional amount or percentage interest, but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the securities will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. Unless a different date is specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the securities are registered at the close of business on the last business day of the month preceding the month in which the distribution date occurs or the record date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement or the determination date. All distributions with respect to each class of securities on each distribution date will be allocated as described in the related prospectus supplement. Payments will be made either by wire transfer of immediately available funds to the account of a securityholder at a bank or other entity having the appropriate facilities to receive the payments, if the securityholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement. If so provided in the related prospectus supplement, payments may be made by securities held in the requisite amount specified, or by check mailed to the address of the person entitled to receive the check as it appears on the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the securities of each series on each distribution date will be made from the available distribution amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the available distribution amount for each distribution date will equal the sum of the following amounts:

         - the total amount of all cash on deposit in the related security account as of the corresponding determination date, exclusive of:

            (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related due period;

              (b) all prepayments, together with related payments of the interest and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related due period;

              (c) all amounts in the security account that are due or
                  reimbursable to the depositor, the trustee, an asset seller, a sub-servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable with respect to some expenses of the related trust fund; and

              (d) all amounts received subsequent to the related due period for a repurchase of an asset from the trust fund for defective documentation or a breach of representation or warranty;

               - if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the security account, including any net amounts paid under any cash flow agreements,

               - all advances made by a master servicer, a sub-servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date,

               - if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer, a sub-servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period, and

               - to the extent not on deposit in the related security account as of the corresponding Determination date, any amounts collected under, from or in respect of any credit support or liquidity facilities with respect to the distribution date.

         As described in this prospectus, the entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement for a series of securities will describe any variation in the calculation of the available distribution amount for the series.

DISTRIBUTIONS OF INTEREST

         Each class of securities, other than classes of stripped principal securities that have no pass-through rate or interest rate, may have a different pass-through rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component. The related prospectus supplement will specify the pass-through rate or interest rate for each class or component or, in the case of a variable or adjustable pass-through rate or interest rate, the method for determining the pass-through rate or interest rate. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of actual days elapsed, as specified in the related prospectus supplement.

         Distributions of interest in respect of the securities will be made on each distribution date, other than any class of accrual securities, which will be entitled to distributions of accrued interest commencing only on the distribution date or under the circumstances specified in the related prospectus supplement, and any class of stripped principal securities that are not entitled to any distributions of interest, based on the accrued security interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual securities, the amount of accrued security interest otherwise distributable on the class will be added to the security balance on each distribution date. With respect to each class of securities and each distribution date, other than specified classes of stripped interest securities, accrued security interest will be equal to interest accrued for a specified period on the outstanding security balance immediately prior to the distribution date, at the applicable pass-through rate or interest rate, subject to specified reductions described below or in the related prospectus supplement.

         Accrued security interest on stripped interest securities will be equal to interest accrued for a specified period on the outstanding notional amount immediately prior to each distribution date, at the applicable pass-through rate or interest rate, subject to specified reductions as described below, or accrued as otherwise described in the related prospectus supplement. The method of determining the notional amount for any class of stripped interest securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in specified calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, accrued security interest on a series of securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the assets in the trust fund for the series.

         The particular manner in which the shortfalls are to be allocated among some or all of the classes of securities will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued security interest that is otherwise distributable on or, in the case of accrual securities, that may otherwise be added to the security balance of a class of securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of accrued security interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the assets in the related trust fund will result in a corresponding increase in the security balance of the class. See "Risk Factors -- Prepayment Timing and Frequency may Adversely Affect Yield on Your Securities" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL

         The securities of each series, other than specified classes of stripped interest securities, will have a security balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust assets. Generally, the outstanding security balance of a security will be reduced to the extent of distributions of principal from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets that are allocated to the class. Moreover, security balances may be increased through interest deferral on the related mortgage loans and, in the case of accrual securities prior to the distribution date on which distributions of interest are required to commence, security balances will be increased by any related accrued security interest. The initial aggregate security balance of all classes of securities of a series will not be greater than the sum of (a) the outstanding aggregate principal balance of the assets as of the cut-off date and (b) amounts on deposit in the pre-funding account, if any, as of the closing date. The initial aggregate security balance of a series and each class will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled in accordance with the provisions described in the prospectus supplement until the security balance of the class has been reduced to zero. Stripped interest securities with no security balance are not entitled to any principal distributions.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of securities may be based on a combination of two or more different components as described under "-- General" section above. To the extent, the descriptions set forth under "-- Distributions of Interests" and "-- Distributions of Principal" above also relate to components. In this case, reference in the sections to security balance and pass-through rate or interest rate refer to the principal balance, if any, of any component and the pass-through rate or interest rate, if any, on any component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of the losses or shortfalls will be borne first by a class of subordinate securities in the priority and manner and subject to the limitations specified in the related prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         The master servicer or another entity described in the prospectus supplement may be required to advance as part of its servicing responsibilities on or before each distribution date its own funds or funds held in a collection account for the securities in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and retained interest, that were due on the mortgage loans during the related due period but delinquent on the related determination date and delinquent payments of taxes, insurance premiums and escrowed items in respect of related assets and liquidation-related expenses, each subject to the master servicer's or other entity's good faith determination that the advances will be reimbursable from related proceeds as described below. In the case of specified series of securities that include subordinate securities, the master servicer's or other entity's advance obligation may be limited to the portion of delinquencies necessary to make the


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

required distributions on classes of senior securities and/or may be subject to the master servicer's, or other entity's good faith determination that advances will be reimbursable not only from related proceeds but also from collections on assets otherwise distributable to other subordinate securities. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities entitled, rather than to guarantee or insure against losses. Advances of the master servicer's or another entity's funds will be reimbursable out of recoveries on related mortgage loans, including amounts received under any form of credit support, as to any mortgage loan, or related proceeds. In addition, an advance will be reimbursable from amounts in the security account prior to distributions being made on the securities if the master servicer or other entity determines in good faith that advance, a nonrecoverable advance ultimately is not recoverable from related proceeds. If advances have been made by the master servicer from excess funds in the security account that are required to be distributed to securityholders on the related distribution date, the master servicer will be required to replace the funds in the security account on any future distribution date to the extent that funds in the security account on the distribution date are less than payments required to be made to securityholders on the date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on any surety bond will be set forth in the related prospectus supplement.

         The prospectus supplement will describe any corresponding advancing obligation of any person in connection with MBS included in the trust fund.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of securities, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to other parties as may be specified in the related agreement, a statement setting forth, in each case to the extent applicable and available:

         - the amount of the distribution to holders of securities of the class applied to reduce the security balance;

         - the amount of the distribution to holders of securities of the class allocable to accrued security interest;

         -  the amount of the distribution allocable to prepayment premiums;

         - the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any sub-servicer and other customary information as any master servicer or the trustee deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

     - the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

     - the aggregate principal balance of the assets at the close of business on the distribution date;

     - the number and aggregate principal balance of mortgage loans in the trust fund in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     - with respect to any mortgage loan in the trust fund liquidated during the related due period, (a) the portion of the liquidation proceeds payable or reimbursable to the master servicer or any other entity in respect of the mortgage loan and (b) the amount of any loss to securityholders;

     - with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related due period, the date of acquisition;

     - with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related due period,
          (a) the principal balance of the related mortgage loan immediately following the distribution date calculated as if the mortgage loan were still outstanding taking into account specified limited modifications to the terms specified in the agreement, (b) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect and (c) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     - with respect to any the REO property sold during the related due period (a) the aggregate amount of sale proceeds, (b) the portion of the sales proceeds payable or reimbursable to the master servicer in respect of the REO property or the related mortgage loan and (c) the amount of any loss to securityholders in respect of the related mortgage loan;

     - the aggregate security balance or notional amount, as the case may be, of each class of securities, including any class of securities not being offered, at the close of business on the distribution date, separately identifying any reduction in the security balance due to the allocation of any loss and increase in the security balance of a class of accrual securities in the event that accrued security interest has been added to the balance;

     - the aggregate amount of principal prepayments made during the related due period;

     - the amount deposited in the reserve fund, if any, on the distribution date;

     - the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     - the amount deposited in the liquidity fund, if any, on the distribution date;

     - the amount remaining in the liquidity fund, if any, as of the close of business on the distribution date;


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

         - the aggregate unpaid accrued security interest, if any, on each class of securities at the close of business on the distribution date;

         - in the case of securities with a variable pass-through rate or interest rate, the pass-through rate or interest rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

         - in the case of securities with an adjustable pass-through rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate or interest rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

         - as to any series which includes credit support, the amount of coverage of each instrument of credit support included in this prospectus and any draws as of the close of business on the distribution date;

         - as to any series which includes a liquidity facility, the amount of coverage of each liquidity facility included in this prospectus and any draws as of the close of business on the distribution date;

         - as to any series which includes any cash flow agreement, the amount of coverage of any the cash flow agreement included in this prospectus and any draws as of the close of business on the distribution date;

         - during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional assets since the preceding distribution date;

         - during the pre-funding period, the amount remaining in the related capitalized interest account;

         - as to any series that includes mortgage loans insured or guaranteed by any government agency or instrumentality, the amount of all proceeds from governmental guarantors and insurers paid with respect to the mortgage loans as of the close of business on the distribution date; and

         - the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related due period.

         The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to other parties as may be specified in the agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of securities will describe any additional information to be included in reports to the holders of the securities.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee shall furnish to each securityholder of record at any time during the calendar year


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

the information required by the Internal Revenue tax code and applicable regulations to enable securityholders to prepare their federal income tax returns. See "-- Book-Entry Registration."

TERMINATION

         To the extent and under the circumstances specified in the related prospectus supplement, the securities of a series may be redeemed prior to their final distribution date at the option of the depositor, the master servicer or other party as may be specified in the related prospectus supplement by purchase of the outstanding securities of the series. The right so to redeem the securities of a series may be conditioned upon (1) the passage of a certain date specified in the prospectus supplement and/or (2) (a) the decline of the aggregate principal balance of the trust assets to less than a percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the related cut-off date or (b) the decline of the aggregate security balance of a specified class or classes of securities to less than a percentage specified in the related prospectus supplement of the aggregate security balance of the applicable class or classes of securities at the closing date for the series. The percentages of the aggregate principal balance of the assets and the aggregate security balance of a class referred to in (2)(a) and (2)(b), respectively, above, may range from 5 percent to 25 percent. The maximum amount of assets or securities that may be outstanding at the time of an optional redemption shall be 25 percent, with respect to any series of bonds, or 10 percent, with respect to any series of certificates. In the event the option to redeem the securities is exercised, the purchase price distributed with respect to each security offered hereby and by the related prospectus supplement will equal 100 percent of its then outstanding principal amount, plus accrued and unpaid interest at the applicable pass-through rate or interest rate, less any unreimbursed advances and unrealized losses allocable to the security. Notice of the redemption of the securities will be given to securityholders as provided in the related agreement.

         In addition, the depositor, the master servicer or other party as may be specified in the related prospectus supplement may at their respective options purchase all of the assets of the trust fund at a time specified in the related prospectus supplement, which will be when the aggregate principal balance of the assets is less than a percentage specified, in the related prospectus supplement, ranging from 5 percent to 25 percent, of the aggregate principal balance of the assets on the cut-off date, or when the aggregate security balance of a specified class or classes of securities is less than a percentage, specified in the related prospectus supplement, ranging from 5 percent to 25 percent, of the aggregate security balance of the class or classes at the closing date. The maximum amount of assets or securities that may be outstanding at the time of an optional termination shall be 25 percent, with respect to any series of bonds, or 10 percent, with respect to any series of certificates. The termination price for a trust fund will be specified in the related agreement, and will generally equal the sum of:

         - any liquidation expenses incurred by the master servicer in respect of any asset that has not yet been liquidated;

         - all amounts required to be reimbursed or paid in respect of previously unreimbursed advances; and


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

         - the greater of (a) the sum of (1) the aggregate unpaid principal balance of the related assets, plus accrued and unpaid interest through the interest accrual period preceding the date of repurchase at the rates borne by the assets, plus (2) the lesser of (A) the aggregate unpaid principal balance of each asset that had been secured by any REO property remaining in the trust fund, plus accrued interest at the rates borne by the assets through the interest accrual period preceding the purchase, and (B) the current appraised value of any REO property, net of liquidation expenses to be incurred in connection with the disposition of the property reasonably estimated in good faith by the master servicer, the appraisal to be conducted by an appraiser mutually agreed upon by the master servicer and the trustee, plus all previously unreimbursed advances made in respect of the REO property, and
            (b) the aggregate fair market value of the trust assets, as reasonably determined by the master servicer as described in the related agreement, plus all previously unreimbursed advances made with respect to the related assets; provided, however, that in no event shall the termination price be less than the then outstanding security principal balance of all then outstanding classes of securities, plus accrued and unpaid interest, and less any losses or shortfalls otherwise allocable to any class of securities on the payment date or distribution date of the termination. The fair market value of the trust assets as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the interest accrual period preceding the date of the purchase at the applicable rate on the unpaid principal balance of each asset, including any asset that has become a REO property and which has not been disposed of yet by the master servicer. The basis for any valuation shall be furnished by the master servicer to the securityholders upon request.

         If specified in the related prospectus supplement, at the time specified, the trustee may be required to solicit bids for the purchase of all assets and REO properties remaining in the trust fund. The trustee would sell the assets and REO properties only if the net proceeds to the trust fund from the sale would be at least equal to the termination price, and the net proceeds from the sale will be distributed first to the master servicer to reimburse it for all previously unreimbursed liquidation expenses paid and advances made by, and not previously reimbursed to, it with respect to the assets and second to the securityholders in accordance with the distribution priorities set forth in the prospectus supplement. If the net proceeds from the sale would not at least equal the termination price, the trustee would decline to sell the assets and REO properties and would not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets and REO properties. Following the transfer of assets and REO properties by the trust fund, the securityholders shall have no continuing liabilities either direct or indirect.

         On the date set for termination of a trust fund, the termination price shall be distributed (1) first to the master servicer to reimburse it for all previously unreimbursed liquidation expenses paid and advances made by the master servicer with respect to the related assets and (2) second to the securityholders in accordance with the payment priorities that apply on each distribution date as described in the related prospectus supplement. This will result in the distribution with respect to each security of an amount equal to 100 percent of its then outstanding principal amount, plus accrued and unpaid interest at the applicable pass-through rate or interest rate, less any unreimbursed advances and unrealized losses allocable to the security.

         Any redemption or termination of the securities will have an adverse affect on the yield to maturity of any securities purchased at a premium, because such a redemption or termination will have the same effect as a prepayment in full of the assets.

BOOK-ENTRY REGISTRATION

         If so provided in the related prospectus supplement, one or more classes of the securities of any series may be issued as book-entry securities, and each class will be represented by one or more single securities registered in the name of a nominee for DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation as defined in the Uniform Commercial code or UCC and a clearing agency registered under the provisions of section 17A of the securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations or participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, these investors or security owners will receive all distributions on the book-entry securities through DTC and its participants. Under a book-entry format, security owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede, on each date, DTC will forward payments to its participants which will be required to forward them to indirect participants or security owners. If provided in the related prospectus supplement, the only securityholder as term is used in the agreement will be Cede, as nominee of DTC, and the security owners will not be recognized by the trustee as securityholders under the agreement. Security owners will be permitted to exercise the rights of securityholders under the related agreement only indirectly through the participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which security owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective security owners.


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

         Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a security owner to pledge its interest in the book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry securities, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised the depositor that it will take any action permitted to be taken by a securityholder under an agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry securities are credited.

         Securities initially issued in book-entry form will be issued in fully registered, certificated form to security owners or their nominees in definitive form known as definitive securities, rather than to DTC or its nominee only if
(1) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities and the depositor is unable to locate a qualified successor or
(2) the depositor, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the security owners. Upon surrender by DTC of the certificate or certificates representing the book-entry securities, together with instructions for re-registration, the trustee will issue or cause to be issued to the security owners identified in the instructions the definitive securities to which they are entitled, and the trustee will recognize the holders of the definitive securities as securityholders under the agreement.

         None of the depositor, the master servicer, any sub-servicer, the trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                          DESCRIPTION OF THE AGREEMENTS

         Each series of bonds will be issued under an indenture between the depositor or a trust established by the depositor and the trustee. Each series of certificates evidencing interests in a trust fund including mortgage loans will be issued under a pooling and servicing agreement among the depositor, a master servicer(s) and the trustee. Each series of certificates evidencing interests in a trust fund not including mortgage loans will be issued under a trust agreement between the depositor and a trustee. Any indenture, pooling and servicing agreement or trust agreement pursuant to which securities are issued are referred to as an agreement. Any master servicer and the trustee with respect to any series of securities will be named in the related prospectus supplement. In any series of securities for which there are multiple master servicers there will be multiple asset groups, each corresponding to a particular master servicer, and, if the related prospectus supplement so specifies, the servicing obligations of each master servicer will be limited to the mortgage loans in the corresponding asset group. Alternatively, a servicer may be appointed under the related agreement for any trust fund. The servicer may service all or a significant number of mortgage loans directly without a sub-servicer. The obligations of any


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
servicer shall be commensurate with those of the master servicer described in this prospectus. References in this prospectus to master servicer and its rights and obligations shall be deemed to also be references to any servicer directly servicing mortgage loans. A manager or administrator may be appointed under the trust agreement for any trust fund. The provisions of each agreement will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following summaries describe the material provisions that may appear in each agreement. The summaries do not purport to be complete and you are urged to read all of the provisions of the agreement for each trust fund and the description of provisions in the related prospectus supplement for a complete discussion of the transaction. As used in this prospectus with respect to any series, the term security refers to all of the securities of that series, whether or not offered hereby and by the related prospectus supplement. Some provisions that may appear separately in an indenture relating to the bonds of a series are summarized under "Material Terms of the Indenture." The depositor will provide a copy of the agreement without exhibits relating to any series of securities without charge upon written request of a securityholder addressed to Union Planters Home Equity Corp., 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018, Attention: President.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of securities, the depositor will assign or cause to be assigned to the designated trustee the trust assets, together with all principal and interest to be received on or with respect to trust assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the trust assets. Each asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include detailed information (a) in respect of each mortgage loan, including without limitation, the address of the related mortgaged property and type of property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the existence of FHA, VA or other government insurance or guarantees, the value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable, and (b) in respect of each MBS, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee or to the custodian, the material loan documents, which will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage, or a certified copy, with evidence of recording indicated and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original has been lost or destroyed. With respect to the mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. The asset seller will be required to repurchase, or substitute for, each mortgage loan that is subsequently in default if the enforcement of the related mortgage is materially adversely affected by the absence of the original mortgage note. The related agreement will require the depositor or another party specified in this prospectus to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

         The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt, and the trustee or a custodian will hold the documents in trust for the benefit of the securityholders. If any document is found to be missing or defective in any material respect, the trustee or the custodian shall immediately notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of the notice, then the asset seller will be obligated, within a specified number of days of receipt of the notice, to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor the depositor will be obligated to repurchase or substitute for the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders and the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of a breach or defect.

         With respect to each agency security or MBS in certificated form, the depositor will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of an agency security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully any agency security or MBS, as applicable, to the trustee for the benefit of the securityholders. With respect to each agency security or MBS in uncertificated or book-entry form or held through a clearing corporation within the meaning of the UCC, the depositor and the trustee will cause an agency security or MBS to be registered directly or on the books of a clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the securityholders. The related agreement will require that either the depositor or the trustee promptly cause any MBS and agency securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         The depositor will, with respect to each mortgage loan, make or assign some representations and warranties, as of a specified date. The person making representations and warranties is referred to as the warrantor, and the representations and warranties for a mortgage loan may include the following:


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

         - the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related agreement;

         - the existence of title insurance insuring the lien priority of the mortgage loan;

         -  the authority of the warrantor to sell the mortgage loan;

         - the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         - the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         - the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Representations and warranties made in respect of an asset may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations and warranties were made and the date of initial issuance of the related series of securities evidencing an interest in the asset. In the event of a breach of any of the representations or warranties, the warrantor will be obligated to reimburse the trust fund for losses caused by any breach or either cure the breach or repurchase or replace the affected asset as described below. Because the representations and warranties will not address events that may occur following the date as of which they were made, the warrantor will have no reimbursement, cure, repurchase or substitution obligation in connection with the subsequent events, even if they occur prior to the date of the initial issuance of the related series of securities. The party would have no obligations if the relevant event that causes the breach occurs after that date.

         Each warrantor, if other than the depositor, shall be an asset seller or an affiliate or other person acceptable to the depositor and shall be identified in the related prospectus supplement.

         Each agreement will provide that the master servicer and/or trustee will be required to notify promptly the relevant warrantor of any breach of any representation or warranty made by it in respect of an asset that materially and adversely affects the value of the asset or the interests in this prospectus of the securityholders. If the warrantor cannot cure the breach within a specified period following the date on which the warrantor was notified of a breach, then the warrantor will be obligated to repurchase the asset from the trustee within a specified period from the date on which the warrantor was notified of the breach, at the purchase price. As to any asset, the purchase price generally is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the applicable coupon rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus some servicing expenses that are reimbursable to the master servicer. If so provided in the prospectus supplement for a series, a warrantor, rather than repurchase an asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of the securities, to cause the removal of the asset from the trust fund and substitute in its place one or more other assets, in accordance with the standards described in the related prospectus supplement. If so provided in the related prospectus supplement for a series, a warrantor, rather than repurchase or substitute an asset as to which a breach has occurred, will have the option to reimburse the trust fund or the


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

securityholders for any losses caused by a breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a warrantor.

         Neither the depositor, except to the extent that it is the warrantor, nor the master servicer will be obligated to purchase or substitute for an asset if a warrantor defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out its obligations with respect to assets.

         A master servicer will make some representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related agreement. Generally, a breach of any representation of the master servicer that materially and adversely affects the interests of the securityholders and continues unremedied for thirty days after the giving of written notice of a breach to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by a percentage of securityholders evidencing not less than 25 percent of the voting rights will constitute an event of default under an agreement. See "Events of Default" and "Rights Upon Event of Default."

SECURITY ACCOUNT AND OTHER COLLECTION ACCOUNTS

General

         The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts or security accounts for the collection of payments on the related trust assets which must be either (a) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC to the limits established by the FDIC and the uninsured deposits which are otherwise secured such that the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing these funds that is superior to the claims of any other depositors or general creditors of the institution with which the security account is maintained or (b) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agencies rating any class of securities of that series. The collateral eligible to secure amounts in the security account is limited to United States government securities and other investment grade obligations specified in the agreement or permitted investments. A security account may be maintained as an interest bearing or a non-interest bearing account and the funds held in this prospectus may be invested pending each succeeding distribution date in some short-term permitted investments. Any interest or other income earned on funds in the security account will be paid to a master servicer or its designee as additional servicing compensation to the extent provided in the related prospectus supplement. The security account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that this institution meets the standards imposed by the rating agencies. If specified in the related prospectus supplement, a security account may contain funds relating to more than one series of securities and may contain other funds respecting payments on mortgage loans belonging to the master servicer or sub-servicer or serviced by it on behalf of others.


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

Deposits

         A master servicer or the trustee will deposit or cause to be deposited in the security account for one or more trust funds on a daily basis, unless otherwise provided in the related agreement, the following payments and collections received, or advances made, by or on behalf of the master servicer or the trustee subsequent to the cut-off date other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

         - all payments of principal, including principal prepayments, on the assets;

         - all payments of interest on the assets, including any default interest collected, in each case net of any portion retained by a master servicer or a sub-servicer as its servicing compensation and net of any retained interest;

         - all proceeds of the hazard insurance policies, flood insurance policies and primary mortgage insurance policies, if any, to be maintained in respect of each mortgaged property securing a mortgage loan to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a master servicer or the related sub-servicer, subject to the terms and conditions of the related mortgage and mortgage note, collectively, the insurance proceeds and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise;

         - liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties and REO properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         - any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of securities as described under "Description of Credit Support;"

         - any amounts paid under any instrument or drawn from any fund that constitutes a liquidity facility for the related series of securities;

         - any advances made as described under "Description of the Securities -- Advances in Respect of Delinquencies;"

         - any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements;"

         - all proceeds of any asset or, with respect to a mortgage loan, property acquired or purchased by the depositor, any asset seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any asset purchased as described under "Description of the Securities -- Termination;"

         - if specified in the related agreement, any amounts paid by a master servicer to cover interest shortfalls arising out of the prepayment of mortgage loans as described under "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses;"

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

         - to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the assets;

         - all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies;"

         - any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the security account;

         - all proceeds of insurance or guarantees with respect to mortgage loans provided by any governmental agency or instrumentality; and

         - any other amounts required to be deposited in the security account as provided in the related agreement and described in the related prospectus supplement.

Withdrawals

         A master servicer or the trustee may, from time to time, make withdrawals from the security account for each trust fund for any of the following purposes, as applicable:

         - to make distributions to the securityholders on each distribution date;

         - to reimburse a master servicer or other entity for unreimbursed advances as described under "Description of the Securities
            -- Advances in Respect of Delinquencies," the reimbursement to be made out of amounts identified and applied by the master servicer or other entity as late collections of interest net of related servicing fees and retained interest on and principal of the related mortgage loans or out of amounts drawn under any related form of credit support or liquidity facilities;

         - to reimburse a master servicer or other entity for unpaid servicing fees earned and some unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired properties, the reimbursement made out of liquidation proceeds and insurance proceeds collected on related mortgage loans and properties, and net income collected, with respect to which fees were earned or expenses were incurred, or out of amounts drawn under any related form of credit support or liquidity facilities;

         - to reimburse a master servicer or other entity for advances described in the clause above and any servicing expenses described above which, in the master servicer's or other entity's good faith judgment, will not be recoverable from the amounts described in the above clauses, or, if and to the extent so provided by the related agreement and described in the related prospectus supplement, from amounts collected on unrelated assets otherwise distributable on subordinate securities, if any remain outstanding, and otherwise any outstanding class of securities, of the related series;

         - to reimburse a master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and



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

            liabilities incurred thereby, as and to the extent described under "Material Matters Regarding a Master Servicer and the Depositor;"

         - if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         - to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "Matters Regarding the Trustee;"

         - to pay the person entitled any amounts deposited in the security account that were identified and applied by the master servicer as recoveries of retained interest;

         - to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this property;

         - if one or more elections have been made to treat the trust fund or designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences" or in the related prospectus supplement;

         - to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in connection with the liquidation of a mortgage loan or property;

         - to pay for the cost of various opinions of counsel obtained under the related agreement for the benefit of securityholders;

         - to pay for the costs of recording the related agreement if the recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantor to remedy any breach of representation or warranty under the agreement;

         - to pay the person entitled any amounts deposited in the security account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "-- Assignment of Assets; Repurchase" and "-- Representations and Warranties; Repurchases" or otherwise;

         -  to make any other withdrawals permitted by the related agreement;
            and

         - to clear and terminate the security account at the termination of the trust fund.

Other Collection Accounts

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, an agreement may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related sub-servicer will deposit on a daily basis the amounts described under "Security Account and Other Collection Accounts -- Deposits" above. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited


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

into the appropriate security account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the security account as described under "Security Account and Other Collection Accounts -- Withdrawals" above, may also be withdrawn from any collection account. The related prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through sub-servicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with (a) the terms of the related agreement and any related hazard insurance policy or instrument of credit support or liquidity facilities included in the related trust fund as described, (b) applicable law and (c) the general servicing standard specified in the related prospectus supplement or, if no standard is so specified, its normal servicing practices in either case, the servicing standard. In connection therewith, the master servicer will be permitted discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

         The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor under the terms of the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under some circumstances; and maintaining accounting records relating to the mortgage loans. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the servicing standard so long as the modification, waiver or amendment will not (a) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (b) in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due. The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, (a) in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent and (b) in its judgment, modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than would liquidation. The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.


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

VA Loan Servicing Procedures

         The VA loans will be serviced under the related agreement and other servicing agreements by the master servicer either directly or through sub-servicers. This servicing will be conducted generally in compliance with Fannie Mae or Freddie Mac standards and otherwise consistent with prudent residential mortgage loan servicing standards generally accepted in the servicing industry. The master servicer shall be diligent in abiding by VA collection and default timetables.

         Each agreement will require the master servicer, directly or through sub-servicers, to exercise a degree of skill and care that is generally in compliance with Fannie Mae or Freddie Mac standards and consistent with prudent residential mortgage loan servicing standards generally accepted in the servicing industry. Consistently with these standards, the master servicer in its discretion may waive late payment charges or assumption fees and arrange with a mortgagor a schedule for repayment of due and unpaid principal and interest so long as, by this action, the master servicer does not knowingly or intentionally cause the termination of the REMIC status of the related REMIC or the imposition of an entity-level tax on the related trust fund. Any payment schedule modification will not affect the computation of the amount required to be distributed for the related securities.

         A notice to VA of intent to begin action need not be given within any prescribed period of time. This flexibility affords the master servicer time to work with a deserving mortgagor to avoid liquidation. Barring exceptional circumstances, the notice will not be given until a default has continued for 90-days. If the mortgaged property is in jeopardy, however, the notice will be filed as soon as the risk becomes known to the master servicer. Except upon express waiver by VA, the master servicer may not begin foreclosure until the VA has been notified 30-days in advance of this intent to liquidate. In the case of a mortgage loan assumption, the master servicer must make a good faith effort to notify the original mortgagor of its intention by certified mail. Failure to notify the original mortgagor may result in the loss of the VA guaranty with respect to the mortgaged property. The master servicer must request a liquidation appraisal at least 30-days prior to the projected foreclosure sale in addition to furnishing the VA with a the VA status of account form to estimate the projected claim amount that is necessary to prepare the bid amount.

         The master servicer must deliver to the VA the lender's election to convey within 15 days of the foreclosure sale or the master servicer loses its right to transfer the mortgaged property. Upon receipt of advice that the VA elects not to specify a bid amount, the master servicer may waive or satisfy a portion of the indebtedness on behalf of the related trust fund in order to reduce the amount owing to an amount that would allow the VA to specify a bid amount under 38 C.F.R. section 36.4320.

FHA Loan Servicing Procedures

         The FHA loans will be serviced under the related agreement and other servicing agreements by master servicers. The master servicer will be required to be diligent in pursuing claims for defaulted FHA loans as a lender and in abiding by FHA collection and default timetables.


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

         Under the FHA mortgage insurance program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30-days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured FHA loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument or it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, an action to initiate foreclosure on any FHA insured mortgage loan must be filed with the local jurisdiction within nine months after the date of default. Concurrently with the subsequent filing of the insurance claim for reimbursement for loss, the lender assigns to the United States of America the lender's entire interest in the related security instrument and in any claim filed in any legal proceedings. If, at the time the ownership in the property is conveyed to the United States, the FHA has reason to believe that the title is not marketable, the FHA may deny the claim and reconvey the property to the lender. If a defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such an action to one year from the date the claim was certified for payment.

         The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the FHA program; however, the Secretary of HUD may waive these violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

SUB-SERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans to third-party servicers, each, a sub-servicer, but the master servicer will remain obligated under


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the related agreement. Each sub-servicing agreement between a master servicer and a sub-servicer must be consistent with the terms of the related agreement and must provide that, if for any reason the master servicer is no longer acting in its capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement.

         The master servicer will be solely liable for all fees owed by it to any sub-servicer, whether or not the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to retained interests. Each sub-servicer will be reimbursed by the master servicer for some expenditures that it makes, generally to the same extent the master servicer would be reimbursed under an agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from payments due under the mortgage loan, and may call into question the mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. The master servicer is required to monitor any mortgage loan in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the mortgaged property and take any other actions as are consistent with the servicing standard. A significant period of time may elapse before the master servicer is able to assess the success of any corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the securityholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in some cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See " Legal Aspects of Mortgage Loans."

         Any agreement relating to a trust fund that includes mortgage loans may grant to the master servicer and/or the holders of securities a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. Any right granted to the holder of an security will be described in the related prospectus supplement. The related prospectus supplement will also describe any right granted to any person if the predetermined purchase price is less than the purchase price described under "Representations and Warranties; Repurchases."

         If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased


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by any person having a right of first refusal and when the master servicer determines, consistent with the servicing standard, that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related agreement will provide that any offer be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any securityholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in this prospectus. Any bid in an amount at least equal to the purchase price described in this prospectus under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a mortgaged property securing a mortgage loan by operation of law or otherwise, if the action is consistent with the servicing standard and a default on the mortgage loan has occurred or, in the master servicer's judgment, is imminent.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, generally will be required to sell the mortgaged property by the end of the third taxable year after the taxable year of acquisition, unless (a) the IRS grants an extension of time to sell the property or (b) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC, under the Internal Revenue tax code at any time that any security is outstanding. Subject to the foregoing, the master servicer will be required to (a) solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property and
(b) accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related agreement and the REMIC provisions of the Internal Revenue tax code if a REMIC election has been made with respect to the related trust fund on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans -- Foreclosure."

         If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures necessary or advisable to realize thereupon. If the reimbursable liquidation proceeds are less than the outstanding principal balance of the defaulted mortgage loan, plus interest accrued at the mortgage rate and the aggregate amount of expenses incurred by the master servicer in connection with the proceedings, the trust fund will realize a loss in the amount of this difference. The master servicer may withdraw or cause to be withdrawn from the security account out of liquidation proceeds recovered on a defaulted mortgage loan, prior to the distribution of the liquidation proceeds to securityholders, amounts representing normal servicing


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compensation, unreimbursed servicing expenses incurred and any unreimbursed advances of delinquent payments made.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under related credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and
(b) that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the obligor under each instrument of credit support, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted mortgage loans.

         If a master servicer or its designee recovers payments under any instrument of credit support with respect to a defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the security account out of these payments, prior to distribution to securityholders, its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred and any related unreimbursed advances of delinquent payments. See "Hazard Insurance Policies" and "Description of Credit Support."

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each servicing agreement and pooling and servicing agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination of various types of coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related agreement may allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as specified criteria set forth in the agreement are met.

DUE-ON-SALE PROVISIONS

         Some mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. The master servicer generally will enforce due-on-sale clauses to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Fees collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing



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compensation. See "Legal Aspects of Mortgage Loans -- Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Each prospectus supplement will specify whether there will be any retained interest, and, if so, the initial owner of the retained interest. Retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in an asset represents a specified portion of the interest payable. The retained interest will be deducted from mortgagor payments as received and will not be part of the related trust fund.

         The master servicer's and a sub-servicer's primary servicing compensation will come from the periodic payment to it of a portion of the interest payment on each asset. Because any retained interest and the master servicer's primary compensation are a function of the principal balance of the assets, these amounts may decrease with amortization. The prospectus supplement may provide that, as additional compensation, the master servicer or the sub-servicers will retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from mortgagors and any interest or other income which may be earned on funds held in the security account or any account established by a sub-servicer.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from servicing compensation expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Specified other expenses, including specified expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest at the rate specified in this prospectus may be borne by the trust fund.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply servicing compensation otherwise payable to it in respect of any due period to cover specified interest shortfalls resulting from the voluntary prepayment of any asset in the related trust fund during the period.

EVIDENCE AS TO COMPLIANCE

         Each agreement with respect to mortgage loan collateral will provide that on or before a specified date in each year, beginning with the first date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under agreements substantially similar to each other including the related agreement was conducted in compliance with the terms of the agreements or the program except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, or other program, requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct


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

servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers rendered within one year of the statement of firms of independent public accountants with respect to the related sub-servicer.

         Each agreement also will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding calendar year or other specified twelve-month period.

         Copies of the annual accountants' statement and the statements of officers will be obtainable by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for the mortgage loans under each agreement will be named in the related prospectus supplement. The entity serving as master servicer or as sub-servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Reference in this prospectus to the master servicer shall be deemed to include a servicer, if applicable.

         The related agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on thereby at the time the related series was initially issued, and upon the appointment of an acceptable successor master servicer. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations under the agreement.

         Each servicing agreement and pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of a master servicer or the depositor will be liable to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the agreement, or for errors in judgment provided, however, that neither a master servicer, the depositor nor any person will be protected against any breach of a representation, warranty or covenant made in its agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of obligations and duties . Each agreement will further provide that any master servicer, the depositor and any director, officer, employee or agent of a master servicer or the depositor may rely in good faith on any document of any kind prima facia properly executed and submitted by any person respecting any matters arising under that agreement. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action not incidental to its respective responsibilities under the agreement and that in its opinion may involve an expense or liability. Any master servicer or the depositor may,


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however, in its discretion undertake any action which it may deem necessary or desirable with respect to its agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed from the security account.

         Any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related agreement.

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer. For example, the special servicer would perform the workout or foreclosure of defaulted mortgage loans. The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

EVENTS OF DEFAULT UNDER POOLING AND SERVICING AGREEMENTS

         Events of default under any pooling and servicing agreement generally will include:

         - any failure by the master servicer to remit funds in the security account or to make required advances, and the continuance of a failure unremedied for a period of five days after the date upon which a payment or remittance was due;

         - any failure on the part of the master servicer duly to observe or perform in any material respect specified of the covenants or agreements on the part of the master servicer in the pooling and servicing agreement, which failure continues unremedied for a period of 60-days after the date on which written notice of a failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates of a series entitled to at least 25 percent of the related voting rights;

         - the issuance of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, against the master servicer, and the remaining of a decree or order in force undischarged or unstayed for a period of 60 consecutive days;


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

         - the master servicer's consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the master servicer or of, or relating to, all or substantially all of the property of the master servicer; and

         - the master servicer's (1) admission in writing of its inability to pay its debts generally as they become due, (2) filing of a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute,
             (3) making of an assignment for the benefit of its creditors, or
             (4) voluntarily suspending payment of its obligations.

         The manner of determining the voting rights of a security or class or classes of securities will be specified in the related prospectus supplement.

CERTIFICATEHOLDER RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities evidencing not less than 51 percent of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the agreement and in and to the assets other than as a securityholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of securities entitled to at least 51 percent of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each rating agency with a net worth at the time of an appointment of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending an appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         The holders of at least 66 2/3 percent of the voting rights allocated to the respective classes of certificates affected by any event of default will be entitled to waive an event of default; provided, however, that an event of default involving a failure to distribute a required payment to securityholders described in clause (a) under "Events of Default" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

         No securityholder will have the right under any pooling and servicing agreement to institute any proceeding to his rights as a securityholder unless the holder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25 percent of the voting rights have made written requests upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee,


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however, is under no obligation to exercise any of the trusts powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under a pooling and servicing agreement. The trustee is also under no obligation to institute, conduct, or defend any litigation arising under a pooling and servicing agreement or in relation to the authority granted to it under a pooling and servicing agreement at the request, order or direction of any of the holders of securities covered by any pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in connection with any litigation arising from the trustee's role as trustee under any pooling and servicing agreement.

AMENDMENT

         Each trust agreement, each pooling and servicing agreement and the indenture may be amended by the parties, without the consent of any of the holders of securities covered by the agreement:

         -   to cure any ambiguity;

         - to correct, modify or supplement any provision in this prospectus that may be inconsistent with any other provision in this prospectus;

         - to make any other provisions with respect to matters or questions arising under the agreement that are not materially inconsistent with the provisions; or

         - to comply with any requirements imposed by the Internal Revenue tax code; provided that the amendment other than an amendment for the purpose specified in clause above will not as evidenced either by an opinion of counsel or by the confirmation of each rating agency that the credit ratings assigned to the securities will not be downgraded, withdrawn or, adversely affect in any material respect the interests of any holder of securities covered by the agreement.

         Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of securities affected thereby evidencing not less than 66 2/3 percent of the voting rights, for any purpose; provided, however, that no amendment may (a) reduce in any manner the amount of or delay the timing of, payments received or advanced on assets that are required to be distributed on any security without the consent of the holder of the security, (b) adversely affect in any material respect the interests of the holders of any class of securities in any additional manner not described above, without the consent of the holders of all securities of a class or (c) modify the provisions of the agreement described in this paragraph without the consent of the holders of all securities covered by the agreement then outstanding. However, with respect to any series of securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related securities are outstanding.


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

THE TRUSTEE

         The trustee under each agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates and with any master servicer and its affiliates.

         The trustee, and any successor trustee, with respect to any series containing bonds offered hereunder, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the trustee's and any successor trustee's separate capital and surplus shall at all times be at least the amount specified in section 310(a)(2) of the Trust Indenture Act of 1939 and that the trustee and the successor trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the securities or the trust assets, or deposited into or withdrawn from the security account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the agreement.

MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the security account for any loss, liability or expense including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement incurred in connection with the trustee's:

         - enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the securityholders during the continuance of an event of default;

         - defending or prosecuting any legal action in respect of the related agreement or securities;

         - being the mortgagee of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired for the benefit of securityholders; and

         - acting or refraining from acting in good faith at the direction of the holders of the related series of securities entitled to not less than 25 percent or other percentage as is specified in the related agreement with respect to any particular matter of the voting rights for a series.


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

                  (a) provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee under the related agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in this prospectus.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under any trust agreement or pooling and servicing agreement by giving written notice to the depositor, the master servicer, if any, and all securityholders. Upon receiving a notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as such under any trust agreement or pooling and servicing agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, holders of the securities of any series entitled to at least 51 percent of the voting rights for a series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

TERMS OF THE INDENTURE

         The following summaries describe material provisions of the indenture. When particular provisions or terms used in the indenture are referred to, the actual provisions including definitions of terms are incorporated by reference as part of the summaries. We recommend that you read the related indenture in its entirety for a complete and detailed discussion of the terms of your securities.

General

         The indenture does not limit the amount of bonds that can be issued and provides that bonds of any series may be issued up to the aggregate principal amount that may be authorized from time to time by the depositor.


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

Modification of Indenture

         With the consent of the holders of not less than a majority in principal balance of the outstanding bonds of each series to be affected or, if fewer than all classes of a series would be affected, of each class to be affected, the trustee and the depositor may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the indenture relating to a series, or to a class or classes, or modify in any manner the rights of the holders of the bonds of a series, or of a class or classes. If any related supplemental indenture would adversely affect the holders of any senior bonds or of any subordinated bonds, then approval of holders of a majority in principal balance of the outstanding senior bonds or of the outstanding subordinated bonds, as the case may be, would also be required.

         Without the consent of the bondholders of each outstanding bond affected, however, no supplemental indenture may:

         - change the stated maturity date of the principal of, or timing of any installment of principal or interest on, any bond, reduce the principal amount or the interest or the redemption price or the time for redemption with respect, change the provisions relating to the application of proceeds of the trust estate to the payment of principal on the bonds, change any place where, or the currency in which, any bond or interest is payable, or impair the right to institute suit for payment on or after the maturity or, in the case of redemption, on or after the redemption date;

         - reduce the percentage in principal amount of bonds of the affected series whose holders must consent to any supplemental indenture or to any waiver of compliance with some of the provisions of the indenture or some of the defaults or their consequences;

         -   impair or adversely affect the collateral securing a series;

         - permit the creation of any lien ranking prior to or on a par with the lien of the indenture with respect to any part of the trust estate or terminate the lien of the indenture on any part of the trust estate or on any property at any time subject to the indenture or deprive the holder of the security afforded by the lien of the indenture;

         - change the definition of default under the indenture, or reduce the percentage of bondholders of bonds of any series whose consent is required to direct the trustee to liquidate the collateral for the series;

         - change any condition precedent for the redemption of any series of bonds; and

         - modify any of the provisions of the indenture with respect to supplemental indentures except to increase the percentage of outstanding bonds whose consent is required for any action or to provide that some of the other provisions of the indenture cannot be modified or waived without the consent of the bondholders of each outstanding bond of an affected class.

         The issuance of additional bonds in accordance with the provisions and limitations contained in a series supplement relating to outstanding bonds will be deemed not to have


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

changed the timing of any installment of principal of or interest on any outstanding class of bonds issued under the series supplement for purposes of requiring bondholder consent under the first bullet point above.

         The depositor and the trustee, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of bondholders, for the purpose of, among other things:

         - setting forth the terms of and security for any previously unissued series;

         - adding to the covenants of the depositor or the trustee for the benefit of the bondholders; and

         - curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the indenture, provided the interests of the bondholders would not be materially adversely affected.

         For purposes of the third bullet point above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular series if:

         - the trustee receives a letter or other writing from each rating agency rating the class or series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that rating agency to the class or series; and

         - the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of collateral, payment dates, record dates, accounting dates, terms of optional or mandatory redemption, application of surplus to the payment of a series or other payment terms established by the series supplement for the series.

Events of Default

         An event of default with respect to a series or class of bonds will be described in the related prospectus supplement. Generally, an event of default with respect to the senior bonds of a series and, so long as 91 days have passed during which no senior bond has been outstanding, a class of the subordinated bonds of a series is (a) failure to pay required interest and principal when any related available credit enhancement amount has been reduced to zero, (b) failure to pay principal in full prior to the stated maturity date for the bonds and (c) default in the performance of some of the covenants in the indenture and the continuation of the default for 60-days after notice to the depositor by the trustee or to the trustee and the depositor by the bondholders of at least 25 percent in principal amount of the bonds. Some events of bankruptcy, insolvency, reorganization or receivership of the depositor constitute an event of default for all bonds of a series.

         Generally, (a) a breach of a representation, warranty or covenant in the servicing agreement will not constitute an event of default under the indenture and (b) an event of default with respect to one series will not constitute an event of default with respect to any other series.


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         Within 90-days after the occurrence of any default that is, or with notice or the lapse of time or both would become, an event of default with respect to the bonds, the trustee is required under the indenture to transmit notice of a default, if known to the trustee, to all bondholders, unless a default shall have been cured or waived, or the trustee determines in good faith that the withholding of a notice is in the interest of the bondholders.

         If an event of default with respect to the senior bonds of a series occurs and is continuing, the bondholders of not less than 25 percent in principal balance of the outstanding senior bonds of a series may declare the principal of all of the bonds of a series to be immediately due and payable, by a notice in writing to the depositor and to the trustee. If an event of default with respect to the subordinated bonds of a series occurs and is continuing, the bondholders of not less than 25 percent in principal balance of the outstanding subordinated bonds and of the outstanding senior bonds, if any of the series may declare the principal of all of the bonds of the series to be immediately due and payable, by a notice in writing to the depositor and to the trustee. Any declaration may be rescinded by the bondholders of not less than a majority in principal balance of the outstanding bonds that were entitled to vote on the declaration. Following any declaration that is not rescinded, the trustee shall sell the collateral as described in the indenture. If an event of default has occurred and is continuing and no bonds of the series have been declared due and payable, or any declaration and its consequences has been rescinded, the trustee may, and on the direction of a majority in principal balance of the outstanding senior bonds or, if no senior bonds are outstanding, subordinated bonds shall give notice to the depositor of its election to preserve the trust estate, collect the proceeds and make and apply all payments in respect of the bonds in accordance with the indenture.

         Proceeds from the liquidation of the collateral for a series of bonds will be applied, after all required payments and reimbursements to the trustee, servicer, and any special servicer, in the order set forth in the series supplement and related prospectus supplement for a series of bonds. Declaration of acceleration and liquidation of the collateral under the foregoing procedures shall be the sole remedy for the bondholders upon an event of default. In the event that a series of bonds is declared due and payable, as described above, and the collateral securing the bonds is sold, the net proceeds from a sale may, in limited circumstances, be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding class of bonds of a series. Furthermore, in the event that the principal of the bonds of a series is declared due and payable, as described above, and the collateral securing a series is sold, the bondholders of any discount bonds may be entitled to receive no more than an amount equal to the unpaid principal amount less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

         Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any bondholders of the bonds of a series, unless the bondholders will have offered to the trustee reasonable security or indemnity. Subject to the provisions for indemnification and some of the limitations contained in the indenture, holders of a majority in principal amount of the outstanding senior bonds or the most senior of any subordinated bonds if no senior bonds are outstanding of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available



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

to the trustee or exercising any trust or power conferred on the trustee with respect to the bonds of a series; and the bondholders of the majority in principal amount of the outstanding senior bonds or the subordinated bonds if no senior bonds are outstanding of a series may, in some of the cases, waive any default with respect to a series.

         No bondholder of any of the bonds of a series will have the right to institute any proceeding with respect to the indenture, unless:

         - the bondholder previously has given to the trustee written notice of an event of default;

         - the bondholders of not less than 25 percent in principal amount of the outstanding senior bonds or the subordinate bonds if no senior bonds are outstanding of the same series have made written request upon the trustee to institute the proceedings in its own name as trustee and have offered the trustee reasonable indemnity;

         -   the trustee has for 60-days failed to institute any proceeding; and

         - no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding senior bonds, or the subordinated bonds if no senior bonds are outstanding, of a series.

         At the time as an event of default for a series is declared and so long as senior bonds of a series remain outstanding, the trustee will cease to act on behalf of the holders of subordinated bonds and will act only on behalf of the holders of the senior classes of bonds. The depositor is required under these circumstances to appoint a separate trustee for the holders of the subordinated bonds. The trustee may seek to act in a manner adverse to the holders of the senior bonds, and the action may result in a delay in disposition of the trust estate or the exercise of other remedies and, consequently, a delay in payment to the holders of the senior bonds. Should the depositor fail to appoint a separate trustee within 60-days after the event of default, the trustee will petition a court of competent jurisdiction to appoint a separate trustee.

Authentication and Delivery of Bonds

         The depositor may from time to time deliver bonds executed by it to the trustee and request that the trustee authenticate the bonds. Upon the receipt of the bonds and the request, and subject to the depositor's compliance with specified conditions specified in the indenture, the trustee will authenticate and deliver the bonds as the depositor may direct.

List of Bondholders

         Three or more bondholders of the bonds of a series, each of whom has owned a bond of a series for at least six months, may, by written request to the trustee, obtain access to the list of all bondholders of bonds of the same series or of all bonds, as specified in the request, maintained by the trustee for the purpose of communicating with other bondholders with respect to their rights under the indenture. The trustee may elect not to afford the requesting bondholders access


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to the list of bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting bondholders, to all of the bondholders.

Annual Compliance Statement

         The depositor will be required to file annually with the trustee a written statement as to fulfillment of its obligations under the indenture.

Reports to Bondholders

         On or before each payment date for a series, the trustee will transmit by mail to each bondholder of a series a report with respect to the principal balance of the bonds of a series held by a bondholder as of the immediately preceding payment date and the amount of principal, interest and premium, if any, paid with respect to the bonds of a series held by a bondholder since the immediately preceding payment date. The report also will include information regarding the levels of delinquencies and losses on the collateral, losses with respect to each related class of bonds, and the amount of servicing and master servicing fees paid with respect to the collateral in the related collateral pool for the applicable payment date.

Trustee's Annual Report

         The trustee under present law is required to mail each year to all registered bondholders of bonds of a series a brief report with respect to any of the following events that may have occurred within the previous year, but if no event has occurred, no report is required: any change in its eligibility and qualifications to continue as the trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of specified indebtedness owing by the depositor to it in the trustee's individual capacity, any change in the property and funds relating to a series physically held by the trustee as such, any additional issue of bonds of a series not previously reported, any change in the release or release and substitution of any property relating to a series subject to the lien of the indenture, and any action taken by it that materially affects the bonds or the trust estate for a series and that has not been previously reported. In any event, the trustee will make the information available to all bondholders on an annual basis.

Trustee

         The trustee for each series of bonds will be specified in the respective prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor or any of its affiliates.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may remove the trustee and appoint a successor trustee if the trustee ceases to be eligible to act as trustee under the indenture or if the trustee becomes insolvent or otherwise incapable of acting with respect to any series of bonds. The depositor may also remove the trustee and appoint a successor trustee for any series of bonds at any time provided that the depositor receives confirmation that the appointment of the successor trustee will not result in the lowering of the rating of that series of bonds. The trustee with respect to a


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series of bonds may also be removed at any time by the holders of a majority in principal amount of the bonds of the series then outstanding.

Satisfaction and Discharge of the Indenture

         The indenture will be discharged as to a series upon the cancellation of all of the bonds of the series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment or redemption.

Description Of Credit Support

GENERAL

         For any series of securities, credit support may be provided with respect to one or more classes or the related assets. Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance policies, the establishment of one or more reserve funds or other methods described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series, to the extent described in this prospectus.

         Credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire security balance of the securities together with interest. If losses or shortfalls occur that exceed the amount of credit support or that are not covered by credit support, securityholders will bear risk of loss. Moreover, if a form of credit support covers more than one series of securities each, a covered trust, holders of securities evidencing interests in any of the covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered trusts prior to the covered trust receiving any coverage.

         The prospectus supplement will include a description of the nature and amount of coverage under any credit support, any conditions to payment not otherwise described in this prospectus, the conditions, if any, under which the amount of coverage under a credit support may be reduced and under which a credit support may be terminated or replaced and the material provisions relating to credit support. Additionally, the prospectus supplement will set forth specified information with respect to the obligor under any instrument of credit support, including:

         -   a brief description of its principal business activities;

         - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         - if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         - its total assets, and its stockholders' or policyholders' surplus, if applicable.

         See "Risk Factors -- Availability of Credit Support Does Not Eliminate Risk of Loss on Securities."



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

MAINTENANCE OF CREDIT SUPPORT

         If credit support has been obtained for a series of securities, the master servicer, or other party specified in the related prospectus supplement, will be obligated to exercise its best reasonable efforts to keep or cause to be kept credit support in full force and effect throughout the term of the applicable agreement, unless coverage has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "-- Reduction or Substitution of Credit Enhancement." The master servicer or other party will be required to provide information required for the trustee to draw under any applicable credit support.

         The master servicer, or other party specified in the related prospectus supplement, will agree to pay the premiums for any instrument of credit support, if applicable, on a timely basis, in accordance with the terms of the related agreement. In the event the related insurer ceases to be qualified under applicable law to transact insurance business, a qualified insurer or coverage is terminated for any reason other than exhaustion of coverage, the master servicer or other party will use its best reasonable efforts to obtain from another qualified insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of a policy or bond. If the cost of the replacement policy is greater than the cost of a policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the master servicer, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any instrument of credit support, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that a restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and
(b) that an expenses will be recoverable by it through liquidation proceeds or insurance proceeds. If recovery under any instrument of credit support or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow normal practices and procedures, subject to the preceding sentence, as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event a determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with a restoration.

REDUCTION OR SUBSTITUTION OF CREDIT SUPPORT

         The amount of credit support provided with respect to any series of securities may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related agreement. Additionally, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related securities may be downgraded to a corresponding level, and the master servicer or a other party specified in the prospectus supplement will not be obligated to obtain



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replacement credit support in order to restore the rating of the securities. The master servicer or a other party will also be permitted to replace a credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to a downgraded level and in lower amounts which would satisfy a downgraded level, provided that the then-current rating of each class of the related series of securities is maintained.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the security account on any distribution date will be subordinated to the rights of the holders of senior securities. If so provided in the related prospectus supplement, subordination may apply only in the event of, or may be limited to, certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of subordinate securities, the circumstances in which subordination will be applicable and the manner, if any, in which the amount of subordination will be affected.

CROSS-SUPPORT PROVISIONS

         If the assets are divided into separate groups, each supporting a separate class or classes of securities, credit support may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE ASSETS

         If so provided in the prospectus supplement, the assets in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities.

LETTER OF CREDIT

         If so provided in the prospectus supplement, deficiencies in amounts otherwise payable on securities will be covered by one or more letters of credit, issued by a bank or financial institution specified in the related prospectus supplement, the L/C bank. Under a letter of credit, the L/C bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments and may otherwise be reduced as described in the related



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prospectus supplement. A copy of any letter of credit will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or identified classes will be covered by pool insurance policies, other insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related trust fund in the amount set forth in the related prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against identified losses by reason of damage to mortgaged properties caused by identified hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The amount and principal terms of any coverage will be set forth in the prospectus supplement.

MORTGAGOR BANKRUPTCY BOND

         If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the mortgage loans in a trust fund with respect to a series of securities may be covered under a mortgagor bankruptcy bond or any other instrument. Any mortgagor bankruptcy bond or other instrument will provide for coverage in an amount meeting the criteria of the rating agency or rating agencies rating the securities of the related series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any coverage will be set forth in the related prospectus supplement.

RESERVE FUND

         If so provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or identified classes will be covered by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination will be deposited, in the amounts so specified in the related prospectus supplement. The reserve funds may also be funded over time by depositing in this prospectus a specified amount of the distributions received on the related assets, as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund, together with the reinvestment income, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the securities. If so specified in the related prospectus



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supplement, reserve funds may be established to provide limited protection against only identified types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in this prospectus may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement, and may not be available for further application to the securities.

         Moneys deposited in any reserve funds will be invested in permitted investments. Reinvestment income or other gain from investments may be credited to the related reserve fund for a series, and any loss resulting from investments may be charged to a reserve fund. The income may be payable to any related master servicer or another service provider as additional compensation.

         Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance, the balance required to be maintained in this prospectus, the manner in which a required balance will decrease over time, the manner of funding, the purposes for which funds may be applied to make distributions to securityholders and use of investment earnings, if any.

OVERCOLLATERALIZATION

         If specified in the related prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets or groups, overcollateralization which is the excess of the aggregate principal balance of the related assets, or a group, over the security principal balance of the related class or classes of securities. The acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

CREDIT SUPPORT WITH RESPECT TO MBS

         If so provided in the prospectus supplement, the MBS in the related trust fund and/or the mortgage loans underlying the MBS may be covered by one or more of the types of credit support. The related prospectus supplement will specify each form of credit support, to the extent that information is material and available.

INSURANCE POLICIES ON THE MORTGAGE LOANS

         Each mortgage loan will be required to be covered by a hazard insurance policy as described in the following section and, in some cases, a primary insurance policy. In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies set forth in this prospectus or any related prospectus supplement and the coverage are only summaries of the material provisions



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and do not purport to be complete and are you are urged to read the to the forms of policies and the disclosure in the prospectus supplement for a complete discussion of the policies.

PRIMARY MORTGAGE GUARANTY INSURANCE POLICIES

         - Each mortgage loan having a loan-to-value ratio at origination of over 80 percent will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount exceeding 75 percent of the appraised value of the mortgaged property at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 80 percent; and

         - the asset seller will represent and warrant that, to the best of an entity's knowledge, the mortgage loans are so covered. The master servicer will have the ability to cancel any primary insurance policy if the loan-to-value ratio of the mortgage loan is reduced below 80 percent, or a lesser specified percentage, based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio based upon the current balance at that time to subsequently exceed the limits which would have required the coverage upon their origination.

         While the terms and conditions of the primary insurance policies issued by one primary mortgage insurer will differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

         - the insured percentage of the loss on the related mortgaged property;

         - the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; and

         - at the option of the primary insurer under the primary insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale of the related mortgaged property.

         The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest and reimbursement of the expenses, less:

         - rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;


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         -   hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

         -   amounts expended, but not approved by the primary insurer;

         -   claim payments previously made on the mortgage loan; and

         -   unpaid premiums and other amounts;

         As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         - advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         - in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy, ordinary wear and tear excepted; and

         - tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         The related agreement for a series generally will require that the master servicer maintain, or cause to be maintained, coverage under a primary insurance policy to the extent the coverage was in place on the cut-off date.

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy providing for the coverage as is required under the related mortgage or, if any mortgage permits the holder to dictate to the mortgagor the insurance coverage to be maintained on the related mortgaged property, then the coverage as is consistent with the servicing standard. The coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to in this discussion, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the security account. The agreement will provide that the master servicer may satisfy its obligation to cause each mortgagor to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring


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against hazard losses on the mortgage loans. If a blanket policy contains a deductible clause, the master servicer will be required to deposit in the security account all sums that would have been deposited in this prospectus but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other risks.

         The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80 percent to 90 percent, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each agreement for a trust fund will require the master servicer to cause the mortgagor on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the servicing standard, which insurance may include flood insurance, if the related mortgaged property was located at origination in a federally designated flood area or is included in a Federal Emergency Management agency remapping at any time during the life of the related mortgage loan.

         Under the terms of the mortgage loans, mortgagors generally will be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented claims is dependent upon the extent to which information in this regard is furnished to the master servicer by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either section 203(b), section 234 or section 235 of the Housing Act. Under section 203(b), FHA insures mortgage loans with original terms up to 30 years for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of



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
condominium units are insured by FHA under section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sale price, less seller paid closing costs for the property, up to specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the section 203(b) and section 234 programs.

         Under section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must have income within the limits prescribed by HUD at the time of initial occupancy, must occupy the property and must meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either (a) upon foreclosure or other acquisition of possession and conveyance of the mortgaged premises to HUD or (b) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon conveyance of the home to HUD is equal to 100 percent of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid at the debenture rate.

         When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for tax, insurance and similar payments made by it and to deduct specified amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs.


VA MORTGAGE GUARANTY


         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in specified instances, his or her spouse to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50 percent of the original principal amount of the mortgage loan up to a specified dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only where the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the


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guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA. This procedure is a VA No-Bid.

         Because there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary insurance policy may be required by the depositor for VA loans in excess of specified amounts. The amount of any additional coverage will be set forth in the related prospectus supplement.


                         LEGAL ASPECTS OF MORTGAGE LOANS


         The following discussion contains summaries, necessarily general in nature, of the material legal aspects of mortgage loans secured by single-family residential properties. Because legal aspects are governed primarily by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. These are summaries of the material applicable federal and state laws governing mortgage loans. See "Description of the Trust Funds -- Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as mortgages. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to an instrument, and the order of recordation of the instrument in the appropriate public recording office. The lien may be a first lien and/or junior lien. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trust, or the equivalent of a mortgagor, a trustee, a person or entity to whom the mortgaged property is conveyed in trust, and a beneficiary, the lender for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, mortgagor includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property to the trustee, which holds the property in trust, until the debt is paid. The trustee generally is granted the power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By


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executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, the applicable federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY


         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by a lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating an interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest in land other than the fee interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor or the asset seller will make representations and warranties with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representation and warranties, if applicable, will be set forth in the related prospectus supplement.


FORECLOSURE

   General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure under a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available that are either infrequently used or available only in limited circumstances, such as strict foreclosure.

   Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure


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may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   Equitable Limitations on Enforceability of Material Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that an effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., The mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to a sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a


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period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. After that, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

   REO Properties

         With respect to trust funds for which one or more REMIC elections exist, if title to any mortgaged property is acquired by the trustee on behalf of the securityholders, the master servicer or any related sub-servicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property by the end of the third taxable year after the taxable year of acquisition, unless (a) the IRS grants an extension of time to sell the property, or (b) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created under the agreement to fail to qualify as a REMIC under the Internal Revenue


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tax code. Subject to the foregoing, the master servicer or any related sub-servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related sub-servicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related sub-servicer of its obligations with respect to the REO property.

         In general, the master servicer or any related sub-servicer or an independent contractor employed by the master servicer or any related sub-servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related sub-servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related sub-servicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Internal Revenue tax code or a tax on prohibited transactions under sections 860F of the Internal Revenue tax code, referred to as an REO tax. To the extent that income the trust fund receives from an REO property is subject to a tax on
(a) net income from foreclosure property the income would be subject to federal income tax at the highest marginal corporate tax rate, currently 35 percent, or
(b) prohibited transactions, the income would be subject to federal income tax at a 100 percent rate. The determination as to whether income from an REO property would be subject to an REO tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related sub-servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100 percent rate on prohibited transactions, and the non-service portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100 percent rate applicable to prohibited transactions. Any REO tax imposed either on or from an REO property would reduce the amount available for distribution to securityholders. We recommend that securityholders consult their tax advisors regarding the possible imposition of REO taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences."

   Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to end the rights of the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercising their equity of redemption. The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay specified costs of the



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foreclosure action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut-off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year after the taxable year of foreclosure. With respect to a series of securities for which an election is made to qualify the trust fund or a part of the series of securities as a REMIC, the agreement will permit foreclosed property to be held for more than three years if the IRS grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for the additional period is permissible under the REMIC provisions.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS


         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting an election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to


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prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Some tax liens arising under the Internal Revenue Code of 1986, as amended, may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.


ENVIRONMENTAL LEGISLATION


         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended or CERCLA, a lender may be liable, as an owner or operator, for costs



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of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by the lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by the lender's obligor or by a prior owner. A lender also risks the liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by the lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The asset Conservation, Lender Liability and Deposit insurance Act of 1996, the 1996 Lender Liability Act, provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and, thus, decrease the likelihood that the trust fund will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended or RCRA, and state regulatory programs implemented pursuant to RCRA. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of owner under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that the costs, if imposed in connection with a mortgage loan included in a trust fund, could become a liability of the related trust in some circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the asset seller or depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, the master servicer has not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of the hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to securityholders.

         Under the agreement, the master servicer is not required to foreclose on any mortgaged property if one of its principal officers has actual knowledge that the property is contaminated with or affected by hazardous wastes or hazardous substances. If the master servicer does not foreclose on the mortgaged property underlying a defaulted mortgage loan, the amounts


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otherwise available to pay to the securityholders may be reduced. The master servicer will not be liable to the securityholders if it fails to foreclose on a mortgaged property that it believes may be so contaminated or affected, even if the mortgaged property is, in fact, not so contaminated or affected. Similarly, the master servicer will not be liable to the securityholders if the master servicer forecloses on a mortgaged property and takes title to a mortgaged property that is so contaminated or affected.


DUE-ON-SALE CLAUSES


         The mortgage loans will contain due-on-sale clauses unless the related prospectus supplement indicates otherwise. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some loans, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable under regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of the clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable under preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.


PREPAYMENT CHARGES


         Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Because many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of this type of restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.


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SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


APPLICABILITY OF USURY LAWS


         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under a state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of a state action will be eligible for inclusion in a trust fund unless (a) a mortgage loan provides for an interest rate, discount points and charges as are permitted in a state or (b) a mortgage loan provides that the terms shall be construed in accordance with the laws of another state under which an interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that a choice of law provision would be given effect.


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         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


ALTERNATIVE MORTGAGE INSTRUMENTS


         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this type of an action.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan ,including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6 percent during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full




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amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, if specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period. Thus, in the event that a mortgage loan affected by the Relief Act goes into default, delays and losses in payments may result.


FORFEITURES IN DRUG AND RICO PROCEEDINGS


         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 or the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (a) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (b) the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


ADDITIONAL LEGAL CONSIDERATIONS


         The mortgage loans are also subject to federal laws, including:

         - Regulation Z, which requires specified disclosures to the borrowers regarding the terms of the mortgage loans;

         - the Equal Opportunity Act and Regulation B promulgated, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         - the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject persons to damages and administrative enforcement.

                                 USE OF PROCEEDS


         Substantially all of the net proceeds to be received from the sale of each series of securities will be used to purchase the assets related to a series or to reimburse the amounts


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previously used to effect a purchase, the costs of carrying assets until the sale of the related securities and other expenses connected with pooling the assets and issuing the securities.


                         FEDERAL INCOME TAX CONSEQUENCES


         The following represents the opinion of Hunton & Williams as to the material federal income tax consequences of the purchase, ownership, and disposition of the securities being offered. The opinion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, and any change could apply retroactively. Because REMIC status may be elected with respect to a series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities. The discussion does not purport to deal with the federal income tax consequences to all categories of investors subject to special rules, such as foreign investors, some regulated entities and other investors subject to special rules. The discussion focuses primarily on investors who will hold the securities as capital assets, which generally means, property held for investment within the meaning of section 1221 of the Internal Revenue tax code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC provisions of the Internal Revenue tax code, have been issued by the Treasury, no currently effective regulations or other administrative guidance has been issued with respect to some provisions of the Internal Revenue tax code that are or may be applicable to securityholders, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and some other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this opinion is based on current law, and there can be no assurance that the IRS will not take positions that would be materially adverse to investors. Finally, the opinion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the securities. Consequently, we recommend that investors consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.


GENERAL


         Many aspects of the federal income tax treatment of the securities of a particular series will depend upon whether an election is made to treat the trust, or one or more segregated pools of trust assets, as a REMIC. The prospectus supplement for each series will indicate whether a REMIC election or elections will be made with respect to the related trust. For each series with respect to which one or more REMIC elections are to be made, Hunton & Williams, counsel to the depositor, is of the opinion that, assuming timely filing of a REMIC election or elections and compliance with the relevant trust agreement and other documents, the trust fund or one or more segregated pools of trust assets will qualify as one or more REMICs. For each series of mortgage pass-through certificates with respect to which a REMIC election is not to be made, Hunton & Williams is of the opinion that, assuming compliance with the relevant trust agreement and other documents, the trust will be treated as a grantor trust under subpart E, Part I of subchapter J of


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the Internal Revenue tax code or as a partnership and not as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation. In addition, for each series of collateralized mortgage bonds with respect to which a REMIC election is not to be made, Hunton & Williams is of the opinion that, assuming compliance with the relevant agreement and other documents, the bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the assets or an equity interest in a separate association taxable as a corporation. Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.


REMIC SECURITIES


         REMIC securities will be classified as either REMIC regular securities, which generally are treated as debt for federal income tax purposes, or residual securities, which generally are not treated as debt for those purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The prospectus supplement for each series of REMIC securities will indicate which of the securities of the series will be classified as REMIC regular securities and which will be classified as residual securities. REMIC securities held by a thrift institution taxed as a domestic building and loan association will constitute a regular or residual interest in a REMIC, as the case may be, within the meaning of section 7701(a)(19)(C)(xi) of the Internal Revenue tax code; and REMIC securities held by a real estate investment trust, or REIT, will constitute real estate assets within the meaning of section 856(c)(4)(A) of the Internal Revenue tax code; and interest on the securities will be considered interest on obligations secured by mortgages on real property as defined by section 856(c)(3)(B), all in the same proportion that the related REMIC's assets would so qualify. If 95 percent or more of the assets of a given series REMIC constitute qualifying assets for thrift institutions and REITs, the related REMIC securities and the income from those securities will be treated entirely as qualifying assets and income for those purposes. REMIC regular and residual securities held by a financial institution to which section 585 of the Internal Revenue tax code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Internal Revenue tax code. The REMIC regular securities generally will be qualified mortgages as defined by section 860G(a)(3) of the Internal Revenue tax code with respect to other REMICs. Effective September 1, 1997, REMIC regular securities held by a financial asset securitization investment trust or FASIT will qualify for treatment as permitted assets within the meaning of section 860L(c)(1)(G) of the Internal Revenue tax code. In the case of a series for which two or more series REMICs will be created, all series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related securities and the income will be treated as qualifying assets and income for these purposes. However, REMIC securities will not qualify as government securities for REITS and regulated investment companies or RICS in any case.

   Tax Treatment of REMIC Regular Securities

         Payments received by holders of REMIC regular securities generally should be accorded the same tax treatment under the Internal Revenue tax code as payments received on ordinary taxable corporate debt instruments. Except as described below for REMIC regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular securities will be treated as ordinary income to the securityholder and a principal payment on the securities will be treated as a return of capital to the extent that the


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securityholder's basis in the security is allocable to that payment. Holders of
REMIC regular, or residual, securities must report income from the securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or the master servicer will report annually to the IRS and to securityholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the securities.

         Under temporary Treasury regulations, holders of REMIC regular securities issued by single-class REMICs who are individuals, trusts, estates, or pass-through entities in which the investors hold interests may be required to recognize some amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (a) would be classified as an investment trust in the absence of a REMIC election or (b) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated
(a) a share of the REMIC's allocable investment expenses, i.e., Expenses normally allowable under section 212 of the Internal Revenue tax code, which may include servicing and administrative fees and insurance premiums and (b) a corresponding amount of additional income. Section 67 of the Internal Revenue tax code permits an individual, trust or estate to deduct miscellaneous itemized expenses, including section 212 expenses, only to the extent that the expenses, in the aggregate, exceed 2 percent of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC, either directly or through a pass-through entity, will recognize additional income with respect to the regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2 percent of its adjusted gross income. Any additional income will be treated as interest income. In addition, Internal Revenue tax code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount $128,950, or $64,475 in the case of a separate return by a married individual within the meaning of Internal Revenue tax code section 7703 for taxable year 2000 and adjusted for inflation each year following tax year 2000, will be reduced by the lesser of (a) 3 percent of the excess of adjusted gross income over the applicable amount, and (b) 80 percent of the amount of itemized deductions otherwise allowable for a taxable year. The amount of additional taxable income recognized by holders who are subject to the limitations of either section 67 or section 68 may be substantial and may reduce or eliminate the after-tax yield to holders of an investment in the securities of an affected series. Where appropriate, the prospectus supplement for a particular series REMIC will indicate that the holders of securities of a series may be required to recognize additional income as a result of the application of the limitations of either section 67 or section 68 of the Internal Revenue tax code. Non-corporate holders of REMIC regular securities evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the REMIC, are not deductible for purposes of the alternative minimum tax or AMT.

   Original Issue Discount

         Some classes of REMIC regular securities may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue tax code. In general, the original issue discount, if any, will equal the excess of the stated redemption price at maturity of the


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REMIC regular security, generally its principal amount, over its issue price.
Holders of REMIC regular securities as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.


         The amount of original issue discount required to be included in a REMIC regular securityholder's income in any taxable year will be computed in accordance with section 1272(a)(6) of the Internal Revenue tax code, which provides for the accrual of original issue discount under a constant yield method for some of the debt instruments, such as the REMIC regular securities, that are subject to prepayment by reason of prepayments of underlying obligations. Under section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular security generally is to be calculated based on:

         -        a single constant yield to maturity; and

         - the pricing prepayment assumptions, which means the prepayment rate for the related mortgage collateral, and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular security.

         No regulatory guidance currently exists under Internal Revenue tax code section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the master servicer or other person responsible for computing the amount of original issue discount to be reported to a REMIC regular securityholder each taxable year, the tax administrator, will except as otherwise provided, base its computations on Internal Revenue tax code section 1272(a)(6), existing final regulations governing the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Internal Revenue tax code section 1272(a)(6), the OID regulations, and other guidance, all as described below. However, there can be no assurance that the methodology represents the correct manner of calculating original issue discount on the REMIC regular securities. The tax administrator will account for income on some REMIC regular securities that provide for one or more contingent payments as described in "Federal Income Tax Consequences -- Original Issue Discount -- Interest weighted Securities and Non-VRDI Securities." Prospective purchasers should be aware that none of the depositor, the master servicer, any servicer or the trustee will make any representation that the assets underlying a series will in fact prepay at a rate conforming to the related pricing prepayment assumptions or at any other rate.


         The amount of original issue discount on a REMIC regular security is the excess, if any, of the security's stated redemption price at maturity over its issue price. Under the OID regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than qualified stated interest deemed principal payments. Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at (1) a single fixed rate or (2) a variable rate that meets some requirements set out in the OID regulations. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities." Thus, in the case of any REMIC regular security, the stated redemption price at maturity will


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equal the total amount of all deemed principal payments due on that security. In the case of any REMIC regular security that does not require unconditional payments of interest at least annually, the stated redemption price at maturity of the security will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular security generally will equal the initial price at which a substantial amount of securities of the same class is sold to the public.

         The OID regulations contain an aggregation rule under which two or more debt instruments issued in connection with the same transaction or related transactions, determined based on all the facts and circumstances, generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The aggregation rule, however, does not apply if the debt instrument is part of an issue:

         - a substantial portion of which is traded on an established market; and

         - a substantial portion of which is issued for cash, or property traded on an established market, to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions.

         In most cases, the aggregation rule will not apply to REMIC regular securities of different classes because one or both of the exceptions to the aggregation rule will have been met. Although the tax administrator currently intends to apply the aggregation rule to all REMIC regular interests in a series REMIC that are held by a related series REMIC, it generally will not apply the aggregation rule to REMIC regular securities for purposes of reporting to securityholders.

         Under a de minimis rule, a REMIC regular security will be considered to have no original issue discount if the amount of original issue discount is less than 0.25 percent of the security's stated redemption price at maturity multiplied by the weighted average maturity, or WAM of all deemed principal payments. For that purpose, the WAM of a REMIC regular security is the sum of the amounts obtained by multiplying the amount of each deemed principal payment by a fraction, the numerator of which is the number of complete years from the security's issue date until the payment is made, and the denominator of which is the security's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the Internal Revenue tax code, it is expected that the WAM of a REMIC regular security will be computed using the pricing prepayment assumptions. A REMIC regular securityholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the security are received or, if earlier, upon disposition of the security, unless the securityholder makes the all OID election described below in the discussion immediately following.

         REMIC regular securities of some series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the securities is lower than the rate payable during the remainder of the life of the securities teaser securities. Under some circumstances, those securities, referred to as teaser securities may be considered to have a de minimis amount of original issue discount even though the amount of


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original issue discount on the securities would be more than de minimis determined as described above if, the stated interest on a teaser security would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on the security that is measured against the de minimis amount of original issue discount allowable on the security is the greater of:

         - the excess of the stated principal amount of the security over its issue price; and

         - the amount of interest that would be necessary to be payable on the security in order for all stated interest to be qualified stated interest.

         The holder of a REMIC regular security generally must include in gross income the sum, for all days during his taxable year in which he holds the REMIC regular security, of the daily portions of the original issue discount on the security. In the case of an original holder of a REMIC regular security, the daily portions of original issue discount with respect to the security generally will be determined by allocating to each day in any accrual period the security's ratable portion of the excess, if any, of (1) the sum of (a) the present value of all payments under the security yet to be received as of the close of the period plus (b) the amount of any deemed principal payments received on the security during the period over (2) the security's adjusted issue price at the beginning of the period. The present value of payments yet to be received on a REMIC regular security is to be computed using the pricing prepayment assumptions and the security's original yield to maturity, adjusted to take into account the length of the particular accrual period, and taking into account deemed principal payments actually received on the security prior to the close of the accrual period. The adjusted issue price of a REMIC regular security at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the security at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any deemed principal payments received on the security during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular security will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of the security.

         The yield to maturity of a regular security is calculated based on (a) the pricing prepayment assumptions and (b) any contingencies not already taken into account under the pricing prepayment assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of mandatory redemptions, that are taken into account by the parties in pricing the regular security typically will be subsumed in the pricing prepayment assumptions and thus will be reflected in the security's yield to maturity. The tax administrator's determination of whether a contingency relating to a class of regular securities is more likely than not to occur is binding on each holder of a regular security of a class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the security is different from that of the tax administrator.

         In many cases, REMIC regular securities will be subject to optional redemption before their stated maturity dates. Under the OID regulations, the depositor will be presumed to exercise


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its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the security is lower than it would be if the security were not redeemed early. If the depositor is presumed to exercise its option to redeem the securities, original issue discount on the securities will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the securities of a particular series are issued at par or at a discount, the depositor will not be presumed to exercise its option to redeem the securities because a redemption by the depositor would not lower the yield to maturity of the securities. If, however, some securities of a particular series are issued at a premium, the depositor may be able to lower the yield to maturity of the securities by exercising its redemption option. In determining whether the depositor will be presumed to exercise its option to redeem securities when one or more classes of the securities is issued at a premium, the tax administrator will take into account all classes of securities that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the securities of the classes were issued at a premium, the tax administrator will presume that the depositor will exercise its option. However, the OID regulations are unclear as to how the redemption presumption rules should apply to instruments such as the securities, and there can be no assurance that the IRS will agree with the tax administrator's position.

         A REMIC regular security having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a security, immediately after its acquisition, exceeds the sum of all deemed principal payments to be received on the security after the acquisition date, the security will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the security by the amount of amortizable premium. See "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium." If the subsequent holder's adjusted basis in the security, immediately after the acquisition, exceeds the adjusted issue price of the security, but is less than or equal to the sum of the deemed principal payments to be received on the security after the acquisition date, the amount of original issue discount on the security will be reduced by a fraction, the numerator of which is the excess of the security's adjusted basis immediately after its acquisition over the adjusted issue price of the security and the denominator of which is the excess of the sum of all deemed principal payments to be received on the security after the acquisition date over the adjusted issue price of the security. For that purpose, the adjusted basis of a REMIC regular security generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular security having original issue discount may make the all OID election described below in the following discussion with respect to the security.

         The OID regulations provide that a securityholder generally may make an election, an all OID election, to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular security, reduced by any acquisition premium or amortizable premium, under the constant yield method used to account for original issue discount. To make the all OID election, the holder of the security must attach a statement to its timely filed federal income tax return for


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the taxable year in which the holder acquired the security. The statement must identify the instruments to which the election applies. An all OID election is irrevocable unless the holder obtains the consent of the IRS. If an all OID election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" below. In addition, if an all OID election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium." Securityholders should be aware that the law is unclear as to whether an all OID election is effective for a security that is subject to the contingent payment rules. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."

         If the interval between the issue date of a current interest security and the first distribution date contains more days than the number of days of stated interest that are payable on the first distribution date, the effective interest rate received by the securityholder during the first distribution period will be less than the security's stated interest rate, making the security a teaser security. If the amount of original issue discount on the security measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the security, the amount by which the stated interest on the security exceeds the interest that would be payable on the security at the effective rate of interest for the first distribution period would be treated as part of the security's stated redemption price at maturity. Accordingly, the holder of a teaser security may be required to recognize ordinary income arising from original issue discount in the first distribution period in addition to any qualified stated interest that accrues in that period.

         Similarly, if the first distribution period is shorter than the interval between subsequent distribution dates, the effective rate of interest payable on a security during the first distribution period will be higher than the stated rate of interest if a securityholder receives interest on the first distribution date based on a full accrual period. Unless the pre-issuance accrued interest rule described below in the following discussion applies, this type of security, known as a rate bubble security, would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a rate bubble security attributable to the first distribution period would be the amount by which the interest payment due on the first distribution date exceeds the amount that would have been payable had the effective rate for that period been equal to the stated interest rate. However, under the pre-issuance accrued interest rule, if:

         - a portion of the initial purchase price of a rate bubble security is allocable to interest that has accrued under the terms of the security prior to its issue date, known as pre-issuance accrued interest; and

         - the security provides for a payment of stated interest on the first distribution date within one year of the issue date that equals or exceeds the amount of the pre-issuance


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                  accrued interest, the security's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest.

         If the securityholder opts to apply the pre-issuance accrued interest rule, the portion of the interest received on the first distribution date equal to the pre-issuance accrued interest would be treated as a return of the interest and would not be treated as a payment on the security. Thus, where the pre-issuance accrued interest rule applies, a rate bubble security will not have original issue discount attributable to the first distribution period, provided that the increased effective interest rate for that period is attributable solely to pre-issuance accrued interest, as typically will be the case. The tax administrator intends to apply the pre-issuance accrued interest rule to each rate bubble security for which it is available if the security's stated interest otherwise would be qualified stated interest. If, however, the first distribution period of a rate bubble security is longer than subsequent payment periods, the application of the pre-issuance accrued interest rule typically will not prevent disqualification of the security's stated interest because its effective interest rate during the first distribution period will be less than its stated interest rate. Thus, a REMIC regular security with a long first distribution period typically will be a teaser security, as discussed above. The pre-issuance accrued interest rule will not apply to any amount paid at issuance for a teaser security that is nominally allocable to interest accrued under the terms of the security before its issue date. All amounts paid for a teaser security at issuance, regardless of how designated, will be included in the issue price of the security for federal income tax accounting purposes.

         It is not entirely clear how income should be accrued with respect to a REMIC regular security, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such a security, known as an interest weighted security, the tax administrator will take the position that an interest weighted security does not bear qualified stated interest, and will account for the income as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities." Some interest weighted securities may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal super-premium securities. Super-premium securities technically are issued with amortizable premium. However, because of their close similarity to other interest weighted securities it appears more appropriate to account for super-premium securities in the same manner as for other interest weighted securities. Consequently, in the absence of further administrative guidance, the tax administrator intends to account for super-premium securities in the same manner as other interest weighted securities.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular securities, we recommend that each investor consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on the securities for federal income tax purposes.


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   Variable Rate Securities

         A REMIC regular security may pay interest at a variable rate. A variable rate security that qualifies as a variable rate debt instrument as that term is defined in the OID regulations known as a VRDI, will be governed by the rules applicable to VRDIs in the OID regulations, which are described below. A variable rate security qualifies as a VRDI under the OID regulations if:

         - the security is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of the noncontingent principal amount and the WAM, as that term is defined above in the discussion of the de minimis rule, of the security and (b) 15 percent of the noncontingent principal amount;

         - stated interest on the security compounds or is payable unconditionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate, or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

         - the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate, i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the security and ends one year following that day; and

         Under Treasury regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular security provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the security, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a security if the values of all rates on the issue date of the security are within 25 basis points of each other.

         A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate or cap, a restriction or restrictions on the minimum stated interest rate, known as a floor, a restriction or restrictions on the amount of increase or decrease in the stated interest rate known as a governor, or other similar restriction only if: (a) the cap, floor, governor, or similar restriction is fixed throughout the term of the related security or (b) the cap, floor, governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the security to be significantly less or significantly more than the expected yield on the security determined without a cap, floor, governor, or similar restriction, as the case may be. Although the OID regulations are unclear, it appears that a VRDI,


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the principal rate on which is subject to a cap, floor, or governor that itself is a qualified floating rate, bears interest at an objective rate.


         An objective rate is a rate, other than a qualified floating rate that:

         -        is determined using a single fixed formula;

         -        is based on objective financial or economic information; and

         - is not based on information that either is within the control of the issuer or a related party or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer's or related party's stock.

         That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate disregarding some caps, floors, and governors.

         If interest on a variable rate security is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

         All interest payable on a variable rate security that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate, is treated as qualified stated interest. The amount and accrual of original issue discount on that type of security, known as a single rate VRDI security, is determined, in general, by converting the security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above to the hypothetical fixed rate security. Qualified stated interest or original issue discount allocable to an accrual period with respect to a single rate VRDI security also must be increased or decreased if the interest actually accrued or paid during an accrual period exceeds or is less than the interest assumed to be accrued or paid during an accrual period under the related hypothetical fixed rate security.

         Except as provided below, the amount and accrual of original issue discount on a variable rate security that qualifies as a VRDI but is not a single rate VRDI security, known as a multiple rate VRDI security, is determined by converting the security into a hypothetical equivalent fixed rate security that has terms that are identical to those provided under the multiple rate VRDI security, except that the hypothetical equivalent fixed rate security will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the multiple rate VRDI security. A multiple rate VRDI security that provides for a qualified floating rate or


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rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A multiple rate VRDI security that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the multiple rate VRDI security. Qualified stated interest or original issue discount allocable to an accrual period with respect to a multiple rate VRDI security must be increased or decreased if the interest actually accrued or paid during an accrual period exceeds or is less than the interest assumed to be accrued or paid during an accrual period under the hypothetical equivalent fixed rate security.

         The amount and accrual of original issue discount on a multiple rate VRDI security that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate other than an initial fixed rate that is intended to approximate the subsequent variable rate is determined using the method described above for all other multiple rate VRDI securities except that prior to its conversion to a hypothetical equivalent fixed rate security, the multiple rate VRDI security is treated as if it provided for a qualified floating rate or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the multiple rate VRDI security as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC regular securities of some series may provide for interest based on a weighted average of the interest rates on some or all of the REMIC's assets. Under the OID regulations, it appears that weighted average securities relating to a REMIC whose assets consist exclusively of ARM loans bear interest at objective rates, provided the ARM loans themselves bear interest at qualified floating rates. However, under the OID regulations, weighted average securities relating to a REMIC whose assets do not bear interest at qualified floating rates known as non-objective weighted average securities or NOWA securities, do not bear interest at an objective or a qualified floating rate and, consequently, do not qualify as VRDIs. Accordingly, unless and until the IRS provides contrary administrative guidance on the income tax treatment of NOWA securities, the tax administrator intends to account for the income on the securities as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."

         REMIC regular securities of some series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate, inverse floater securities. Under the OID regulations, those securities, known as inverse floater securities, generally bear interest at objective rates, because their rates either constitute a qualified inverse floating rate under those regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if the securities are not issued at an excess premium and their interest rates otherwise meet the test for qualified stated interest, the income on the securities will be accounted for under the rules applicable to VRDIs described above. However,



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an inverse floater security may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the assets held by the related REMIC, in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of the inverse floater securities, the tax administrator intends to account for the income on the securities as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities."

   Interest Weighted Securities and Non-VRDI Securities

         The treatment of a NOWA security, a variable rate security that is issued at an excess premium, any other variable rate security that does not qualify as a VRDI, each, a non-VRDI security or an interest weighted security, is unclear under current law. The OID regulations contain provisions known as the contingent payment regulation, that address the federal income tax treatment of debt obligations that provide for one or more contingent payments. Under the contingent payment regulations, any variable rate debt instrument that is not a VRDI is classified as a contingent payment obligation. However, the contingent payment regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Internal Revenue tax code. In the absence of further guidance, the tax administrator will account for Non-VRDI securities, interest weighted securities, and other REMIC regular securities that are contingent payment obligations in accordance with Internal Revenue tax code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on the securities based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the related pricing prepayment assumptions and the interest payments that are expected to be made on the securities based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a weighted average security, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the security pay down pro rata.

         The method described in the foregoing paragraph for accounting for interest weighted securities and Non-VRDI securities is consistent with Internal Revenue tax code section 1272(a)(6) and the legislative history. Because of the uncertainty with respect to the treatment of the securities under the OID regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI securities and interest weighted securities, particularly with respect to the method that should be used to account for the income on the securities, we recommend that each investor consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on the securities for federal income tax purposes.

   Anti-Abuse Rule

         Concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID regulations, in a way that produce unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule on the


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

same date as the issuance of the OID regulations. The regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

   Market Discount

         A subsequent purchaser of a REMIC regular security at a discount from its outstanding principal amount or, in the case of a REMIC regular security having original issue discount, its adjusted issue price will acquire the security with market discount. The purchaser generally will be required to recognize the market discount, in addition to any original issue discount remaining with respect to the security, as ordinary income. A person who purchases a REMIC regular security at a price lower than the remaining outstanding deemed principal payments but higher than its adjusted issue price does not acquire the security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount." A REMIC regular security will not be considered to have market discount if the amount of the market discount is de minimis, i.e., less than the product of:

         - 0.25 percent of the remaining principal amount of the security or, in the case of a REMIC regular security having original issue discount, the adjusted issue price of the security; multiplied by

         -        the WAM of the security remaining after the date of purchase.

         Regardless of whether the subsequent purchaser of a REMIC regular security with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular security having original issue discount, any deemed principal payments, are received, in an amount equal to the lesser of (a) the amount of the principal payment received or (b) the amount of market discount that has accrued but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or subsequently, to recognize market discount currently on an uncapped accrual basis, known as the current recognition election. The IRS has set forth in Revenue Procedure 92-67 the manner in which a current recognition election may be made. In addition, a purchaser may make an all OID election with respect to a REMIC regular security purchased with market discount. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above.


         Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular security with market discount generally may elect to accrue the market discount either:

         -        on the basis of a constant interest rate;


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         -        in the case of a REMIC regular security not issued with
                  original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of the period; and

         - in the case of a REMIC regular security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of the period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC regular security on the basis of a constant interest rate.

Regardless of which computation method is elected, the pricing prepayment assumptions must be used to calculate the accrual of market discount.

         A securityholder who has acquired any REMIC regular security with market discount generally will be required to treat a portion of any gain on a sale or exchange of the security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, the securityholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the security to the extent they exceed income on the security. Any deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a regular securityholder makes a current recognition election or an all OID election, the interest deferral rule will not apply.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular security subject to redemption at the option of the depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular securities. We recommend that prospective investors in REMIC regular securities consult their own tax advisors as to the application of the market discount rules to those securities.

   Amortizable Premium

         A purchaser of a REMIC regular security who purchases the security at a premium over the total of its deemed principal payments may elect to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the securities. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular security will be calculated using the pricing prepayment assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular security and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular security, the election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired by the holder, and will be irrevocable without the consent of the IRS. We recommend that


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purchasers who pay a premium for the REMIC regular securities consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Amortizable premium on a REMIC regular security that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a securityholder would not be able to amortize any premium on a REMIC regular security that is subject to optional redemption at a price equal to or greater than the securityholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the security will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the security at the time of the deemed reissuance will be amortized on the basis of (a) the original principal amount and maturity date or (b) the price and date of any succeeding optional redemption, under the principles described above. Under the contingent payment regulations, a secondary market purchaser of a non-VRDI security or an interest weighted security at a premium generally would continue to accrue interest and determine adjustments on the security based on the original projected payment schedule devised by the issuer of the security. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" in this prospectus. The holder of such a security would allocate the difference between its basis in the security and the adjusted issue price of the security as negative adjustments to the accruals or projected payments on the security over the remaining term of the security in a manner that is reasonable -- e.g., based on a constant yield to maturity.

   Consequences of Realized Losses

         Under section 166 of the Internal Revenue tax code, both corporate holders of REMIC regular securities and non-corporate holders that acquire REMIC regular securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular securities become wholly or partially worthless as the result of one or more realized losses on the underlying assets. However, a non-corporate holder that does not acquire a REMIC regular security in connection with its trade or business will not be entitled to deduct a loss under Internal Revenue tax code section 166 until its REMIC regular security becomes wholly worthless, i.e., Until its outstanding security principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a REMIC regular security will be required to accrue original issue discount income with respect to the security without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a realized loss is allocated to the security or until such earlier time as it can be established that any reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular security could exceed significantly the amount of economic income actually realized by the holder in a period. Although the holder of a REMIC regular security eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of a loss or reduction in


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income. Accordingly, we recommend that holders of REMIC regular securities consult with their own tax advisors with respect to the federal income tax consequences of realized losses on original issue discount.

         The tax administrator will adjust the accrual of original issue discount on REMIC regular securities in a manner that it believes to be appropriate to reflect realized losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that the method will not have an adverse effect upon the holders of REMIC regular securities.

   Gain or Loss on Disposition

         If a REMIC regular security is sold, the securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of the security to the securityholder, increased by any original issue discount or market discount previously includable in the securityholder's gross income with respect to the security, and reduced by the portion of the basis of the security allocable to payments on the security, other than qualified stated interest, previously received by the securityholder and by any amortized premium. Similarly, a securityholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular security will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the security. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular security generally will be capital gain or loss. The gain or loss will be long-term gain or loss if the security is held as a capital asset for more than the applicable long-term capital gain holding period.

         If the holder of a REMIC regular security is a bank, thrift, or similar institution described in section 582 of the Internal Revenue tax code, any gain or loss on the sale or exchange of the REMIC regular security will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the security by the securityholder during his holding period is less than the amount that would have been includable in income if the yield on that security during the holding period had been 110 percent of a specified U.S. Treasury borrowing rate as of the date that the securityholder acquired the security. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular security that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the security that was not previously includable in income, the applicable Internal Revenue tax code provision contains no such limitation.

         A portion of any gain from the sale of a REMIC regular security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a conversion transaction within the meaning of section 1258 of the Internal Revenue tax code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the


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transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120 percent of the appropriate applicable federal rate, which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         Currently, the highest marginal individual income tax bracket is 39.6 percent. The alternative minimum tax rate for individuals is 26 percent with respect to AMT income up to $175,000 and 28 percent with respect to alternative minimum tax rate income over $175,000. The highest marginal federal tax rate applicable to individuals with respect to net capital gain on assets held for one year or less generally is 28 percent. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35 percent for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains also is 35 percent.


TAX TREATMENT OF RESIDUAL SECURITIES

   Overview

         Residual securities will be considered residual interests in the series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet specified continuing qualification requirements, and a REMIC election must be in effect. See "REMIC Qualification." A series REMIC generally will be treated as a pass-through entity for federal income tax purposes, i.e., As not subject to entity-level tax. All interests in a series REMIC other than the residual securities must be regular interests, i.e., REMIC regular securities. As described in "Tax Treatment of Regular Securities," a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as a debt instrument for federal income tax purposes. REMIC regular securities will generate interest and original issue discount deductions for the REMIC. As a residual interest, a residual security represents the right to stated principal and interest on the security, if any, and the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the residual securityholders. Thus, REMIC taxable income or loss will be allocated pro rata to the residual securityholders, and each residual securityholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in residual securities should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC regular securities have been retired, which may not occur until well beyond the date on which the last payments on residual securities are made. In addition, because of the way in which REMIC taxable income is calculated, a residual securityholder may recognize phantom income, i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles, which will be matched in later years by a corresponding tax loss or reduction in



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taxable income, but which could lower the yield to residual securityholders due to the lower present value of the loss or reduction.

         A portion of the income of residual securityholders in specified series of REMICs will be treated unfavorably in three contexts:

         - it may not be offset by current or net operating loss deductions;

         - it will be considered unrelated business taxable income, or UBTI, to tax-exempt entities; and

         - it is ineligible for any statutory or treaty reduction in the 30 percent withholding tax otherwise available to a foreign residual securityholder.

         The concepts presented in this overview are discussed more fully below.


TAXATION OF RESIDUAL SECURITYHOLDERS


         A residual securityholder will recognize his share of REMIC taxable income or loss for each day during his taxable year on which he holds the residual security. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a residual security is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular securities, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular securities, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC regular securities, premium amortization and servicing fees on the assets, the administration expenses of the REMIC and the REMIC regular securities, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a prohibited transaction. See "Federal Income Tax Consequences -- REMIC Securities -- REMIC-Level Taxes." The deduction of REMIC expenses by residual securityholders who are individuals is subject to specified limitations as described in "Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Some Types of Investors -- Individuals and Pass-through Entities."

         The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a residual securityholder is limited to the securityholder's adjusted basis in the residual security as of the end of that quarter or time of disposition of the residual security, if earlier, determined without taking into account the net loss for that quarter. A residual securityholder's basis in its residual security initially is equal to the price paid for the security.


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

The basis is increased by the amount of income recognized with respect to the residual security and decreased but not below zero by the amount of distributions made and the amount of net losses recognized with respect to that security. The amount of the REMIC's net loss allocable to a residual securityholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related residual security. The ability of residual securityholders to deduct net losses with respect to a residual security may be subject to additional limitations under the Internal Revenue tax code, as to which securityholders should consult their tax advisors. A distribution with respect to a residual security is treated as a non-taxable return of capital up to the amount of the residual securityholder's adjusted basis in his residual security. If a distribution exceeds the adjusted basis of the residual security, the excess is treated as gain from the sale of the residual security.

         Although the law is unclear in some respects, a residual securityholder effectively should be able to recover some or all of the basis in his residual security as the REMIC recovers the basis of its assets through either the amortization of premium on REMIC's assets or the allocation of basis to principal payments received on the REMIC's assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all residual securities and REMIC regular securities. In general, the issue price of a REMIC regular security of a particular class is the initial price at which a substantial amount of the securities of the class is sold to the public. In the case of a REMIC regular security of a class not offered to the public, the issue price is either the price paid by the first purchaser of the security or the fair market value of the property received in exchange for the security, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

         The assets of some series of REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax Consequences -- REMIC Securities -- Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium," the premium on REMICs assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the securities. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the residual securityholders. It should be noted, however, that the law concerning the amortization of premium on mortgage loans and mortgage certificates is unclear in some respects. If the IRS were to contend successfully that part or all of the premium on the REMIC's assets underlying some series of REMIC is not amortizable, the residual securityholders would recover the basis attributable to the unamortizable premium only as principal payments are received on the assets or upon the disposition or worthlessness of their residual securities. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a residual securityholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon the structure of the particular series REMIC and the rate of prepayment on the mortgage loans



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comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular series REMIC.

         The assets of some series of REMICs may have bases that are less than their principal amounts. In such a case, a residual securityholder will recover the basis in his residual security as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         A portion of the REMIC's taxable income may be subject to special treatment. That portion, known as excess inclusion income, generally is any taxable income beyond that which the residual securityholder would have recognized had the residual security been a conventional debt instrument bearing interest at 120 percent of the applicable long-term federal rate based on quarterly compounding as of the date on which the residual security was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for some investors. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of residual Securityholders Limitations on Offset or Exemption of REMIC Income" and "Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Some Types of Investors."


LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME


         Generally, a residual securityholder's taxable income for any taxable year may not be less than the securityholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the residual securities over the product of
(a) 120 percent of the long-term applicable federal rate that would have applied to the residual securities if they were debt instruments for federal income tax purposes on the date of their issuance and (b) the adjusted issue price of the residual securities at the beginning of the related quarterly period. For this purpose, the adjusted issue price of a residual security at the beginning of a quarter is the issue price of the residual security, increased by the amount of the daily accruals of REMIC income for all prior quarters, and decreased by any distributions made with respect to the residual security prior to the beginning of the quarterly period. If the residual securityholder is an organization subject to the tax on UBTI imposed by Internal Revenue tax code section 511, the residual securityholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a residual security that generate excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, residual securityholders that are foreign persons will not be entitled to any exemption from the 30 percent withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Some Foreign Holders of REMIC Securities -- Residual Securities."


NON-RECOGNITION OF SOME TRANSFERS FOR FEDERAL INCOME TAX PURPOSES


         In addition to the limitations specified above, the REMIC regulations provide that the transfer of a noneconomic residual interest to a United States person will be disregarded for tax



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purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual security will constitute a noneconomic residual interest unless, at the time the interest is transferred:

         - the present value of the expected future distributions with respect to the residual security equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs; and

         - the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue.

         If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the residual security and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, i.e., the transferor has improper knowledge. Under an applicable safe harbor, a transferor is presumed not to have improper knowledge if:

         - the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due; and

         - the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

         Proposed Treasury regulations issued on February 4, 2000, would modify that safe harbor, however. Under the new proposed regulations, a transfer of a noneconomic residual interest would not qualify under the safe harbor unless, in addition to the requirements noted above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (a) any consideration given to the transferee to acquire the interest, (b) the expected future distributions on the interest, and (c) any anticipated tax savings associated with holding the interest as the REMIC generate losses. For purposes of that calculation, present value generally is calculated using a discount rate equal to the applicable federal rate. The new proposed regulations indicate that the effective date for the safe harbor modifications could be as early as February 4, 2000. Limitations also exist with respect to transfers of some residual interests to foreign investors. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Some Foreign Holders of REMIC Securities -- Residual Securities."



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OWNERSHIP OF RESIDUAL INTERESTS BY DISQUALIFIED ORGANIZATIONS


         The Internal Revenue tax code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest such as a residual security by the United States, any state or state political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization other than a farmers' cooperative described in section 521 of the Internal Revenue tax code that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative, each a disqualified organization. A corporation is not treated as an instrumentality of the United States or any state or political subdivision if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by a governmental unit.

         First, the REMIC status of any REMIC created after March 31, 1988 is dependent upon the presence of reasonable arrangements designed to prevent a disqualified organization from acquiring record ownership of a residual interest. Residual interests in series REMICs, including residual securities, are not offered for sale to disqualified organizations. Furthermore:

         - residual interests in series REMICs will be registered as to both principal and any stated interest with the trustee or its agent and transfer of a residual interest may be effected only (a) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (b) through a book entry system maintained by the trustee;

         - the applicable trust agreement will prohibit the ownership of residual interests by disqualified organizations; and

         - each residual interest instrument will contain a legend providing notice of that prohibition.

         Consequently, each series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by disqualified organizations.

         Second, the Internal Revenue tax code imposes a one-time tax on the transferor of a residual interest to a disqualified organization. The one-time tax equals the product of (a) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (b) the highest marginal federal income tax rate applicable to corporations. Under the REMIC regulations, the anticipated excess inclusions with respect to a transferred residual interest must be based on (a) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (b) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the disqualified organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a


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disqualified organization, the transferee is subject to the one-time tax. Upon the request of the transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. For that purpose, the term agent includes a broker, nominee, or other middleman. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a disqualified organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the disqualified organization promptly disposes of the residual interest and the transferor pays the amounts as the Secretary may require.

         Third, the Internal Revenue tax code imposes an annual tax on any pass-through entity, i.e., RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Internal Revenue tax code section 1381, that owns a direct or indirect interest in a residual interest, including a residual security, if record ownership of an interest in the pass-through entity is held by one or more disqualified organizations. The tax imposed equals the highest corporate rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by disqualified organizations. The same tax applies to a nominee who acquires an interest in a residual security on behalf of a disqualified organization. For example, a broker that holds an interest in a residual security in street name for a disqualified organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the disqualified organization is a record holder. Any tax of this kind imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of section 562(c) of the Internal Revenue tax code solely because the RIC or REIT allocates a tax expense only to the shares held by disqualified organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a disqualified organization, and the pass-through entity does not have actual knowledge that the affidavit is false.

         If an electing large partnership holds a residual security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(c) of the Internal Revenue tax code. The exception to this tax, otherwise available to a pass-through entity that is furnished the specific affidavits as described above, is not available to an electing large partnership.

         The applicable trust agreement will provide that no record or beneficial ownership interest in a residual security may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant the required consent to a proposed transfer only if it receives:


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         -        an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual security as a nominee or agent for a disqualified organization; and

         - a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual security.

         The Internal Revenue tax code and the REMIC regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable trust agreement will provide for the tax administrator or an affiliate to perform information services as may be required for the application of the one-time tax. If a residual securityholder transfers an interest in a residual security in violation of the relevant transfer restrictions and triggers the information requirement, the tax administrator or the affiliate may charge the residual securityholder a reasonable fee for providing the information.


SPECIAL CONSIDERATIONS FOR SOME TYPES OF INVESTORS


         Dealers in securities. Residual securityholders that are dealers in securities should be aware that under Treasury regulations, the mark-to-market regulations, relating to the requirement under section 475 of the Internal Revenue tax code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of residual securities should consult with their tax advisors regarding the possible application of the mark-to-market regulations.

         Tax-Exempt Entities. Any excess inclusion income with respect to a residual security held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Internal Revenue tax code provisions, substantially all income on a residual security including non-excess inclusion income is to be treated as UBTI. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders."

         Individuals and Pass-Through Entities. A residual securityholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the series REMIC under section 212 of the Internal Revenue tax code only to the extent that the amount of the fees or expenses, when combined with the securityholder's other miscellaneous itemized deductions for the taxable year, exceeds 2 percent of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold residual securities indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are:

         -        continuously offered in a public offering;

         -        regularly traded on an established securities market; and


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         -        held by no fewer than 500 persons at all times during the
                  taxable year.

         In addition, that limitation will apply to individuals, trusts, or estates that hold residual securities through any other person (a) that is not generally subject to federal income tax and (b) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Internal Revenue tax code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount $128,950, or $64,475 in the case of a separate return by a married individual within the meaning of Internal Revenue tax code section 7703 for taxable year 2000 and adjusted for inflation each of the following years, will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for the taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a residual securityholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC residual securities also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to a REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a residual security indirectly through an interest in a RIC, common trust fund or one of the corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that residual security.

         Employee Benefit Plans. See "Federal Income Tax Consequences -- Residual Securities -- Special Considerations for Some Types of Investors -- Tax-exempt Entities" and "ERISA Considerations."

         REITS and RICS. If the residual securityholder is a REIT and the REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in residual securities could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or NOL carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholder. See "Federal Income Tax Consequences -- Residual Securities -- Special Considerations for Some Types of Investors -- Foreign Residual Securityholders." Moreover, because residual securityholders may recognize phantom income, a REIT contemplating an investment in residual securities should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Internal Revenue tax code. The same rules regarding excess inclusion will apply to a residual securityholder that is a RIC, common trust fund, or one of the corporations doing business as a cooperative.

         A residual security held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from the residual security will be treated as qualifying interest income for REIT purposes, to the same extent. If 95 percent or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100 percent of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from the interests will be treated as qualifying


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REIT interest. The REMIC regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC securities constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95 percent of the assets of a series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a residual security apparently is limited to the REIT's adjusted basis in the security. REITs should be aware that 100 percent of the interest income derived by a REIT from a residual interest in the REMIC may not be treated as qualifying REIT interest if the REMIC holds mortgage loans that provide for interest that is contingent on mortgagor profits or property appreciation.

         Significant uncertainty exists with respect to the treatment of a residual security for purposes of the various asset composition requirements applicable to RICs. A residual security should be treated as a security, but probably will not be considered a government security for purposes of section 851(b)(4) of the Internal Revenue tax code. Moreover, it is unclear whether a residual security will be treated as a voting security under that Internal Revenue tax code section. Finally, because the REMIC will be treated as the issuer of the residual security for purposes of that section, a RIC would be unable to invest more than 25 percent of the value of its total assets in residual securities.

         Partnerships. Partners in a partnership that acquires a residual security generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the residual security. The partnership itself is not subject to tax on income from the residual security other than excess inclusion income that is allocable to partnership interests owned by disqualified organizations.

         Foreign Residual Securityholders. Some adverse tax consequences may be associated with the holding of the residual securities by a foreign person or with the transfer of the securities to or from a foreign person. See "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Some Foreign Holders of REMIC Securities -- Residual Securities."

         Thrift Institutions, Banks, and Other Financial Institutions. Residual securities will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95 percent or more of the assets of a given series REMIC are qualifying assets for thrift institutions, 100 percent of that REMIC's regular and residual interests would be treated as qualifying assets. In addition, the REMIC regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC securities will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95 percent of the assets of any series REMIC will be qualifying assets for thrift institutions throughout the REMIC's life. The amount of a residual security treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that residual security.


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         Generally, gain or loss arising from the sale or exchange of residual securities held by particular financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the residual securities. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions.


DISPOSITION OF RESIDUAL SECURITIES


         A residual securityholder will recognize gain or loss on the disposition of his residual security equal to the difference between the amount of proceeds, or the fair market value of any property, received and his adjusted basis in the residual security. If the holder has held the residual security for more than the applicable holding period, the gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and other financial institutions, however, gain or loss on the disposition of a residual security will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Securities -- Special Considerations for Some Types of Investors."

         A special version of the wash sale rules will apply to dispositions of residual securities. Under that version, losses on dispositions of residual securities generally will be disallowed where, within six months before or after the disposition, the seller of the securities acquires any residual interest in a REMIC or any interest in a taxable mortgage pool. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.


LIQUIDATION OF THE REMIC


         A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if the REMIC:

         -        adopts a plan of complete liquidation;

         - sells all of its non-cash assets within 90-days of the date on which it adopts the plan; and

         - distributes in liquidation all sale proceeds plus its cash other than amounts retained to meet claims against it to securityholders within the 90-day period.

         Under the REMIC regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.


TREATMENT BY THE REMIC OF ORIGINAL ISSUE DISCOUNT, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM


         Original Issue Discount. Generally, the REMIC's deductions for original issue discount expense on its REMIC regular securities will be determined in the same manner as for determining the original issue discount income of the holders of the securities, as described in


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"Federal Income Tax Consequences -- REMIC Securities -- Original Issue
Discount" without regard to the de minimis rule described in that section.

         Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in the mortgages is less than the adjusted issue prices of the mortgages. The REMIC's aggregate initial basis in its qualified mortgages and any other assets transferred to the REMIC on the startup day equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the qualified mortgages. The pricing prepayment assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.

         Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages, the REMIC will be considered to have acquired the mortgages at a premium equal to the amount of that excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described above under "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium," a REMIC that holds a qualified mortgage as a capital asset generally may elect under Internal Revenue tax code section 171 to amortize premium on that mortgage under a constant interest method, to the extent the mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the mortgagors on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, section 171 will not be available for the amortization of premium on the mortgage loans to the extent they were originated on or prior to September 27, 1985. The premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


REMIC-LEVEL TAXES


         Income from some transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of residual securityholders, but rather will be taxed directly to the REMIC at a 100 percent rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include:


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         -        the disposition of qualified mortgages other than in
                  connection with (a) the repurchase of a defective mortgage,
                  (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date,
                  (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of a convertible mortgage loan upon its conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest, and provided that other requirements are met or (g) a qualified liquidation of the REMIC;

         - the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold;

         -        the receipt of compensation for services by the REMIC; and

         - the receipt of gain from the disposition of cash-flow investments other than in connection with a qualified liquidation of the REMIC.

         A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was:

         - required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages; and

         -        made to facilitate a clean-up call.

         The REMIC regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10 percent of the original principal balance qualifies as a clean-up call. The REMIC regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a mortgagor under the terms of a convertible adjustable rate mortgage loan.

         In addition, a REMIC generally will be taxed at a 100 percent rate on any contribution to the REMIC after the closing date unless the contribution is a cash contribution that (a) takes place within the three-month period beginning on the closing date, (b) is made to facilitate a clean-up call, as described in the preceding paragraph or a qualified liquidation, (c) is a payment in the nature of a guarantee, (d) constitutes a contribution by the holder of the residual securities in the REMIC to a qualified reserve fund, or
(e) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of series REMICs generally will be designed to avoid the imposition of both the 100 percent tax on contributions and the 100 percent tax on prohibited transactions.

         To the extent that a REMIC derives some types of income from foreclosure property, generally income relating to dealer activities of the REMIC, it will be taxed on the income at the


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highest corporate income tax rate. It is not anticipated that any series REMIC will receive significant amounts of these types of income, although the relevant law is unclear.

         The organizational documents governing the REMIC regular and residual securities will be designed to prevent the imposition of the foregoing taxes on the related series REMIC in any material amounts. If any of the foregoing taxes is imposed on a series REMIC, the trustee will seek to place the tax burden on the person whose action or inaction gave rise to the taxes. To the extent that the trustee is unsuccessful in doing so, the burden of the taxes will be borne by any outstanding subordinated class of securities before it is borne by a more senior class of securities.


REMIC QUALIFICATION


         The trust underlying a series or one or more designated pools of assets held by the trust will qualify under the Internal Revenue tax code as a REMIC in which the REMIC regular securities and the residual securities will constitute the regular interests and the residual interests, respectively, if a REMIC election is in effect some tests concerning (a) the composition of the REMIC's assets and (b) the nature of the securityholders' interests in the REMIC are met on a continuing basis.


ASSET COMPOSITION


         In order for a trust or one or more designated pools of assets held by a trust to be eligible for REMIC status, substantially all of the assets of the trust or the designated pool must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the closing date and continuing after the closing date. This requirement is known as the asset qualification test. A REMIC will be deemed to satisfy the asset qualification test if no more than a de minimis amount of its assets, i.e., assets with an aggregate adjusted basis that is less than 1 percent of the aggregate adjusted basis of all the REMIC's assets, are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is either transferred to the REMIC on the closing date or purchased by the REMIC under a fixed price contract within a three-month period . A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each series REMIC will be treated as qualified mortgages.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve, called a qualified reserve fund, that is maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow


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investments, or interest shortfalls on qualified mortgages caused by prepayments of those mortgages. A qualified reserve fund will be disqualified if more than 30 percent of the gross income from the assets in a fund for the year is derived from the sale of property held for less than three months, unless a sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a qualified reserve fund exceeds a reasonably required amount, it must be reduced promptly and appropriately. Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held for more than three taxable years after the taxable year of acquisition, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant an extension, but any extension shall not extend the grace period beyond the date which is six years after the date the foreclosure property is acquired.


INVESTORS' INTERESTS


         In addition to the foregoing asset qualification requirements, the various interests in a REMIC must meet other specific requirements. All of the interests in a REMIC must be issued on the closing date or within a specified 10-day period and belong to either of the following: (a) one or more classes of regular interests or (b) a single class of residual interests on which distributions are made pro rata. In the case of a series that includes residual securities, the residual interest will be represented by the residual securities.

         If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC regulations, interest payments or similar amounts are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125 percent of the specified principal amount of the regular interest. Under the REMIC regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular security to be recharacterized as a residual interest if interest payments on the security consist of a specified portion of the interest payments on qualified mortgages and that portion does not vary during the period that the security is outstanding. None of the REMIC regular securities will have an issue price that exceeds 125 percent of their respective specified principal amounts unless interest payments on those securities consist of a specified nonvarying portion of the interest payments on one or more of the REMIC's qualified mortgages.


         A REMIC interest qualifies as a regular interest if:

         -        it is issued on the startup day with fixed terms;

         -        it is designated as a regular interest;

         -        it entitles its holder to a specified principal amount; and


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         -        if it pays interest, that interest either (a) constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC regulations, is payable at a variable rate with respect to that principal amount.

         Under the REMIC regulations, the following rates are permissible variable rates for REMIC regular interests:

         - a qualified floating rate set at a current value as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" without regard to the rules in the OID regulations limiting the use of caps, floors, and governors with respect to the rate;

         - a rate equal to the highest, lowest, or average of two or more qualified floating rates, e.g., A rate based on the average cost of funds of one or more financial institutions; and

         - a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence.

         Under the REMIC regulations, the presence of a ceiling or floor on the interest payable on a variable rate interest will not prevent the interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with the regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages.

         The Internal Revenue tax code requires that some arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests, including REMIC residual securities, by organizations that are not subject to federal income tax, are described in "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Residual Securityholders -- Ownership of Residual Interests by Disqualified Organizations." Series REMICs will be structured to provide for those arrangements.


CONSEQUENCES OF DISQUALIFICATION


         If a series REMIC fails to comply with one or more of the Internal Revenue tax code's ongoing requirements for REMIC status during any taxable year, the Internal Revenue tax code provides that its REMIC status may be lost for that year and the following years. If REMIC status is lost, the treatment of the former REMIC and the interests in the REMIC for federal


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income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Internal Revenue tax code or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular securities may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a taxable mortgage pool, as described in "Federal Income Tax Consequences -- REMIC Securities -- Taxable Mortgage Pools." If a series REMIC were treated as a taxable mortgage pool, any residual income of the REMIC, i.e., Interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular securities and any administrative expenses of the REMIC, would be subject to corporate income tax at the taxable mortgage pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular securities would be treated as stock interests in that corporation, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular securities would be deductible by the former REMIC. In the latter two cases, the residual securities also would be treated as stock interests in the taxable mortgage pool or association, respectively. The Internal Revenue tax code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. The regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXABLE MORTGAGE POOLS


         Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages. These entities are called taxable mortgage pools. Any entity other than a REMIC, a FASIT or a REIT will be considered to be a taxable mortgage pool if:

         - substantially all of the assets of the entity consist of debt obligations and more than 50 percent of the obligations consist of real estate mortgages;

         - the entity is the obligor under debt obligations with two or more maturities; and

         - under the terms of the debt obligations on which the entity is the obligor, payments on the obligations bear a relationship to payments on the obligations held by the entity.

         Furthermore, a group of assets held by an entity can be treated as a separate taxable mortgage pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC bonds to avoid the application of the taxable mortgage pool rules.


TAXATION OF SOME FOREIGN HOLDERS OF REMIC SECURITIES

   REMIC Regular Securities

         Interest, including original issue discount, paid on a REMIC regular security to a nonresident alien individual, foreign corporation, or other non-United States person, a foreign person, generally will be treated as portfolio interest and, therefore, will not be subject to any


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United States withholding tax, provided that (a) the interest is not effectively connected with a trade or business in the United States of the securityholder, (b) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification that the beneficial owner of the security is a foreign person, called foreign person certification,
(c) the foreign person is not a 10 percent shareholder within the meaning of section 871(h)(3)(B) of the Internal Revenue tax code or a controlled foreign corporation as described under section 881(c)(3)(C) of the Internal Revenue tax code, and (d) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the securityholder fails to meet the conditions listed above, interest, including original issue discount, paid on a security may be subject to either a 30 percent withholding tax or 31 percent backup withholding. See "Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

   Residual Securities

         Amounts paid to residual securityholders who are foreign persons are treated as interest for purposes of the 30 percent, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by residual securityholders who are foreign persons generally qualifies as portfolio interest exempt from the 30 percent withholding tax only to the extent that (a) the assets of the trust REMIC are mortgage certificates that are issued in registered form, (b) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (c) the securityholder meets the requirements listed under "Federal Income Tax Consequences -- REMIC Securities -- Taxation of Some Foreign Holders of REMIC Securities -- REMIC Regular Securities." Because mortgage loans are not issued in registered form, amounts received by residual securityholders who are foreign persons will not be exempt from the 30 percent withholding tax to the extent the amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, the amounts paid generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual security is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Internal Revenue tax code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, i.e., Where the residual securities, as a class, do not have significant value. Further, a residual securityholder will not be entitled to any exemption from the 30 percent withholding tax or a reduced treaty rate on excess inclusion income.

         Under the REMIC regulations, a transfer of a residual security that has tax avoidance potential will be disregarded for federal income tax purposes if the transferee is a foreign person. A residual security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30 percent of the excess inclusion, and that each amount will be distributed no later than the close of the calendar year following the calendar year of accrual. This is known as the 30 percent test. A transferor of a residual security to a foreign person will be presumed to have had a reasonable expectation that the residual security satisfies the 30 percent test if that test would be satisfied for all mortgage loan prepayment rates between 50 percent and 200 percent of the pricing prepayment assumption. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount." If a foreign person transfers a residual security to a United States person and the transfer, if respected,


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would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the residual security will continue to be subject to 30 percent withholding as though the foreign person still owned the residual security. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a residual security.

   Backup Withholding

         Under federal income tax law, a securityholder may be subject to backup withholding under certain circumstances. Backup withholding may apply to a securityholder who is a United States person if the securityholder, among other things:

         - fails to furnish his social security number or other taxpayer identification number or TIN to the trustee;

         -        furnishes the trustee an incorrect TIN;

         -        fails to report properly interest and dividends; and

         - under certain circumstances, fails to provide the trustee or the securityholder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the securityholder is not subject to backup withholding.

         Backup withholding applies, under some circumstances, to a securityholder who is a foreign person if the securityholder fails to provide the trustee or the securityholder's securities broker with foreign person certification. Backup withholding applies to reportable payments, which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular securities or REMIC residual securities. The backup withholding rate is 31 percent for payments made on or after January 1, 1993. Backup withholding, however, does not apply to payments on a security made to some exempt recipients, such as tax-exempt organizations, and to some foreign persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.


REPORTING AND TAX ADMINISTRATION

   REMIC Regular Securities

         Reports will be made at least annually to holders of record of REMIC regular securities, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (a) interest paid or accrued on the securities, (b) original issue discount, if any, accrued on the securities, and
(c) information necessary to compute the accrual of any market discount or the amortization of any premium on the securities.

   Residual Securities


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         For purposes of federal income tax reporting and administration, a series REMIC generally will be treated as a partnership, and the related residual securityholders as its partners. A series REMIC will file an annual return on Form 1066 and will be responsible for providing information to residual securityholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that this information actually will be supplied by the trustee or the master servicer. The REMIC regulations require reports to be made by a REMIC to its residual securityholders each calendar quarter in order to permit the securityholders to compute their taxable income accurately. A person that holds a residual security as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30-days of receiving the reports. A REMIC is required to file all of the quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Internal Revenue tax code, a series REMIC's taxable year will be the calendar year.

         Residual securityholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their residual securities have been paid in full.

         Under the REMIC regulations, a residual securityholder must be designated as the REMIC's tax matters person, or TMP. The TMP generally has responsibility for overseeing and providing notice to the other residual securityholders of administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the residual securities of the same series would be able to participate in the proceedings in appropriate circumstances. It is expected that either the depositor, the master servicer or an affiliate of either will acquire a portion of the residual interest in each series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the residual securityholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a residual security is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100 percent of the residual securities for the entire calendar year. Otherwise, each holder of a residual security is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a residual security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A series REMIC typically will not register as a tax shelter under Internal Revenue tax code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a residual security as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person for whom the interest is held and other specified information.

   Net Withholding Regulations


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         The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulation generally will be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.


NON-REMIC CERTIFICATES

   Treatment of the Trust Fund for Federal Income Tax Purposes

         In the case of each series of mortgage pass-through certificates with respect to which no REMIC election is made, the trust fund will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Internal Revenue tax code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a non-REMIC certificate will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the certificate in question, to be received on the assets assigned to a trust fund for federal income tax purposes.


TREATMENT OF THE NON-REMIC CERTIFICATES FOR FEDERAL INCOME TAX PURPOSES

   Generally

         The types of non-REMIC certificates offered in a series may include:

         - securities evidencing ownership interests only in the interest payments on the assets assigned to a trust fund, net of fees, called IO securities;

         - securities evidencing ownership interests in the principal, but not the interest, payments on the assets, called PO securities;

         - securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets, called ratio securities; and

         - securities evidencing ownership in equal percentages of the principal and interest payments on the assets, called pass-through securities.

         The federal income tax treatment of non-REMIC securities other than pass-through securities, called strip securities, will be determined in part by section 1286 of the Internal Revenue tax code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the strip securities, and we recommend that potential investors consult their own tax advisors concerning the treatment of these securities.


         Several Internal Revenue tax code sections provide beneficial treatment to some taxpayers that invest in particular types of mortgage assets. For purposes of those Internal Revenue tax code sections, pass-through securities will be characterized with reference to the assets in the trust, but it is not clear whether the strip securities will be so characterized. The IRS could take the position that the character of the assets is not attributable to the strip securities for purposes of those sections. However, because the strip securities represent sole ownership rights


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in the principal and interest payments on the assets, the strip securities, like the pass-through securities, should be considered to represent real estate assets within the meaning of section 856(c)(4)(A) of the Internal Revenue tax code, and loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue tax code, and interest income attributable to the securities should be considered to represent interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Internal Revenue tax code, to the extent that the trust assets would qualify for the treatment.

         One or more classes of non-REMIC certificates may be subordinated to one or more other classes of certificates of the same series. In general, this subordination should not affect the federal income tax treatment of either the subordinated or senior non-REMIC certificates. However, to the extent indicated in the relevant prospectus supplement, holders of the subordinated non-REMIC certificates will be allocated losses that otherwise would have been borne by the holders of the more senior certificates. Holders of the subordinated non-REMIC certificates should be able to recognize any losses no later than the taxable year in which they become realized losses. We recommend that employee benefit plans subject to ERISA consult their own tax advisor before purchasing any subordinated non-REMIC certificate. See "ERISA Considerations" in the prospectus supplement.

   Treatment of Pass-Through Securities

         The holder of a pass-through security generally will be treated as owning a pro rata undivided interest in each of the assets of the trust fund. Accordingly, each pass-through securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. The securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a pass-through security directly or through a pass-through entity will be entitled to deduct these fees and expenses under section 212 only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2 percent of its adjusted gross income.

         In addition, Internal Revenue tax code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, $128,500, or $64,475 in the case of a separate return by a married individual within the meaning of Internal Revenue tax code section 7703 for taxable year 2000 and adjusted for inflation each year following taxable year 2000, will be reduced by the lesser of (a) 3 percent of the excess of adjusted gross income over the applicable amount, and (b) 80 percent of the amount of itemized deductions otherwise allowable for the taxable year. Non-corporate holders of pass-through securities also should be aware that miscellaneous itemized deductions, are not deductible for purposes of the AMT. Each pass-through securityholder generally will determine its net income or loss with respect to the trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.


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         The Internal Revenue tax code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to non-REMIC certificates generally are the same as those that apply to REMIC regular securities. See the discussions under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" and "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and "-- Amortizable Premium."

         For instruments to which it applies, Internal Revenue tax code section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (a) a single constant yield to maturity and (b) the pricing prepayment assumptions. As in the case of REMIC regular securities, Internal Revenue tax code section 1272(a)(6) applies to non-REMIC securities, but no regulations have been issued describing the application of that section to the non-REMIC securities. Nonetheless, unless and until administrative guidance to the contrary is released, the tax administrator intends to account for the non-REMIC certificates in the same manner as it would account for a class of REMIC regular securities with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the tax administrator's position.

         It is anticipated that most or all of the assets securing any series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or some other origination charges by the borrower if the discount attributable to the payments exceeds the de minimis amount. If the trust contains assets purchased for a price below its outstanding principal amount, pass-through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of the assets. Moreover, if the assets were purchased for less than their adjusted issue prices, pass-through securityholders generally will be required to take into account market discount, unless the amount of the market discount is de minimis under the market discount rules. Finally, pass-through securityholders generally may elect to amortize any premium paid for assets over their outstanding principal amounts. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Federal Income Tax Consequences -- REMIC Securities -- Tax Treatment of REMIC Regular Securities."

   Treatment of Strip Securities

         Many aspects of the federal income tax treatment of the strip securities are uncertain. The discussion below describes the treatment that tax counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. We recommend that potential investors, consult their own tax advisors with respect to the federal income tax treatment of the strip securities.

         Under section 1286 of the Internal Revenue tax code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of stripped coupons with respect to the separated rights to interest payments and stripped bonds with respect to the principal and any unseparated interest payments associated with that principal.


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The issuance of IO or PO securities effects a separation of the ownership of the interest and principal payments on some or all of the assets in the trust. In addition, the issuance of ratio securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Therefore, strip securities will be subject to section 1286.

         For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (a) on the date that the stripped interest is purchased and (b) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to the stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity or, in the case of a stripped coupon, the amount payable on the due date of the coupon over its issue price. Treasury regulations under section 1286, called the Stripping Regulations, however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether the amount would be de minimis, (a) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased, (b) an aggregation approach similar to the aggregation rule, as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" may be applied, and (c) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from the stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in some circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Strip Securities -- Determination of Income With Respect to Strip Securities."

         The application of section 1286 to the strip securities is not entirely clear under current law. That section could be interpreted as causing:

         - in the case of an IO security, each interest payment due on the assets to be treated as a separate debt instrument;

         - in the case of a ratio security entitled to a disproportionately high share of principal, each excess principal amount, i.e., the portion of each principal payment on the assets that exceeds the amount to which the ratio securityholder would have been entitled if he had held an undivided interest in the assets to be treated as a separate debt instrument; and

         - in the case of a ratio security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, section 1286 requires the purchase price of a strip security to be allocated among each of the rights to payment on the assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the


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debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments.

         Strip securities are designed to trade as whole investment units and, to the extent that any underwriter develops a secondary market for the strip securities, it anticipates that the strip securities would trade in the market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the security's purchase price to each separate payment on the assets in the trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a strip security is entitled should be treated as a single installment obligation. Although the OID regulations do not refer directly to debt instruments that are governed by section 1286 of the Internal Revenue tax code, the application of the OID regulations to these instruments is consistent with the overall statutory and regulatory scheme. Therefore, the tax administrator intends to treat each strip security as a single debt instrument for income tax accounting purposes.

   Determination of Income with Respect to Strip Securities

         For purposes of determining the amount of income on a strip security that accrues in any period, the rules described above under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities," "-- Interested Weighted Securities and Non-VRDI Securities," and "-- Anti-Abuse Rule" and "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and "-- Amortizable Premium" will apply. PO securities, and some classes of ratio securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A strip security that would meet the definition of an interest weighted security or a weighted average security if it were a REMIC regular security is subject to the same tax accounting considerations applicable to the REMIC regular security to which it corresponds. Thus, as described in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" above, some aspects of the tax accounting treatment of those strip securities are unclear. Unless and until the IRS provides administrative guidance to the contrary, the tax administrator will account for a strip security in the manner described for the corresponding REMIC regular security. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount --Interest Weighted Securities and Non-VRDI Securities."

         If a PO security or a ratio security that is not considered a contingent payment obligation, known as an ordinary ratio security, subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of the securities generally will be required to include the original issue discount in income as described under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount." PO securities and ordinary ratio securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related security, either:


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         -        the amount of original issue discount on the security is
                  considered to be de minimis under the Stripping Regulations;
                  and

         - the annual stated rate of interest payable on the security is no more than one percent lower than the annual stated rate of interest payable on the mortgage loan from which the security was stripped.

         The holders of the securities generally would be required to include market discount in income in the manner described under "Federal Income Tax Consequences -- REMIC Securities -- Market Discount." Some classes of ordinary ratio securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of super-premium securities in "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount," holders of the ordinary ratio securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium."

   Purchase of Complementary Classes of Strip Securities

         Strip securities of some classes of the same series, called complementary securities, when held in combination, may provide an aggregate economic effect equivalent to that of a pass-through security based upon the same assets in the trust. When an investor purchases complementary securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that complementary securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under section 1286 of the Internal Revenue tax code would not be applied. Consequently, we recommend that investors who acquire complementary securities consult their own tax advisors as to the proper treatment of the securities.

   Possible Alternative Characterizations

         The IRS could assert that the strip securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each ratio security whose interest rate is higher than the net interest rate distributed from the trust fund taking into account all of the securities of that series, the net series rate, is to be treated as being composed of two securities: (a) a pass-through security of the same principal amount as the ratio security but generating interest at the net series rate; and (b) an IO security representing the excess of the rate on the ratio security over the net series rate. Similarly, a ratio security whose interest rate is lower than the net series rate could be treated as composed of a pass-through security with an interest rate equal to the net series rate and a PO security. Alternatively, the IRS could interpret section 1286 to require that each individual interest payment with respect to an IO security or a ratio security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that the stated maturity should be used to calculate yield on the non-REMIC certificates, the Contingent Payment Regulations should not apply to the IO securities, or the Contingent Payment Regulations should apply to the ordinary ratio securities. Given the variety of alternative treatments of the non-REMIC certificates and the different federal income tax consequences that could result from each alternative, we recommend that a potential investor consult its own tax advisor regarding the proper treatment of the non-REMIC securities for federal income tax purposes.


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   Limitations on Deductions with Respect to Strip Securities

         The holder of a strip security will be treated as owning an interest in each of the assets of the related trust and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a strip security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to the security as are applicable to holders of pass-through securities. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities."

   Sale of a Non-REMIC Certificate

         A sale of a non-REMIC certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in the certificate. The rules for computing the adjusted basis of a non-REMIC certificate are the same as in the case of a REMIC regular security. See "Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition." Gain or loss from the sale or other disposition of a non-REMIC certificate generally will be capital gain or loss to a certificateholder if the certificate is held as a capital asset within the meaning of section 1221 of the Internal Revenue tax code, and will be long-term or short-term depending on whether the certificate has been held for the long-term capital gain holding period, which is currently more than twelve months. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the certificateholder is a financial institution described in section 582 of the Internal Revenue tax code. See "Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition."

   Taxation of Some Foreign Holders of Non-REMIC Certificates

         Interest, including original issue discount, paid on a non-REMIC certificate to a foreign person generally is treated as portfolio interest and, therefore, is not subject to any United States tax, provided that (a) the interest is not effectively connected with a trade or business in the United States of the securityholder, and (b) the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification. If foreign person certification is not provided, interest, including original issue discount, paid on a non-REMIC certificate may be subject to either a 30 percent withholding tax or 31 percent backup withholding.

         In the case of some series, portfolio interest treatment will not be available for interest paid with respect to some classes of non-REMIC certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as portfolio interest and, therefore, is subject to United States withholding tax at a 30 percent rate or lower treaty rate, if applicable. IO securities and PO securities generally are treated, and ratio securities generally should be treated, as having been issued when they are sold to an investor. In the case of pass-through securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a pass-through security is attributable to mortgage loans issued on or before July 18, 1984, the interest will be subject to the 30 percent withholding tax. Moreover, to the extent that a ratio security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal


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Income Tax Consequences -- Non-REMIC Certificates -- Possible Alternative
Characterizations." Although recently enacted tax legislation denies portfolio interest treatment to some types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that the legislation will apply to deny portfolio interest to certificateholders who are foreign persons. However, because the scope of the new legislation is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of the legislation before purchasing a certificate.

   Backup Withholding

         The application of backup withholding to non-REMIC certificates generally is the same as in the case of REMIC securities. See "Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

   Reporting and Tax Administration

         For purposes of reporting and tax administration, the holders of non-REMIC certificates will be treated in the same fashion as the holders of REMIC regular securities. See "Federal Income Tax Consequences -- REMIC Securities -- Reporting and Tax Administration."


NON-REMIC COLLATERALIZED MORTGAGE BONDS


         For each series of non-REMIC Collateralized mortgage bonds, counsel to the depositor has rendered an opinion, based upon the facts as they exist, that in counsel's opinion, the bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the assets or an equity interest in a separate association taxable as a corporation. However, there are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the bonds. Accordingly, although that opinion will be based on existing law, there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS. If the IRS were to make and prevail upon the contention that the bonds did not constitute indebtedness for federal income tax purposes, the bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of the tax could result in a delay or shortfall in payments on the bonds.


         Because in counsel's opinion, the bonds will be treated as evidence of indebtedness for federal income tax purposes and not as ownership interests in the assets, securityholders should be aware that:

         - bonds held by a domestic building and loan association will not constitute qualifying assets for the building and loan association;

         - bonds held by a REIT will not constitute real estate assets or government securities within the meaning of Internal Revenue tax code section 856(c)(4)(A); and

         - income derived from the bonds will not be considered interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Internal Revenue tax code section 856(c)(3)(B).


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         Bonds held by a regulated investment company will not constitute government securities within the meaning of Internal Revenue tax code section 851(b)(4)(A)(i).


         Payments received by bondholders on the bonds generally should be accorded the same tax treatment under the Internal Revenue tax code as payments received on other taxable corporate bonds. Original issue discount will accrue on the bonds and will be taxable to bondholders in advance of receipt of the cash attributable to the accruals in the same manner in which original issue discount accrues on REMIC regular securities. See "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount" above. The trustee will report annually to the IRS and to bondholders of record with respect to accruals of original issue discount on the bonds. The rules regarding market discount and premium that are applicable to non-REMIC bonds generally are the same as those that apply to REMIC regular securities. See the discussions under "Federal Income Tax Consequences -- REMIC Securities -- Original Issue Discount -- Variable Rate Securities" and "Federal Income Tax Consequences -- REMIC Securities -- Market Discount" and " -- Amortizable Premium."

   Sale of a Non-REMIC Bond

         A sale of a non-REMIC bond prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in the bond. The rules for computing the adjusted basis of a non-REMIC bond are the same as in the case of a REMIC regular security. See "Federal Income Tax Consequences -- REMIC Securities -- Gain or Loss on Disposition."

   Taxation of Some Foreign Holders of Non-REMIC Bonds

         Interest, including original issue discount, paid on a non-REMIC bond to a foreign person generally is treated as portfolio interest and, therefore, is not subject to any United States tax, provided that:

         - the interest is not effectively connected with a trade or business in the United States of the bondholder;

         - the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification;

         - the foreign person is not a 10 percent shareholder within the meaning of section 871(b)(3)(B) of the Internal Revenue tax code or a controlled foreign corporation as described under section 881(c)(3)(C) of the Internal Revenue tax code; and

         - the foreign person is not a bank receiving interest on a loan made in the ordinary course of business.

         If the securityholder fails to meet the conditions listed above, interest, including original issue discount, paid on a non-REMIC bond may be subject to either a 30 percent withholding tax or 31 percent backup withholding. Interest, including original issue discount, paid on bonds to bondholders who are foreign persons will not be subject to withholding if the interest is effectively connected with a United States business conducted by the bondholder. The interest, including original issue discount, will, however, generally be subject to the regular United States income tax.


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   Backup Withholding

         The application of backup withholding to non-REMIC bonds generally is the same as in the case of REMIC securities. See "Federal Income Tax Consequences -- REMIC Securities -- Backup Withholding."

   Reporting and Tax Administration

         For purposes of reporting and tax administration, the holders of non-REMIC bonds will be treated in the same fashion as the holders of REMIC regular securities. See "Federal Income Tax Consequences -- REMIC Securities -- Reporting and Tax Administration."


PARTNERSHIP TRUST FUNDS

   Classification of Partnership Trust Funds

         With respect to each series of partnership certificates or partnership bonds, Hunton & Williams is of the opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion generally will be based on the assumption that the terms of the related agreement and related documents will be complied with and on counsel's conclusion that the nature of the income of the trust fund will except it from the rule that some publicly traded partnerships are taxable as corporations.

   Characterization of Investments in Partnership Certificates and Partnership Bonds

         For federal income tax purposes:

         - partnership certificates and partnership bonds held by a thrift institution taxed as a domestic building and loan association will not constitute loans secured by an interest in real property which is residential real property within the meaning of Internal Revenue tax code section 7701(a)(19)(C)(v);

         - interest on partnership bonds held by a real estate investment trust will not be treated as interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Internal Revenue tax code section 856(c)(3)(B);

         - partnership bonds held by a real estate investment trust will not constitute real estate assets within the meaning of Internal Revenue tax code section 856(c)(5)(A); and

         - interest on partnership certificates held by a real estate investment trust will qualify as interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Internal Revenue tax code section 856(c)(3)(B), and partnership certificates will constitute real estate assets within the meaning of Internal Revenue tax code section 856(c)(5)(A), in each case based on the real estate investments trust's proportionate interest in the assets of the partnership trust fund, determined based on capital accounts.


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TAXATION OF PARTNERSHIP BONDHOLDERS

   Treatment of the Partnership Bonds as Indebtedness

         The depositor will agree, and the bondholders will agree by their purchase of partnership bonds, to treat the partnership bonds as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the partnership bonds. However, with respect to each series of partnership bonds, Hunton & Williams is of the opinion that the partnership bonds will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the partnership bonds is correct.

         If, contrary to the opinion of counsel, the IRS successfully asserted that the partnership bonds were not debt for federal income tax purposes, the partnership bonds might be treated as equity interests in the partnership trust fund. In that event, the timing and amount of income allocable to holders of the partnership bonds may be different than as described in the following paragraph. In addition, if the partnership bonds are publicly offered or otherwise readily tradeable, the partnership trust fund could be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes.

         Partnership bonds generally will be subject to the same rules of taxation as regular securities issued by a REMIC, as described above, except that (a) income reportable on partnership bonds is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (b) the special rule treating a portion of the gain on sale or exchange of a regular security as ordinary income is inapplicable to partnership bonds. See "Federal Income Tax Consequences -- REMIC Securities Gain or Loss on Disposition."


TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

   Treatment of the Partnership Trust Fund as a Partnership

         If so specified in the applicable prospectus supplement, the depositor will agree, and the partnership bondholders and certificateholders will agree by their purchase of partnership certificates or partnership bonds to treat the partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the partnership trust fund, the partners of the partnership being the holders of the partnership certificates, including the depositor, and the partnership bonds, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the partnership trust fund, the partnership certificates, the partnership bonds, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, if one or more of the classes of partnership certificates have some features characteristic of debt, the partnership certificates might be considered debt of the depositor of the partnership trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the partnership certificates as equity in a


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partnership, described below. The following discussion assumes that the partnership certificates represent equity interests in a partnership.

   Partnership Taxation

         As a partnership, the partnership trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the partnership trust fund. It is anticipated that the partnership trust fund's income will consist primarily of interest earned on the trust fund's assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of trust fund's assets. The partnership trust fund's deductions will consist primarily of interest accruing with respect to the partnership bonds, servicing and other fees, and losses or deductions upon collection or disposition of partnership bonds.


         The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue tax code, Treasury regulations and the partnership agreements here, the agreement and related documents. The agreement will provide, in general, that the certificateholders will be allocated taxable income of the partnership trust fund for each due period equal to the sum of:

         - the interest that accrues on the partnership certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rates for the due period and interest on amounts previously due on the partnership certificates but not yet distributed;

         - any partnership trust fund income attributable to discount on the trust fund's assets that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and

         - any other amounts of income payable to the certificateholders for the due period.

         The allocation will be reduced by any amortization by the partnership trust fund of premium on the trust fund's assets that corresponds to any excess of the issue price of the partnership certificates over their principal amount. All remaining taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even through the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual basis and certificateholders may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay the taxes.

         Part or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement


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

account may constitute unrelated business taxable income generally taxable to a holder under the Internal Revenue tax code.

         A share of expenses of the partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the partnership trust fund.

         Discount income or premium amortization with respect to the trust fund's assets would be calculated in a manner similar to the description above under "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities" and "-- Premium and Discount." Notwithstanding the description, it is intended that the partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis with respect to the trust fund's assets rather than on an asset-by-asset basis. If the IRS were to require that the calculations be made separately for each asset, the partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the trust fund's assets will have been issued with original issue discount and, therefore, the partnership trust fund should not have original issue discount income. However, the purchase price paid by the partnership trust fund for the assets may be greater or less than the remaining principal balance of the assets at the time of the purchase. If so, assets will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Pass-Through Securities." As indicated above, the partnership trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

         If the partnership trust fund acquires assets at a market discount or premium, the partnership trust fund will elect to include any related discount in income currently as it accrues over the life of the assets or to offset any related premium against interest income on the assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination

         Under section 708 of the Internal Revenue tax code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50 percent or more of the capital and profits interests in the partnership trust fund are sold or exchanged within a 12-month period. If a termination occurs, it would cause a deemed contribution of the assets of a partnership trust fund, known as the old partnership, to a new partnership trust fund, known as the new partnership, in exchange for interests in the new partnership. The interests would be deemed distributed to the partners of the old partnership in liquidation of the partnership, which would


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

not constitute a sale or exchange. The partnership trust fund will not comply with some technical requirements that might apply when a constructive termination occurs. As a result, the partnership trust fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the partnership trust fund might not be able to comply due to lack of data.

   Disposition of Partnership Certificates

         Generally, capital gain or loss will be recognized on a sale of partnership certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership certificates sold. A certificateholder's tax basis in a partnership certificate will generally equal the holder's cost increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to a partnership certificate. In addition, both the tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include the holder's share of the partnership bonds and other liabilities of the partnership trust fund. A holder acquiring partnership certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership certificates, and, upon sale or other disposition of some of the partnership certificates, allocate a portion of the aggregate tax basis to the partnership certificates sold rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

         Any gain on the sale of a partnership certificate attributable to the holder's share of unrecognized accrued market discount on the trust fund assets generally would be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The partnership trust fund does not expect to have any other assets that would give rise to these special reporting considerations. Thus, to avoid those special reporting requirements, it is anticipated that a partnership trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the partnership certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

   Allocations Between Transferors and Transferees

         In general, the partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of partnership certificates owned by them as of the close of the last day of the due period. As a result, a holder purchasing partnership certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the accrual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the partnership trust fund might be reallocated among the


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

certificateholders. The depositor will be authorized to revise the partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 731 Distributions

         In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the certificate does not exceed the adjusted basis of the certificateholder's interest in the certificates. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

   Section 754 Election

         In the event that a certificateholder sells its partnership certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the partnership certificates than the selling certificateholder had. The tax basis of the partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the partnership trust fund were to file an election under section 754 of the Internal Revenue tax code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the partnership trust fund will not make the section 754 election. As a result, certificateholders might be allocated a greater or lesser amount of partnership trust fund income than would be appropriate based on their own purchase price for partnership certificates.

   Administrative Matters

         The trustee is required to keep or have kept complete and accurate books of the partnership trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the partnership trust fund and will report each certificateholder's allocable share of items of partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide for Schedule K-1 information to nominees that fail to provide the partnership trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership certificates. Generally, holders must file tax returns that are consistent with the information return filed by the partnership trust fund or be subject to penalties unless the holder notifies the IRS of all of the inconsistencies.


         Under section 6031 of the Internal Revenue tax code, any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the partnership trust fund with a statement containing some information on the nominee, the beneficial owners and the partnership certificates so held. The information includes:

         - the name, address and taxpayer identification number of the nominee, and

         - as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) some information on partnership certificates that were held, brought or sold on behalf of the person throughout the year.

         In addition, brokers and financial institutions that hold partnership certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership certificates. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership trust fund with the information described above may be subject to penalties.


         The depositor will be designated as the TMP in the pooling and servicing agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue tax code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the partnership trust fund.

   Tax Consequences to Foreign Certificateholders

         It is not clear whether the partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the partnership trust fund would be engaged in a trade or business in the United States for these purposes, the partnership trust fund will withhold as if it were so engaged in order to protect the partnership trust fund from possible adverse consequences of a failure to withhold. The partnership trust fund expects to withhold on the portion of its taxable income that is allocable to certificateholders who are non-U.S. persons under section 1446 of the Internal Revenue tax code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35 percent for non-U.S. persons that are taxable as corporations and 39.6 percent for all other foreign holders. Amounts withheld will be deemed distributed to the non-U.S. person certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the partnership trust fund may rely on IRS Form W-8, IRS Form W-9, or the applicable successor forms, or the holder's certification of nonforeign status signed under penalties of perjury.


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

         Each non-U.S. person might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the partnership trust fund's income. Each non-U.S. person must obtain a taxpayer identification number from the IRS and submit that number to the partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A non-U.S. person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the partnership trust fund, taking the position that no taxes were due because the partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a non-U.S. person may be considered guaranteed payments to the extent the payments are determined without regard to the income of the partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered portfolio interest. As a result, certificateholders who are non-U.S. persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated under an applicable treaty. In such case, a non-U.S. person would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         The Treasury Department has enacted new withholding regulations that generally will be effective after December 31, 2000. See "Federal Income Tax Consequences -- Reporting and Tax Administration -- New Withholding Rules."

   Backup Withholding

         Distributions made on the partnership certificates and proceeds from the sale of the partnership certificates will be subject to a backup withholding tax of 31 percent if, in general, the certificateholder fails to comply with some identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue tax code.

   Proposed Legislation

         The President's released budget proposal contains tax legislative proposals that could affect the tax consequences to you of the purchase, ownership, and disposition of the certificates. Under one legislative proposal, a REMIC itself would be secondarily liable for taxes on phantom income and would be required to pay the taxes to the extent that they were not paid by the REMICs residual holders on the applicable due date. Under current law, only the REMIC residual holder is liable for the payment of taxes on phantom income. See "Federal Income Tax Consequences -- Tax Treatment of Residual Securities -- Taxation of Residual Securityholders." If this legislative proposal were enacted in its present form, it would be effective for REMICs formed after the date of enactment. In addition, the President's budget proposes legislation that in its current form would require holders of debt instruments that use an accrual method of accounting to include market discount in income on a constant yield basis as it accrues. Under current law, a holder of a debt instrument with market discount generally recognizes income attributable to market discount only as principal is received or when the holder disposes of the debt instrument. See "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Interests-- Market Discount." The proposal would be effective for debt instruments acquired on or after the date of enactment. Finally, the President's budget proposal would require mandatory basis adjustments, without the need for an election under section 754 of the Internal Revenue tax code, with respect to any partner whose share of the net built-in loss in the partnership's property


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

is equal to the greater of (a) $250,000 or (b) 10 percent of such partner's total share of partnership assets, whichever is greater, if the partnership either distributes property to such partner or the partner transfers his interest in such partnership. Under current law, the basis of partnership property is not adjusted upon a distribution of property unless an election under section 754 of the Internal Revenue tax code is in effect. See "Federal Income Tax Consequences -- Taxation of Owners of Partnership Securities --
Section 754 Election." The proposal would apply to distributions and transfers made after the date of enactment. We recommend that prospective investors in REMIC certificates consult their tax advisors regarding the proposed legislation discussed above.

         Due to the complexity of the Federal Income Tax Rules Applicable To Securityholders And The Considerable Uncertainty That Exists With Respect To Many Aspects Of Those Rules, We Recommend That Potential Investors Consult Their Own Tax Advisors Regarding The Tax Treatment Of The Acquisition, Ownership, And Disposition Of The Securities.


                            STATE TAX CONSIDERATIONS


         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we recommend that potential investors consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.


                              ERISA CONSIDERATIONS


         In considering an investment in a security of the assets of an employee benefit plan, a fiduciary should consider, among other things:

         -        the purposes, requirements, and liquidity needs of the plan;

         -        the definition of plan assets under ERISA, and the U.S.
                  Department of Labor regulations regarding the definition of plan assets;

         - whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; and

         - whether the investment is prudent, considering the nature of an investment in a security and the fact that no market in which the fiduciary can sell or otherwise dispose of securities is expected to arise.

         The prudence of a particular investment must be determined by the responsible fiduciary usually the trustee or investment manager with respect to each employee benefit plan taking into account all of the facts and circumstances of the investment.

         Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of


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

securities are deemed to be plan assets of an employee benefit plan investing in the securities, the holding in trust requirement of section 403 of ERISA will be satisfied if the securities are held in trust on behalf of the plan.

         Section 406 of ERISA and section 4975 of the Internal Revenue tax code prohibit some transactions that involve:

         - an employee benefit plan subject to ERISA or section 4975 of the Internal Revenue tax code, including individual retirement accounts and some Keogh Plans, each a plan, and any party in interest or disqualified person with respect to the plan; and

         - plan assets regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 the plan asset regulations define plan assets to include not only securities such as the securities held by a plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in the regulations are satisfied.

         Thus, under the plan asset regulations, a plan that acquires a security could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in the trust. This treatment could cause some transactions with respect to the assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets. The plan asset regulations will not apply, however, if (a) the security is registered under the Exchange Act, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors the publicly offered exception or (b) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25 percent or more of the value of any class of equity interests in the trust the insignificant participation exception. Prior to purchasing a security, a plan should consult with its counsel to determine whether the publicly offered exception, the insignificant participation exception, or any other exception to the plan asset regulations would apply to the purchase of the security.


         The Department of Labor has issued several exemptions from some of the prohibited transaction rules of ERISA and the related excise tax provisions of section 4975 of the Internal Revenue tax code. Those exemptions include, but are not limited to:

         - Prohibited Transaction Class Exemption or PTCE 96-23, regarding investment decisions made by in-house asset managers;

         - PTCE 95-60, regarding investments by insurance company general accounts;

         - PTCE 91-38, regarding investments by bank collective investment funds;

         - PTCE 90-1, regarding investments by insurance company pooled separate accounts;

         - PTCE 84-14, regarding investment decisions made by a qualified professional asset manager;

         - PTCE 83-1, regarding acquisitions by plans of interests in mortgage pools; and

         -        various underwriter exemptions.

         Before purchasing any securities, we recommend that a plan subject to the fiduciary responsibility provisions of ERISA or described in section 4975(e)(1) of the Internal Revenue tax code consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of securities should be aware, however, that some of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. Moreover, a purchaser of securities also should be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

         Because the purchase or holding of securities may result in unfavorable consequences for a plan or its fiduciaries under the plan asset regulations or the prohibited transaction provisions of ERISA or the Internal Revenue tax code, some classes of securities will not be offered for sale to, and are not transferable to, any benefit plan investor unless the benefit plan investor provides the depositor with a benefit plan opinion. A benefit plan opinion is an opinion of counsel satisfactory to the depositor and upon which the depositor, trustee, TMP, and their respective counsel are authorized to rely that the ownership of a security of the class (A) will not be treated as, or result in, a prohibited transaction under sections 406 and 407 of ERISA or section 4975 of the Internal Revenue tax code and (B) either:

         - will not cause any of the assets in the trust or in the case of a REMIC series, the REMIC's assets to be regarded as plan assets for purposes of the plan asset regulation and

         - will not give rise to any fiduciary duty under ERISA on the part of the depositor, the trustee, the master servicer or the TMP.

         The prospectus supplement for an affected series will indicate which classes of securities are restricted in their availability to benefit plan investors.

         In considering the possible application of the plan asset regulations, potential plan investors should be aware that, with respect to some series and under some circumstances, the depositor may have a right to redeem the securities of the series, at its option. In such cases, the depositor's purpose for the retention of a redemption right is to enable the depositor to terminate its administration obligations with respect to the securities in the event the obligations become unprofitable. The depositor undertakes no obligation to consider the interests of securityholders in deciding whether to exercise any redemption right.

         As described in "Federal Income Tax Consequences," an investment in a security may produce unrelated business taxable income for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year. Neither the depositor nor the underwriters currently intend to provide valuations to securityholders. Plans contemplating the acquisition of securities should consult their legal advisors with respect to the ERISA, Internal Revenue tax code, and other consequences of an investment in the securities.

         We recommend that any plan fiduciary considering whether to purchase a security on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of erisa and the Internal Revenue tax code to this investment.

         The sale of securities to a plan is in no respect a representation by the depositor or any underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

                                LEGAL INVESTMENT


         The prospectus supplement will specify which, if any, of the classes of securities will constitute mortgage related securities for purposes of SMMEA. If so, securities designated as qualifying as mortgage related securities will continue to qualify as such for so long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of securities that qualify as mortgage related securities under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including depository institutions, life insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality constitute legal investments for any entities. Some states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of the entities with respect to mortgage related securities, in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which any legislation is applicable, the securities will constitute legal investments for entities subject to legislation only to the extent provided in state legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage-related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. section 24, seventh, subject in each case to regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, some state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. We recommend that investors consult their own legal advisors in determining whether and to what extent any particular securities constitute legal investments for investors.

         Securities that do not constitute mortgage related securities under SMMEA will require registration, qualification or an exemption under applicable state securities laws, and all securities will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA's provisions preempting state blue sky laws. In addition, these securities may not be legal investments to the same extent as mortgage related securities under SMMEA. The appropriate characterization under various legal investment restrictions of the classes of securities that do not qualify as mortgage related securities under SMMEA and thus the ability of investors subject to these restrictions to purchase these classes of securities, may be subject to significant interpretive uncertainties. We recommend that all investors whose investment authority is subject to legal restrictions consult their own legal advisors to determine whether, and to what extent, the classes of securities that do not qualify as mortgage related securities will constitute legal investments for them.


                              PLAN OF DISTRIBUTION


         The depositor may sell the securities either directly or through one or more underwriters, underwriting syndicates or designated agents. The depositor also may sell the securities to an affiliate, and an affiliate may sell the security, from time to time, either directly or through one or more underwriters, underwriting syndicates or through designated agents. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of a series of securities and each class within a series, including the name or names of any underwriter(s), the proceeds to and their intended use by the depositor, and either the initial public offering price, the discounts and commissions to any underwriter(s) and any discounts or concessions allowed or reallowed to some dealers, or the method by which the price at which the related underwriter(s) will sell the securities will be determined.

         The securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to some conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series offered under the related prospectus supplement, if any are purchased. If securities of a series are offered otherwise than through underwriters, the related prospectus supplement will contain information regarding the nature of an offering and any agreements to be entered into between the depositor and purchasers of the securities of a series.

         The place and time of delivery for the securities of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

         The securities issued by this registration statement of which this prospectus is a part may be reregistered and distributed when the securities are reacquired by the depositor or an affiliate of the depositor and deposited as part of a new trust fund.


                                 LEGAL MATTERS


         Legal matters in connection with the securities, including the material federal income tax consequences, will be passed upon for the depositor by Hunton & Williams, Richmond, Virginia.

                                    EXPERTS


         The balance sheet of Union Planters Home Equity Corp., as of August 31, 2000 is included in this prospectus on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             FINANCIAL INFORMATION


         A separate trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATINGS


         It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating organization or organizations specified in the related prospectus supplement.

         Ratings on securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying assets and the credit quality of the credit enhancer or guarantor, if any. Ratings on securities do not represent any assessment of the likelihood of principal prepayments by obligors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                             AVAILABLE INFORMATION


         The depositor has filed with the Securities and Exchange Commission a registration statement, of which this prospectus forms a part, under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the commission. For further information, reference is made to such registration statement and the exhibits. This registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the commission at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West

Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the Securities and Exchange Commission.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This prospectus and any prospectus supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities or an offer of the securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this prospectus at any time does not imply that information in this prospectus is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

         The depositor will be required to file or cause to be filed periodic reports with the commission with respect to each trust fund in compliance with the requirements of the Securities Exchange Act of 1934, as amended, the Exchange Act, and the rules and regulations of the commission. The depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act. If the prospectus supplement for a series of securities provides that one or more classes of securities are to be issued in book-entry form, then unless and until definitive securities are issued, such reports will be sent on behalf of the related trust fund to, Cede, as nominee of DTC and registered holder of the securities, pursuant to the applicable agreement. These reports may be available to holders of the securities upon request to their respective DTC participants. See "Description of the Securities -- Reports to Securityholders" and "Description of the Agreements -- Evidence as to Compliance."


                   INCORPORATION OF INFORMATION BY REFERENCE


         The following documents filed or caused to be filed by the depositor with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this prospectus by reference. Further, all other documents filed or caused to be filed by the depositor with the Securities and Exchange Commission pursuant to section 12 of the Exchange Act are incorporated by reference into this prospectus.

         All documents and reports filed or caused to be filed with the Securities and Exchange Commission by the depositor with respect to a trust fund pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by such trust fund, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in any prospectus supplement or in this prospectus shall be deemed to be modified or superseded for purposes of such prospectus supplement and this prospectus to the extent that a statement contained in any prospectus supplement or in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any prospectus supplement. Upon request, the depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent these documents or reports relate to one or more of these classes of these securities, other than the exhibits to such documents, unless these exhibits are specifically incorporated by reference in these documents. Requests to the depositor should be directed to Union Planters Home Equity Corp., 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018, Attention:
President, or by telephone at (901) 580-6000.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

  Prospectus Supplement                                 (UNION
                                                        PLANTERS
  (To prospectus dated September 20, 2000)              LOGO)


                                 $
                                  -------------

                           UPHEC Trust, Series [_____]
                                     Issuer

                        Union Planters Home Equity Corp.,
                                    Depositor

                  [Union Planters Bank, National Association],
                           Seller and Master Servicer

                                 ---------------

                                       CLASS     CLASS      CLASS     CLASS
[CERTIFICATES]

    Initial Balance
    Pass Through Rate
    First Distribution Date
    Underwriting Discount

[BONDS]

    Initial Principal Balance
    Interest Rate
    First Payment Date
    Underwriting Discount
                                 ---------------

Before you purchase these securities you should carefully consider the risk factors beginning on page [S-___] of this prospectus supplement and on page [____] of the accompanying prospectus.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                 ---------------

                                 [Underwriters]




_______ __, 200_

                                TABLE OF CONTENTS

                                                                                                                  PAGE

WHERE TO FIND INFORMATION IN THESE DOCUMENTS......................................................................   I


SUMMARY OF TERMS..................................................................................................   1


RISK FACTORS......................................................................................................   5


DESCRIPTION OF THE MORTGAGE LOANS.................................................................................   8


GENERAL...........................................................................................................   8


MORTGAGE LOANS....................................................................................................   8


MISSING MORTGAGE LOAN DOCUMENTATION...............................................................................   9


UNDERWRITING STANDARDS............................................................................................   9


CHARACTERISTICS OF THE MORTGAGE LOANS.............................................................................   9


LOAN TYPE........................................................................................................    10


PRINCIPAL BALANCES AS OF THE CUT OFF DATE........................................................................    11


MORTGAGE RATES AS OF THE CUT OFF DATE............................................................................    12


ORIGINAL TERM TO MATURITY IN MONTHS..............................................................................    12


REMAINING TERM TO MATURITY IN MONTHS.............................................................................    13


MORTGAGE LOAN OCCUPANCY TYPE.....................................................................................    13


YEAR OF ORIGINATION..............................................................................................    14


YEAR OF SCHEDULED MATURITY.......................................................................................    15


ORIGINAL COMBINED LTV RATIOS.....................................................................................    16


GEOGRAPHIC DISTRIBUTION..........................................................................................    17

   ADDITIONAL INFORMATION........................................................................................    18

DELINQUENCY AND FORECLOSURE EXPERIENCE...........................................................................    18

   DELINQUENCY EXPERIENCE*.......................................................................................    19
   LOAN LOSS EXPERIENCE..........................................................................................    20

DESCRIPTION OF THE [SECURITIES]..................................................................................    21

   GENERAL.......................................................................................................    21
   AVAILABLE DISTRIBUTION AMOUNT.................................................................................    21
   INTEREST [PAYMENTS][DISTRIBUTIONS]............................................................................    22
   PRINCIPAL [PAYMENTS][DISTRIBUTIONS]...........................................................................    23
   ALLOCATION OF LOSSES; SUBORDINATION...........................................................................    24

   [ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS........................................    25
   [ADVANCES.....................................................................................................    25

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS....................................................................    26

   PREPAYMENT CONSIDERATIONS AND RISKS...........................................................................    27
   WEIGHTED AVERAGE LIFE OF THE [SECURITIES].....................................................................    28

PERCENT OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR....................    31

[POOLING AND SERVICING AGREEMENT][INDENTURE].....................................................................    32

   GENERAL.......................................................................................................    32
   ASSIGNMENT OF THE MORTGAGE LOANS..............................................................................    32
   CERTIFICATE ACCOUNT...........................................................................................    33
   SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES......................................................    33
   REPORTS TO [SECURITYHOLDERS]..................................................................................    34
   VOTING RIGHTS.................................................................................................    34
   TERMINATION...................................................................................................    34

THE TRUSTEE......................................................................................................    35

FEDERAL INCOME TAX CONSEQUENCES..................................................................................    35

   GENERAL.......................................................................................................    35
   TAXATION OF REGULAR INTERESTS.................................................................................    36

USE OF PROCEEDS..................................................................................................    36

UNDERWRITING.....................................................................................................    37

RATINGS..........................................................................................................    37

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

         This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your series of transaction bonds. You are urged to read both documents completely. In particular, you should read the information under the heading "Risk Factors," beginning on [PAGE ____] of the accompanying prospectus.


         This supplement begins with several sections describing these securities:

         - the "Summary of Terms" provides important amounts, dates and other terms of your series;

         - the [____________] describes the key structural features of your series; and

         - the "Description of Trust Assets" describes the assets that provide the source of payment of your series and refers you to the sections in the accompanying prospectus where you can find further information about the loans, assets and other collateral for the securities.

         As you read through these sections, cross references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

         This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market making transactions in your series of securities. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

         [We will not apply to list your securities on any trading exchange.]

         [We have filed preliminary information regarding your trust's assets and your securities with the SEC. The information contained in the prospectus supplement supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors based on information provided by the depositor.]

         Until __________ all dealers that effect transactions in the securities, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

         You should rely only on the information in this prospectus supplement and the accompanying prospectus. The issuer has not authorized anyone to provide you with information that is different.

                                SUMMARY OF TERMS

         The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the securities, carefully read this entire document and the accompanying prospectus.

SECURITIES OFFERED

                          UPHEC TRUST, SERIES [______]
                                $[-------------]


        Issuer                                         UPHEC Trust, Series [_______]

        Seller and Master Servicer                     Union Planters Bank

        Depositor                                      Union Planters Home Equity Corp.

        Trustee                                        [_____________]

        Cut Off Date                                   [__________], 2000

        Closing Date                                   [__________], 2000

        [Clearance and Settlement                      DTC/Cedel/Euroclear]

                          INITIAL CLASS PRINCIPAL BALANCE         RATE           % OF TOTAL SERIES PRINCIPAL
                          -------------------------------         ----           ---------------------------
Class __
Class __
Class __

The [securities] will be issued in minimum denominations of $________ and integral multiples of $________ in excess of the minimum.

RISK FACTORS

         Your investment in the [securities] involves many risks. You should carefully consider all of the matters discussed in this prospectus supplement and in the accompanying prospectus, including those under the heading "Risk Factors," before making any investment decision.

THE TRUST FUND

         The trust fund will consist of a pool of [fixed rate] mortgage loans secured by [first liens and] junior liens on one to four family residential properties located in [__] different states[, the District of Columbia and the Virgin Islands].

THE MORTGAGE LOANS

         [As of the cut off date, approximately __% of the mortgage loans are secured by first liens on the mortgaged property, approximately __% of the mortgage loans are secured by second liens on the mortgaged property, and approximately __% of the mortgage loans are secured by third liens on the mortgaged property.] The mortgage loans will have an initial aggregate principal balance as of [__________] of approximately $[________]. The mortgage loans have original terms to maturity of not more than [ ]. The pool of mortgage loans is expected to have the following approximate characteristics as of the cut off date:

         -        total principal balance: [___________]

         -        average principal balance: [_________]

         -        weighted average mortgage rate: [_____%]

         -        weighted average remaining term to maturity: [_____]

See "Description of the Mortgage Loans" in this prospectus supplement and the prospectus.

THE [SECURITIES]

         This prospectus supplement offers the class __, class __ and class __ [securities].

         The [securities] will be issued pursuant to the terms of a [pooling and servicing agreement][indenture], dated as of [___________], among the [_________________________].

         The offered [securities] will be available [only in book entry form through the facilities of the Depository Trust Company]. See "Description of the [Securities]" in this prospectus supplement.

PAYMENT DATES

         The [25th] day of each month or the next succeeding business day, beginning in [_______ 200_].

INTEREST AND PRINCIPAL PAYMENTS

         The class ____ and class ____ [securities] are collectively referred to as senior [securities] because they are senior in right to the class __ [securities] for receiving [payments] [distributions].] The class __ [securities] are collectively referred to as subordinate [securities]. [The class __ [securities] are interest only [securities] and are entitled only to [payments][distributions] of interest and are not entitled to any principal [payments][distributions.] [The class __ [securities] are principal only [securities] and are entitled only to [payments][distributions] of principal and are not entitled to any interest [payments][distributions].] The trustee will distribute the monies it receives on the mortgage loans to make [payments][distributions] on the [securities] in the following order of priority:

         - [interest on each class of senior [securities] [other than the class PO [securities], which receive no interest [payments][distributions]];

         - the principal [payment][distribution] amount to the senior [securities] then entitled to receive [payments][distributions] of principal in the manner, amount, order and priority described in this prospectus supplement, [but not to the [________] [securities], which receive no principal [payments][distributions]];

         - any deferred amounts payable to the [________] [securities], as described in this prospectus supplement; and

         - interest on and then principal of each class of subordinate [securities], paid in sequential order.]

         [Under some circumstances described later in this prospectus supplement, [payments][distributions] that would otherwise be made on the subordinate [securities] may be distributed instead to the senior [securities]. See "Description of the [Securities]" in this prospectus supplement.]

CREDIT ENHANCEMENT

         Credit enhancement for the senior [securities] will be provided by the subordinate [securities]. The rights of holders of the subordinate [securities] to receive [payments][distributions] will be junior to the rights of the holders of the senior [securities] as described in this prospectus supplement. See "Description of the [Securities] -- Allocation of Losses; Subordination" in this prospectus supplement.

RATINGS

         Before the [securities] are issued, the [securities] must receive a rating of "[___]" by [____________________] and "[___]" by [_________]. A
security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. See "Ratings" in this prospectus supplement.

ADVANCES

         On or prior to each payment date, the master servicer will advance the following amount to the trust:

         - [delinquent scheduled payments of principal of or interest on mortgage loans];

         - [delinquent payments of taxes, insurance premiums and other escrowed items to the extent the master servicer considers those amounts to be recoverable];

         -        [liquidation related expenses]; and

         -        [foreclosure advances].

See "Description of the [Securities] -- Advances" in this prospectus supplement.

OPTIONAL TERMINATION

         On any date on which the aggregate principal balance of the mortgage loans remaining in the trust fund is less than [___]% of the original amount, the master servicer may purchase all of the mortgage loans, terminate the trust fund and distribute the proceeds of the sale of the mortgage loans on the termination to the holders of the outstanding [securities] in the order and amounts described in this prospectus supplement. See "[Pooling and Servicing Agreement][Indenture] -- Termination" in this prospectus supplement.

LEGAL INVESTMENT

         The [class __ securities] [will] [will not] constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 [for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations]. See "Legal Investment" in this prospectus supplement and in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

         [The assets of the trust fund will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. Hunton & Williams, tax counsel to the depositor, will provide a legal opinion that, assuming compliance with all provisions of the [pooling and servicing agreement][indenture], the assets of the trust fund will qualify as a REMIC under the Internal Revenue Code. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus].

         [The [________] [securities] will be regular interests in the REMIC, taxable as debt obligations under the Internal Revenue Code. Interest paid or accrued on the [securities], including any original issue discount, will be taxable to you in accordance with the accrual method of accounting, regardless of your usual method of accounting. The [________] [securities] will constitute the "residual interest" in the REMIC. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.]

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies some significant sources of risk associated with an investment in the [securities]. You should also consider the information in the prospectus about risk factors.

CIRCUMSTANCES BEYOND THE DEPOSITOR'S CONTROL WILL AFFECT THE YIELD ON YOUR [SECURITIES]

         The yield to maturity on the [securities] will depend, among other things, on how often the borrowers make principal payments on the mortgage loans and the allocation of principal payments to reduce the principal balance of some classes of [securities].


         Whether you purchase a certificate at a premium or a discount also affects your yield to maturity. For example, if you purchase a [security] at a premium and principal [payments][distributions] occur at a rate faster than you had anticipated, your actual yield to maturity will be lower than you had assumed at the time of purchase. On the other hand, if you purchase a [security] at a discount and principal [payments][distributions] occur at a rate slower than you had anticipated, your actual yield to maturity will be lower than you had assumed at the time of purchase.

HOW JUNIOR LIEN MORTGAGE ASSETS COULD ADVERSELY IMPACT THE YIELD AND PREPAYMENTS ON YOUR SECURITIES

         Your trust may contain mortgage assets secured by junior liens and the senior liens may not be included in your trust. A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage asset to below that of all liens on the mortgaged property. Because mortgage assets secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any affect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. As a result, the loan to value ratio may rise. This increase will reduce the likelihood that, in the event of a default by the obligor, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage asset. This could adversely impact your securities.

         Other factors may influence the prepayment rate of junior lien mortgage assets. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long term financing for home purchases and junior lien mortgage loans as shorter term financing. Accordingly, junior lien mortgage assets may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of obligors to deduct interest payments on junior lien mortgage assets for federal income tax purposes may increase the rate of prepayments on junior lien mortgage assets. This could adversely impact the yield and delay payments on your securities.

[HIGH LOAN TO VALUE RATIOS COULD ADVERSELY IMPACT YOUR SECURITIES

         Some mortgage loans currently have high loan to value ratios, including ratios of more than 100% in some cases. Therefore, a mortgaged property may not fully secure the related mortgage loan. Even if a mortgaged property provides adequate security for its mortgage loan, substantial delays encountered during liquidation could result in shortfalls in [payments][distributions].]

STATE LAW MAY LIMIT YOUR RECOVERY ON DEFAULTED ASSETS

         Applicable state laws may limit the master servicer's ability to repossess or foreclose on and liquidate the mortgaged properties or may limit the amount realized upon any liquidation to less than the amount due. See " Legal Aspects of Mortgage Loans" in the prospectus.

THE CONCENTRATION OF MORTGAGES IN THE STATES OF [___________________] COULD HAVE AN ADVERSE IMPACT ON YOUR SECURITIES

         There is a high concentration of mortgaged properties in the states of [__________________]. See "Description of the Mortgage Loans -- Characteristics of the Mortgage Loans -- Geographic Distribution" in this prospectus supplement. If economic conditions cause sufficiently high defaults, delinquencies or liquidation losses to occur in any of these states, the credit support provided to your [securities] by the subordinate [securities] could be reduced or eliminated and you may experience a loss.

MISSING MORTGAGE LOAN DOCUMENTS MAY LIMIT THE MASTER SERVICER'S ABILITY TO EXERCISE ITS OBLIGATIONS WITH RESPECT TO THE LOANS

         Some of the mortgage loan files are incomplete or may be defective in other respects. In particular, some of the mortgage loan files are missing one or more of the following documents:

         -        [the original mortgage notes];

         - [the original or certified copy of the mortgage or deed of trust];

         -        [evidence of title insurance];

         -        [intervening assignments]; and

         -        [a complete chain of endorsements].

         The absence of the documents may inhibit the master servicer's ability to exercise some remedies for delinquent or defaulted loans, including the ability to do the following:

         - enforce a borrower's obligations under the related mortgage loan; and

         -        foreclose on defaulted mortgage loans.

         However, the seller is obligated to repurchase a mortgage loan if specified required documents, such as the original mortgage note, mortgage, or title insurance policy, have not been delivered and if a material adverse effect would result from the failure to deliver the documents. See "Description of the Mortgage Loans -- Missing Mortgage Loan Documentation" in this prospectus supplement.

[THE LACK OF A RECORDED ASSIGNMENT COULD ADVERSELY IMPACT THE DEPOSITOR'S LIEN POSITION WITH RESPECT TO THE MORTGAGES

         Union Planters Bank will provide the trustee with assignments of the mortgages in blank but is not required to record assignments of transfer of the mortgages in the applicable real property records. If Union Planters Bank were to sell or transfer any mortgage loan to another person before recording the assignments to the trust fund, the other person may have rights superior to those of the trust fund.]

LACK OF A GUARANTEE COULD ADVERSELY IMPACT THE PAYMENT AND DISTRIBUTIONS ON YOUR SECURITIES

         [Payments][Distributions] on the [securities] are payable solely from amounts collected with respect to the mortgage loans. [Include discussion of risks associated with a lack of a guarantee.]

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The trust fund will consist primarily of a pool of [fixed rate] [adjustable rate] one to four family [first lien] [junior lien] residential mortgage loans.

MORTGAGE LOANS

         Each mortgage loan is evidenced by a promissory note or mortgage note and secured by a mortgage, deed of trust or other similar security instrument creating a first lien or junior lien on a one to four family residential property. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages, except as otherwise indicated, by aggregate principal balance as of the cut off date.

         The mortgage loans to be included in the trust fund will have been originated or acquired by [Union Planters Bank], the asset seller and will generally comply with the underwriting criteria described in this prospectus supplement. The depositor will purchase the mortgage loans to be included in the mortgage pool on or before the closing date from the asset seller pursuant to the sales agreement, to be dated as of [____________], between the asset seller and the depositor. The depositor will cause the mortgage loans to be [assigned][pledged] to the trustee, pursuant to [pooling and servicing agreement][indenture], dated as of [____________], by and among the depositor, the trustee and the master servicer. [Union Planters Bank], as master servicer will service the mortgage loans, pursuant to the [pooling and servicing agreement][servicing agreement].

         Under the sales agreement, the asset seller will make specified representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the sales agreement and specified characteristics of the mortgage loans, and will be obligated to repurchase or substitute for any mortgage loans as to which there exists deficient documentation, if a deficiency results in a materially adverse effect on the [securityholders], or an uncured material breach of any representation, warranty or covenant. Under the [pooling and servicing agreement][indenture] the depositor will assign all its right, title and interest in the representations, warranties and covenants, including the asset seller's repurchase or substitution obligation, to the trustee for the benefit of [securityholders]. In the event any representations and warranties with respect to the mortgage loans are materially incorrect, the asset seller will have an obligation to repurchase or substitute for the mortgage loans. The asset seller is selling the mortgage loans without recourse and, accordingly, will have no obligations with respect to the [securities] other than pursuant to the representations, warranties, covenants and repurchase obligations. See "Description of the Agreements -- Representations and Warranties; Repurchases" in the prospectus.

MISSING MORTGAGE LOAN DOCUMENTATION

         Many of the mortgage loan files are incomplete or otherwise deficient. See "Risk Factors -- Missing Mortgage Loan Documents May Limit the Master Servicer's Ability to Exercise its Obligations with Respect to the Loans" in this prospectus supplement. In particular, some of the mortgage loan files may be missing:

         - [the original mortgage note, although a lost note affidavit is available for each of the mortgage loans];

         - [the original mortgage or a certified copy evidencing recordation]; or

         - [a title insurance policy, a copy , or similar evidence of title insurance].

         Some mortgage loan files are also missing other documents or may be defective in other respects. For example, some mortgage loan files have one or more missing intervening assignments or lack a complete chain of endorsements.

         [The absence of an original mortgage note, mortgage, or other documents may limit the ability of the master servicer to enforce a mortgagor's obligations under the related mortgage loans and to foreclose on defaulted mortgage loans.] Under the sales agreement, the asset seller will be obligated to repurchase a mortgage loan as to which the required documents, such as the original mortgage note, mortgage, intervening assignments or title insurance policy, have not been delivered, or that were otherwise deficient, but only to the extent a material adverse effect on the [securityholders] resulted from the failure to deliver the documents.

UNDERWRITING STANDARDS

         [underwriting standards specific to the assets]

CHARACTERISTICS OF THE MORTGAGE LOANS

         As of the cut off date, the mortgage loans had the following characteristics:

         - mortgage rates ranging from [_____]per annum to [_____]per annum;

         - a weighted average mortgage rate of approximately [______]per annum;

         -        outstanding principal balances ranging from [____]to
                  [_______];

         -        an average outstanding principal balance of approximately
                  [_______];

         - original terms to scheduled maturity ranging from [_______] months to [_______] months;

         - a weighted average original term to scheduled maturity of approximately [_______] months;

         - remaining terms to scheduled maturity ranging from [_______] months to [_______] months;

         - a weighted average remaining term to scheduled maturity of approximately [_______] months;

         - as of the cut off date, approximately [_______] of the mortgage loans were [_______] to [_______] days delinquent, and no mortgage loan was more than [_______] days delinquent; and

         - [____] mortgage loans were secured by first liens, [___] mortgage loans were secured by second liens, and [___] mortgage loans were secured by third liens.

         With respect to mortgage loans as to which appraisals are available, the combined loan to value ratios or combined LTV at origination range from [_______]to [_______], with a weighted average combined LTV at origination of approximately [_______]. Approximately [_______] of the mortgage loans, by cut off date principal balance do not have appraisals that are readily available. As a result, the mortgage loans are included in the not available category in the combined LTV table below.

         As of the cut off date, the mortgage loans have the characteristics set forth in the following tables. Asterisks (*) in the following tables indicate values of less than [_______]. The percentage totals may not sum due to rounding.

                                    LOAN TYPE

                                                                                         PERCENT BY
                                                                   AGGREGATE              AGGREGATE
                                                                   PRINCIPAL              PRINCIPAL
                                       NUMBER OF                 BALANCE AS OF          BALANCE AS OF
               LOAN TYPE            MORTGAGE LOANS             THE CUT OFF DATE       THE CUT OFF DATE
              ------------         ---------------             ----------------       ----------------

                    PRINCIPAL BALANCES AS OF THE CUT OFF DATE

                                                                                                  PERCENT BY
                                                                             AGGREGATE             AGGREGATE
                                                         NUMBER OF           PRINCIPAL             PRINCIPAL
                                                         MORTGAGE          BALANCE AS OF         BALANCE AS OF
PRINCIPAL BALANCE AS OF THE CUT OFF DATE                   LOANS         THE CUT OFF DATE      THE CUT OFF DATE
----------------------------------------                ----------       ----------------      ----------------






average principal balance:  approximately $__________

                      MORTGAGE RATES AS OF THE CUT OFF DATE

                                                                                     PERCENT BY
                                                             AGGREGATE                AGGREGATE
                                                             PRINCIPAL                PRINCIPAL
                                      NUMBER OF            BALANCE AS OF            BALANCE AS OF
          MORTGAGE RATE            MORTGAGE LOANS        THE CUT OFF DATE         THE CUT OFF DATE
         ---------------          ---------------        ----------------         ----------------







weighted average mortgage rate:  approximately _______%



                       ORIGINAL TERM TO MATURITY IN MONTHS


                                                                                               PERCENT BY
                                                                        AGGREGATE               AGGREGATE
                                                     NUMBER OF          PRINCIPAL               PRINCIPAL
                                                     MORTGAGE         BALANCE AS OF           BALANCE AS OF
ORIGINAL TERM TO MATURITY IN MONTHS                    LOANS        THE CUT OFF DATE        THE CUT OFF DATE
------------------------------------                -----------     ----------------        ----------------




weighted average original term to maturity:  approximately _____ months

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                        PERCENT BY
                                                              AGGREGATE                  AGGREGATE
                REMAINING TERM           NUMBER OF            PRINCIPAL                  PRINCIPAL
                  TO MATURITY            MORTGAGE           BALANCE AS OF              BALANCE AS OF
                   IN MONTHS               LOANS          THE CUT OFF DATE           THE CUT OFF DATE
                --------------           ---------        ----------------           ----------------





weighted average remaining term to maturity:  approximately ____ months


                          MORTGAGE LOAN OCCUPANCY TYPE

                                                                                                   PERCENT BY
                                                                      AGGREGATE                     AGGREGATE
                                                  NUMBER OF           PRINCIPAL                     PRINCIPAL
                                                  MORTGAGE          BALANCE AS OF                 BALANCE AS OF
 MORTGAGE LOAN OCCUPANCY TYPE                       LOANS         THE CUT OFF DATE              THE CUT OFF DATE
------------------------------                    ---------       ----------------              ----------------


                               YEAR OF ORIGINATION

                                                                                     PERCENT BY
                                                           AGGREGATE                  AGGREGATE
                                       NUMBER OF           PRINCIPAL                  PRINCIPAL
                                       MORTGAGE          BALANCE AS OF              BALANCE AS OF
        YEAR OF ORIGINATION              LOANS         THE CUT OFF DATE           THE CUT OFF DATE
       --------------------            --------        ----------------           ----------------
       1960......................
       1965......................
       1968.....................
       1970.....................
       1971.....................
       1972.....................
       1973.....................
       1974.....................
       1975.....................
       1976.....................
       1977.....................
       1978.....................
       1979.....................
       1980.....................
       1981.....................
       1982.....................
       1983.....................
       1984.....................
       1985.....................
       1986.....................
       1987.....................
       1988.....................
       1989.....................
       1990.....................
       1991.....................
       1992.....................
       1993.....................
       1994.....................
       1995.....................
       1996.....................
       1997.....................
       1998.....................
       1999.....................

                           YEAR OF SCHEDULED MATURITY

                                                                                     PERCENT BY
                                                           AGGREGATE                  AGGREGATE
                                       NUMBER OF           PRINCIPAL                  PRINCIPAL
                                       MORTGAGE          BALANCE AS OF              BALANCE AS OF
        YEAR OF ORIGINATION             LOANS          THE CUT OFF DATE           THE CUT OFF DATE
       --------------------           ----------       ----------------           ----------------
       2000.....................
       2001.....................
       2002.....................
       2003.....................
       2004.....................
       2005.....................
       2006.....................
       2007.....................
       2008.....................
       2009.....................
       2010.....................
       2011.....................
       2012.....................
       2013.....................
       2014.....................
       2015.....................
       2016.....................
       2017.....................
       2018.....................
       2019.....................
       2020.....................
       2021.....................
       2022.....................
       2023.....................
       2024.....................
       2025.....................
       2026.....................
       2027.....................
       2028.....................
       2029.....................
            Total...............

                          ORIGINAL COMBINED LTV RATIOS

                                                                                                  PERCENT BY
                                                                            AGGREGATE              AGGREGATE
                                                        NUMBER OF           PRINCIPAL              PRINCIPAL
                                                        MORTGAGE          BALANCE AS OF          BALANCE AS OF
       ORIGINAL COMBINED LTV RATIO(%)                     LOANS         THE CUT OFF DATE       THE CUT OFF DATE
       ------------------------------                  ----------       ----------------       ----------------
        00.01- 10.00...........................
        10.01- 20.00...........................
        30.01- 40.00...........................
        40.01- 50.00...........................
        50.01- 60.00...........................
        60.01- 70.00...........................
        70.01- 80.00...........................
        80.01- 90.00...........................
        90.01- 95.00...........................
        95.01-100.00...........................
       100.01-105.00...........................
       105.01-110.00...........................
       110.01-115.00...........................
       115.01-120.00...........................
       Greater than 120........................
       Not Available...........................
                 Total.........................

weighted average original combined LTV ratio:  approximately _____%

         Original combined LTV ratio is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan and all mortgage loans senior to such mortgage loan on the date of its origination, and the denominator of which is generally the lesser of:

         - the appraised value of the related mortgaged property as determined by an appraisal obtained in connection with the origination of the mortgage loan; and

         - the sale price of the mortgaged property at the time of the origination.

         There can be no assurance that the value determined through an appraisal or otherwise of a mortgaged property determined after origination of the related mortgage loan will be equal to or greater than the value determined through an appraisal or otherwise obtained in connection with the origination. As a result, there can be no assurance that the loan to value ratio for any mortgage loan determined at any time following origination will be lower than the original combined LTV ratio, notwithstanding any positive amortization of the mortgage loan. The combined LTV ratios at origination range from [___________], with a weighted average combined LTV at origination of approximately [_______]. Approximately [______] of the mortgage loans by cut off date principal balance do not have appraisals that are readily available and are not included in the weighted average original combined LTV calculation.

                             GEOGRAPHIC DISTRIBUTION

                                                                                         PERCENT BY
                                                                  AGGREGATE               AGGREGATE
                                            NUMBER OF             PRINCIPAL               PRINCIPAL
                                            MORTGAGE            BALANCE AS OF           BALANCE AS OF
                 STATE                        LOANS           THE CUT OFF DATE        THE CUT OFF DATE
                 -----                     ----------         ----------------        ----------------
                 Alabama............
                 Alaska.............
                 Arizona............
                 Arkansas...........
                 California.........
                 Colorado...........
                 Connecticut........
                 Delaware...........
                 District of Columbia
                 Florida............
                 Georgia............
                 Hawaii.............
                 Idaho..............
                 Illinois...........
                 Indiana............
                 Iowa...............
                 Kansas.............
                 Kentucky...........
                 Louisiana..........
                 Maryland...........
                 Massachusetts......
                 Michigan...........
                 Minnesota..........
                 Mississippi........
                 Missouri...........
                 Montana............
                 Nebraska...........
                 Nevada.............
                 New Hampshire
                 New Jersey.........
                 New Mexico.........
                 New York...........
                 North Carolina.....
                 Ohio...............
                 Oklahoma...........
                 Oregon.............
                 Pennsylvania.......
                 Rhode Island.......
                 South Carolina.....
                 South Dakota.......
                 Tennessee..........
                 Texas..............
                 Utah...............
                 Virginia...........
                 Virgin Islands.....
                 Washington.........
                 Wisconsin..........
                 Wyoming............
                           Total....

No more than approximately [_______] of the mortgage loans are secured by mortgaged properties located in any one zip code.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage loans is based upon the trust fund as expected to be constituted at the close of business on the cut off date. Prior to the issuance of the [securities], a mortgage loan may be prepaid or may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems the removal necessary or appropriate. A limited number of other assets may be included in the trust fund prior to the issuance of the [securities] unless including the mortgage loans would materially alter the characteristics of the trust fund as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the trust fund as it will be constituted at the time the [securities] are issued.

         A current report on form 8-K will be available to purchasers of the [securities] and will be filed, together with specified exhibits, with the securities and exchange commission within fifteen days after the initial issuance of the [securities]. In the event mortgage loans are removed from or added to the trust fund as set forth in the preceding paragraph, the removal or addition will be noted on a form 8-K.

DELINQUENCY AND FORECLOSURE EXPERIENCE

         [The following tables set forth information concerning the delinquency and loss experience, including pending foreclosures, on one to four family residential mortgage loans included in the master servicer's servicing portfolio. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.]

                             DELINQUENCY EXPERIENCE*

                                     AS OF              AS OF             AS OF            AS OF            AS OF
                                 DECEMBER 31,       DECEMBER 31,      DECEMBER 31,       MARCH 31,        MARCH 31,
                                     1999               1998              1997             2000             1999
                                   BY NO. OF          BY NO. OF         BY NO. OF        BY NO. OF        BY NO. OF
                                     LOANS              LOANS             LOANS            LOANS            LOANS
                                 ------------       ------------      ------------       ---------        ---------
  Total portfolio.......
  Period of delinquency
    31 to 59 days.......
       Percent of portfolio
    60 to 89 days.......
       Percent of portfolio
    90 days or more.....
       Percent of portfolio
  Total delinquent loans
    Percent of portfolio
  Bankruptcies..........
    Percent of portfolio
  Foreclosures..........
    Percent of portfolio

---------------

* Percentages are presented on the basis of the number of mortgage loans serviced.

         There can be no assurance that the delinquency and foreclosure experience of the mortgage loans comprising the trust will correspond to the delinquency and foreclosure experience of the master servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the mortgage loans comprising the trust will depend on the results obtained over the life of the trust.

                              LOAN LOSS EXPERIENCE

                                                  AT OR FOR THE TWELVE MONTHS ENDED            AT OR FOR THE THREE MONTHS
                                                            DECEMBER 31,                             ENDED MARCH 31,
                                          -----------------------------------------------  ------------------------------
                                                1999            1998            1997            2000(7)           1999
                                          --------------- --------------- ---------------  ---------------- -------------
                                                                        (DOLLARS IN THOUSANDS)
       Number of mortgage
         loans........................
       Average number of mortgage loans
         during period................
       Number of mortgage loans
         foreclosed...................
       Mortgage loans foreclosed as a
         percentage of total Master
         Servicer serviced mortgage
         loans........................
       Mortgage loans foreclosed as a
         percentage of average number
         of mortgage loans............
       Average outstanding principal
         balance of mortgage
         loans........................
       Net losses from mortgage loan
         foreclosures:
                Total dollars.........
                As a percentage of
                  average principal
                  balance of mortgage
                  loans...............

         [The data presented in the foregoing tables are for illustrative purposes only, and there is no assurance that the delinquency and loan loss experience of the mortgage loans will be similar to that set forth above. The delinquency and loan loss experience of mortgage loans historically has been sharply affected by downturns in regional or local economic conditions. For instance, a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased levels of delinquencies and loan losses on mortgage loans in affected areas. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon mortgage loan losses. Information regarding the geographic location, at origination, of the mortgaged properties is set forth under "Description of the Mortgage Loans" in this prospectus supplement.]


         [In particular, the foregoing data generally represents the master servicer's experience servicing mortgage loans underwritten pursuant to particular underwriting standards, which may differ from the underwriting standards used to originate the mortgage loans. Further, this data reflects the master servicer's experience servicing mortgage loans during historic economic conditions that may not reflect future conditions. Accordingly, the performance of the mortgage loans and the master servicer's servicing experience with respect thereto may differ materially from the historical servicing data presented in this prospectus supplement.]

                         DESCRIPTION OF THE [SECURITIES]

GENERAL

         The [securities] will be issued pursuant to the [pooling and servicing agreement][indenture] and will consist of [__] classes to be designated as the [class __, class __ and class __ securities]. The [securities] will be issued in book entry form only, and will be issued in denominations of [______] and integral multiples of [$__] in excess. The [securities] will be freely transferable and exchangeable at the corporate trust office of the trustee.


         The [securities] represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of: (i) the mortgage loans and all payments under and proceeds in respect received after the cut off date, exclusive of payments of principal and interest due on or before the cut off date; (ii) any mortgaged property acquired on behalf of the trust fund through foreclosure or deed in lieu of foreclosure, upon acquisition an REO property;
(iii) funds or assets as from time to time are deposited in the certificate account and any account established in connection with REO property; and (iv) the rights of the mortgagee under all insurance policies with respect to the mortgage loans.

         [The class __ securities] have a notional principal amount for any [payment][distribution] date equal to the aggregate of the principal balances of the [non discount] mortgage loans at the beginning of the related due period or as of the cut off date in the case of the first [payment][distribution] date.] The security principal balance of any class of [securities] outstanding at any time represents the maximum amount that the holders are entitled to receive as [payments][distributions] allocable to principal from the cash flow on the mortgage loans. The respective security principal balances of the classes of [securities] will in each case be reduced by the sum of amounts actually distributed on the class that are allocable to principal, and realized losses, if any, allocated thereto.

         [The subordinate [securities] and the class __ securities are not by this prospectus supplement.]


AVAILABLE DISTRIBUTION AMOUNT

         The AVAILABLE DISTRIBUTION AMOUNT for any [payment][distribution] date will be equal to the sum of:

         - [the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the servicing fee and the trustee fee,

         - unscheduled payments, including mortgagor prepayments on the mortgage loans, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitution for the mortgage loans occurring during the preceding calendar month, and

         - all advances of scheduled principal and interest made for the [payment][distribution] date, in each case net of amounts reimbursable therefrom to the master servicer, including reimbursement of previously unreimbursed advances. With respect to any [payment][distribution] date, (a) the due date is deemed to be the first day of the month in which the [payment][distribution] date occurs and (b) the determination date is the 15th day of the month in which that [payment][distribution] date occurs or the next immediately succeeding business day.]

         Except as provided in this prospectus supplement and to the extent of the available distribution amount, on each [payment][distribution] date [payments][distributions] on the [securities] will be applied in the following order of priority:

         [INSERT STRUCTURE.]

         [Under circumstances described in this prospectus supplement, [payments][distributions] from the available distribution amount for a [payment][distribution] date that would otherwise be made on the subordinate [securities] may be distributed instead on the senior [securities]. See "-- Allocation of Losses; Subordination" in this prospectus supplement.]

INTEREST [PAYMENTS][DISTRIBUTIONS]

         On each [payment][distribution] date, to the extent of funds available, each class of [securities], [other than the class __ securities], will be entitled to receive an amount allocable to interest with respect to the related interest accrual period. The interest distribution amount for any class of [securities], [other than the class __ securities], will be equal to interest at the applicable pass through rate accrued on the related security principal balance [or notional principal amount, as the case may be,] during the related interest accrual period, subject to reductions described in this prospectus supplement, and also interest distribution amounts, if any, that should have been distributed on prior [payment][distribution] dates but were not.


         The interest entitlement described above for each class of [securities][, other than the class __ securities], will be reduced by the amount of net interest shortfall for the [payment][distribution] date. With respect to any [payment][distribution] date, the net interest shortfall is equal to the sum of:

         - the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject of a relief act reduction, and

         - any net prepayment interest shortfall. net interest shortfall on any [payment] [distribution] date will be allocated pro rata among all classes of [securities] entitled to receive [payments] [distributions] of interest on the [payment] [distribution] date, based on the amount of interest each the class of [securities] would otherwise be entitled to receive on the [payment][distribution] date before taking into account any reduction in the amounts resulting for the net interest shortfall.

         A relief act reduction is a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See " Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any [payment][distribution] date, the net prepayment interest shortfall is the aggregate amount of prepayment interest shortfalls during the calendar month preceding the month of the [payment][distribution] date that are not offset by the master servicer. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment in full of principal on a mortgage loan is less than one month's interest at the related mortgage rate net of the servicing fee rate and the trustee fee rate on the principal balance of the mortgage loan.

         [The class __ securities] are principal only securities, and are not entitled to [payments][distributions] of interest.]

         [The interest accrual period for all classes of [securities] [other than the class __ securities] is the calendar month preceding the month in which the [payment][distribution] date occurs.] [Interest on the [securities] will be calculated on the basis of a 360 day year consisting of twelve 30 day months.]

         If on any [payment][distribution] date the available distribution amount is less than the full interest entitlement on the senior [securities] for the [payment][distribution] date, the shortfall will be allocated among the holders of all classes of senior [securities] other than the class __ [securities] in proportion to the respective amounts of their interest entitlement for the [payment][distribution] date. These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and advances by the master servicer did not cover the shortfall. Any shortfall will be carried forward and added to the amount holders of each class will be entitled to receive on the next [payment][distribution] date. Any amounts so carried forward will not bear interest.

         The pass through rate on your [securities] is set forth on the cover hereof. [The pass through rate on the class __ [securities] on each [payment][distribution] date will equal [________].]

         The net mortgage rate on each mortgage loan is equal to [the mortgage rate minus the servicing fee rate and the trustee fee rate]. The servicing fee rate is [_______] per annum.

         As described in this prospectus supplement, the interest distribution amount allocable to each class of [securities][, other than the class __ securities], is based on the security principal balance [ or, in the case of the class __securities, on the notional principal amount].

PRINCIPAL [PAYMENTS][DISTRIBUTIONS]

         All payments and other amounts received in respect of principal of the mortgage loans will be allocated on the [securities] based on [___________________].

         Holders of the senior [securities] [other than the class __ securities] will be entitled to receive on each [payment][distribution] date, in the priority set forth in this prospectus supplement, a [payment][distribution] allocable to principal and equal to the senior principal distribution amount.

         [INSERT PRINCIPAL STRUCTURE]

         The principal balance of any mortgage loan as of any due date is equal to the unpaid principal balance as of the cut off date reduced by all payments in respect of principal received or advanced from the cut off date through the due date.

ALLOCATION OF LOSSES; SUBORDINATION

         [The subordination provided to the senior [securities] by the subordinate [securities] is intended to cover realized losses. realized losses will be allocated to each class of subordinate [securities] in the reverse order of their numerical designations in each case until the security principal balance of the class of [securities] has been reduced to zero, and then to the senior [securities] on a pro rata basis.]

         Any allocation of a realized loss to a [security] will be made by reducing the security principal balance , in each case until the security principal balance of the class has been reduced to zero. In addition, any allocation of a realized loss to a subordinate certificate may be made by operation of the payment priority to the senior [securities] set forth under "-- Principal [Payments][Distributions]" and any class of subordinate [securities] with a higher payment priority.

         The holders of the [securities] will not be entitled to any additional payments with respect to realized losses from amounts otherwise distributable to any classes of [securities] subordinate thereto. However, the allocation of realized losses to the subordinate [securities] on any [payment][distribution] date will increase the senior percentage applicable to determining the amount of future [payments][distributions] of principal of the remaining mortgage loans to be distributed on the senior [securities].

         The senior [securities], will bear the entire amount of realized losses that are not allocated to the subordinate [securities], which losses will be allocated among all classes of senior [securities], on a pro rata basis. Classes entitled to later [payments][distributions] of principal may bear a larger share of the realized losses.

         Realized loss shall mean [the sum of (a) with respect to each defaulted mortgage loan for which a foreclosure advance has been made, the excess, if any, of the aggregate of all advances made with respect to the mortgage loan over all recoveries, made in respect of the mortgage loan, (b) with respect to the liquidation of a mortgage loan or related REO property, the excess, if any, of the principal balance plus accrued interest through the last day of the month of liquidation over net liquidation proceeds in respect of the mortgage loan or REO property, and (c) the excess, if any, of

         - the aggregate security principal balance of the class __, class __, class __ and subordinate [securities] after giving effect to [payments][distributions] of principal on a [payment][distribution] date and after taking into account preceding clauses (a) and (b) over

         - the aggregate principal balance of the mortgage loans at the end of the related due period.]

         In order to maximize the likelihood of [payment][distribution] in full of the interest distribution amount for the senior [securities], and senior principal distribution amount, on each [payment][distribution] date, holders of senior [securities] have a right to [payments][distributions] of the available distribution amount that is prior to the rights of the holders of the subordinate [securities], to the extent necessary to satisfy the interest distribution amount for the senior [securities] and senior principal distribution amount.

[ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

         When a borrower prepays a mortgage loan between due dates, the borrower may be required to pay interest on the amount prepaid only to the date of prepayment. Full and partial principal prepayments by borrowers received during a calendar month will be distributed to [securityholders] on the [payment][distribution] date in the month following the month of receipt. The servicing fee for any month will be reduced by an amount with respect to each mortgage loan prepaid in full sufficient to pass through to [securityholders] the full amount of interest to which they would be entitled in respect of the mortgage loan on the related [payment][distribution] date. If shortfalls in interest as a result of prepayments in any month exceed the amount of the servicing fee for the month, the amount of interest available to be distributed to [securityholders] will be reduced by the amount of the excess. See "Description of the [Securities] -- Interest [Payments][Distributions]" in this prospectus supplement.]

[ADVANCES

         The master servicer is obligated to make the following advances, each, an advance:

         - delinquent scheduled payments of principal or interest on mortgage loans to the extent that the master servicer determines, in its good faith judgment, that the amounts are recoverable;

         - delinquent payments of taxes, insurance premiums and other escrowed items, to the extent deemed recoverable; and

         - liquidation related expenses with respect to defaulted mortgage loans, to the extent deemed recoverable.

         At least two business days prior to each [payment][distribution] date, the master servicer will either:

         - deposit from its own funds the related advance into the certificate account;

         - cause appropriate entries to be made in the records of the certificate account that funds in the certificate account that are not part of the available distribution amount for the related [payment][distribution] date are to be used to make the advance;

         - instruct the trustee to use investment earnings on the certificate account to defray the master servicer's advance obligation; or

         - make or cause to be made the aggregate advance through any combination of the methods described in the three bullet points above. Any funds held for future [payment] [distribution] and used in accordance with the second bullet point above must be restored by the master servicer from its own funds or from early payments collected on the mortgage loans when they become part of a future available distribution amount.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to [securityholders] rather than to guarantee or insure against losses.

         The master servicer will reimburse itself for advances out of collections of the late payments in respect of which advances were made. In addition, upon the determination that a nonrecoverable advance has been made in respect of a mortgage loan or upon a mortgage loan becoming a liquidated asset, the master servicer will reimburse itself out of funds in the certificate account for unreimbursed amounts advanced by it in respect of the mortgage loan.]

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The effective yields to the holders of the [securities] will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the [securities] because monthly [payments][distributions] will not be payable to the holders until the [____] day or the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional [payment][distribution] of interest or earnings in respect of the delay.


         Delinquencies on the mortgage loans that are not advanced by or on behalf of the master servicer, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the [securities]. Because of the priority of [payments][distributions], shortfalls resulting from delinquencies not so advanced will be borne first by the subordinate [securities], in reverse order of their numerical class designations, and then by the senior [securities].

         Net interest shortfalls will adversely affect the yields on the [securities]. In addition, although all losses initially will be borne by the subordinate [securities] in the reverse order of their numerical class designations, losses will be allocated to the [securities] in the event that the losses exceed the aggregate security principal balance of the subordinate [securities]. As a result, the yields on the [securities] will depend on the rate and timing of realized losses.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the [securities], the aggregate amount of [payments][distributions] on the [securities] and the yields to maturity of the [securities] will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the asset seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time. Some mortgage loans may be subject to prepayment penalties. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayment on the related mortgage loans. [Some mortgage loans may be subject to due on sale provisions included tin this prospectus supplement, and the master servicer will enforce due on sale clauses to the extent enforcement is legally permissible.]

         Prepayments, liquidations, and purchases of the mortgage loans, including any optional purchase by the master servicer of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in [payments][distributions] on the [securities] of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of the [securities] may vary from the anticipated yield will depend upon the degree to which the timing of payments is sensitive to prepayments, liquidations, and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any [securities] purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, repurchases, defaults, and liquidations, on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any [securities] purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield.

         The rate of principal payments, including prepayments, repurchases, defaults, and liquidations, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         [As described in this prospectus supplement under "Description of the [Securities] -- Principal [Payments][Distributions]," the senior accelerated distribution percentage of all principal prepayments will be distributed initially to the senior [securities] then entitled to receive principal [payments][distributions]. This allocation may result in all or a disproportionate percentage of the principal prepayments being distributed to holders of some classes of senior [securities] and none or less than their pro rata share of the principal prepayments being distributed to holders of the subordinate [securities] during the periods of time described in the definition of senior accelerated distribution percentage.]

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the [securities] may not be offset by a subsequent like decrease or increase in the rate of principal payments.

WEIGHTED AVERAGE LIFE OF THE [SECURITIES]

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the [securities] will be influenced by the rate at which principal payments, including scheduled payments, principal prepayments, liquidations, and payments made pursuant to any applicable policies of insurance, on the mortgage loans are made. Principal payments on the mortgage loans may be in the form of scheduled amortization or prepayments for this purpose, the term prepayment includes prepayments and liquidations due to a default or other dispositions of the mortgage loans.

         [The table entitled percent of initial security principal balance outstanding at the respective percentages of [CPR] sets forth below indicate the weighted average life of the [securities] and sets forth the percentage of the initial principal amount of the [securities] that would be outstanding after each of the dates shown at the indicated constant prepayment rates, or

CPR. The tables have been prepared on the basis of the following assumptions regarding the characteristics of the mortgage loans: [_______]

                                                                                              AMORTIZED
                                                                    WEIGHTED                  REMAINING  ORIGINAL
                                                    AGGREGATE        AVERAGE        MONTHS     TERM TO    TERM TO
                                                    PRINCIPAL         GROSS          SINCE    MATURITY   MATURITY
                 MORTGAGE LOAN POOL NUMBER           BALANCE      MORTGAGE RATE   ORIGINATION (MONTHS)   (MONTHS)
                 ----------------------------    --------------  ---------------  ----------- ---------  --------
                 1...........................
                 2...........................
                 3...........................
                 4...........................
                 5...........................
                 6...........................
                 7...........................
                 8...........................
                 9...........................
                 10..........................
                 11..........................
                 12..........................
                 13..........................
                 14..........................
                 15..........................
                 16..........................
                 17..........................
                 18..........................
                 19..........................
                 20..........................

         Based on the foregoing assumptions, the following table indicates the weighted average life of the [securities] and sets forth the percentages of the initial security principal balance of the [securities] that would be outstanding after the [payment][distribution] date in [___] of each of the years indicated, at various percentages of [CPR]. Neither [CPR] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial security principal balance and weighted average life shown in the following tables. The variations may occur even if the average prepayment experience of all the mortgage loans is the same as any of the specified assumptions.

            PERCENT OF INITIAL SECURITY PRINCIPAL BALANCE OUTSTANDING
                       AT THE FOLLOWING PERCENTAGES OF CPR


                                                                       CLASS __ [SECURITIES]
                                                                         AT THE FOLLOWING
                                                                        PERCENTAGE OF [CPR]
                     [        ] DATE                   %       %       %        %       %       %       %
                     ---------------                 ------  ------  ------   ------  ------- ------  ------
                     Initial percent..............
                       ___ 25, 2001...............
                       ___ 25, 2002...............
                       ___ 25, 2003...............
                       ___ 25, 2004...............
                       ___ 25, 2005...............
                       ___ 25, 2006...............
                       ___ 25, 2007...............
                       ___ 25, 2008...............
                       ___ 25, 2009...............
                       ___ 25, 2010...............
                       ___ 25, 2011...............
                       ___ 25, 2012...............
                       ___ 25, 2013...............
                       ___ 25, 2014...............
                       ___ 25, 2015...............
                       ___ 25, 2016...............
                       ___ 25, 2017...............
                       ___ 25, 2018...............
                       ___ 25, 2019...............
                       ___ 25, 2020...............
                       ___ 25, 2021...............
                       ___ 25, 2022...............
                       ___ 25, 2023...............
                     weighted average life
                     (years)(+)...................

---------------

         + The weighted average life of the [securities] is determined by multiplying the amount of each [payment][distribution] of principal by the number of years from the date of issuance to the related [payment][distribution] date, adding the results and dividing the sum by the total principal [payments][distributions] on the [securities].

                  [POOLING AND SERVICING AGREEMENT][INDENTURE]

GENERAL

         The [securities] will be issued pursuant to a [pooling and servicing agreement][indenture] to be dated as of __________, 200_, by and among the depositor, the trustee and the master servicer[, which incorporates by reference the depositor's standard terms to [pooling and servicing agreement] September 2000 edition].

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the [pooling and servicing agreement][indenture] and the [securities]. The depositor will provide to any [securityholder], without charge, upon written request, a copy without exhibits of the [pooling and servicing agreement][indenture]. Requests should be addressed to Union Planters Home Equity Corp., 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018, attention: President.

ASSIGNMENT OF THE MORTGAGE LOANS

         On or prior to the closing date, the depositor will assign or cause to be assigned the mortgage loans, without recourse, to the trustee for the benefit of the [securityholders]. Prior to the closing date, the depositor will, as to each mortgage loan, deliver to the trustee or the custodian, among other things, the following documents collectively referred to as the mortgage file:

         - the original or, if accompanied by a lost note affidavit, a copy of the mortgage note, duly endorsed, which transferred the mortgage loan, without recourse, in blank or to the order of trustee;

         - the original mortgage or a certified copy , and any intervening assignments , or certified copies of the intervening assignments, in each case with evidence of recording;

         - an assignment of the mortgage, duly executed, which transferred the mortgage loan, in blank or to the order of the trustee, in recordable form;

         - originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the mortgage or mortgage note have been modified or the mortgage or mortgage note has been assumed; and

         - the originals or certificate of a lender's title insurance policy issued on the date of the origination of the mortgage loan or, with respect to each mortgage loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located. The [pooling and servicing agreement][servicing agreement] will not require the depositor to cause the assignments of mortgage described above to be submitted for recording in the real property records of the jurisdiction in which the related mortgaged property is located unless the long term unsecured debt rating of the asset seller declines below the level indicated in the [pooling and servicing agreement][servicing agreement].

CERTIFICATE ACCOUNT

         The master servicer is required to deposit on a daily basis all amounts received with respect to the mortgage loans, net of its servicing compensation, into a separate account, the certificate account maintained with trustee. Interest or other income earned on funds in the certificate account will be paid to the master servicer as additional servicing compensation, and some interest or other income earned on funds in the [payment][distribution] account which is an account held by the trustee for the benefit of the [securityholders], as defined in the [pooling and servicing agreement][indenture] will be paid to the trustee as additional trustee compensation. See "Description of the Trust Funds -- Assets" and "Description of the Agreements -- Security AccounT and Other Collection Accounts" in the prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the servicing fee. The servicing fee will be payable monthly only from amounts received in respect of interest on each mortgage loan, will accrue at the servicing fee rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the mortgage loan is computed. The servicing fee rate equals [_______] per annum.

         As additional servicing compensation, the master servicer is entitled to retain all prepayment penalties and late payment charges, to the extent collected from mortgagors, together with some interest or other income earned on funds held in the certificate account. The servicing standard requires the master servicer to, among other things, diligently service and administer the mortgage loans on behalf of the trustee and in the best interests of the [securityholders], but without regard to the master servicer's right to receive the additional servicing compensation. The master servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the [pooling and servicing agreement][indenture]. See "Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation payable to the master servicer and for information regarding expenses payable by the master servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding the taxes payable by the master servicer.

REPORTS TO [SECURITYHOLDERS]

         On each [payment][distribution] date the trustee shall furnish to each [securityholder], to the depositor, to the master servicer and to the rating agency a statement setting forth the information with respect to the mortgage loans and the [securities] required pursuant to the [pooling and servicing agreement][indenture]. In addition, within a reasonable period of time after each calendar year, the trustee shall furnish to each person who at any time during the calendar year was the holder of a certificate a statement containing the information with respect to the [securities] required pursuant to the [pooling and servicing agreement][indenture], aggregated for the calendar year or portion during which the person was a securityholder. See "Description of the Securities -- Reports to Securityholders" in the prospectus.

VOTING RIGHTS

         At all times during the term of the [pooling and servicing agreement][indenture], __% of the voting rights shall be allocated among the class __, class __ and class __ [securityholders] in proportion to the security principal balances of their [securities]. Voting rights allocated to the class __, class __ and class __ [securityholders] will be allocated among the securityholders] in proportion to the percentage interests evidenced by their [securities]. The class __ and class __ [securityholders] are each entitled to __% of the voting rights.

TERMINATION

         The obligations created by the [pooling and servicing agreement] [indenture] will terminate following the earliest of the final payment or other liquidation of the last mortgage loan or REO property subject thereto, and the purchase of all of the assets of the trust fund by the master servicer. Written notice of termination of the [pooling and servicing agreement][indenture] will be given to each securityholder, and the final [payment][distribution] will be made only upon surrender and cancellation of the [securities] at the office of the certificate registrar specified in the notice of termination.

         Any purchase by the master servicer of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the mortgage loans and REO properties then included in the trust fund, as mutually determined by the master servicer and the trustee, and (2) the excess of (a) the sum of:

         - the aggregate purchase price of all the mortgage loans then included in the trust fund, and

         - the fair market value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer and the trustee, over (b) the aggregate of amounts payable or reimbursable to the master servicer under the [pooling and servicing agreement][servicing agreement]. In no event shall the termination price be less than an amount equal to,

         - the then outstanding security principal balance of all then outstanding classes of [securities], plus accrued and unpaid interest, reduced by,

         - any losses or shortfalls otherwise allocable to any class of [securities] on the date of termination.

         The payment of any termination price shall be made in the same order of priority set forth under "description of the [securities]" above. The purchase will effect early retirement of the then outstanding [securities], but the right of the master servicer to effect the termination is subject to the requirement that the aggregate principal balance of the mortgage loans then in the trust fund is less than [__]% of the aggregate principal balance of the mortgage loans as of the cut off date.

THE TRUSTEE


         [____________________] is the trustee under the [pooling and servicing agreement][indenture]. The mailing address of the trustee is [________________________________].

         The principal compensation to be paid to the trustee in respect of its trustee activities will be the trustee fee. The trustee fee will be payable monthly only from amounts received in respect of interest on each mortgage loan, will accrue at the trustee fee rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the mortgage loan is computed. The trustee fee rate with respect to each mortgage loan equals [___]% per annum. The trustee will also be entitled to the investment earnings on funds on deposit in the [payment][distribution] account as specified in the [pooling and servicing agreement][indenture]].

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The [pooling and servicing agreement][indenture] provides that the assets of the trust fund will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes. The class __ [securities], the class __ [securities], the subordinate [securities] and the class __ [securities] will represent regular interests in the REMIC. The class [R] [securities] will represent the residual interest in the REMIC.

         Hunton & Williams as qualified tax counsel is of the opinion that, assuming compliance with the [pooling and servicing agreement][indenture], for federal income tax purposes, the assets of the trust fund will qualify as a REMIC within the meaning of section 860d of the internal revenue code of 1986, as amended, the IRS code.

TAXATION OF REGULAR INTERESTS

         A holder of the [securities] will be treated for federal income tax purposes as owning a regular interest in a REMIC. A REMIC regular interest generally is treated for federal income tax purposes as an ordinary debt instrument. See "Federal Income Tax Consequences -- REMIC Securities" in the prospectus.

         The [securities] will be treated as assets described in section 7701(a)(19)(C) of the code and real estate assets under section 856(c)(4)(A) of the code, generally in the same proportion that the assets in the trust fund would be so treated. In addition, interest on the [securities] will be treated as interest on obligations secured by mortgages on real property under section 856(c)(3)(B) of the code, generally to the extent that the [securities] are treated as real estate assets under section 856(c)(4)(A) of the code. See "Federal Income Tax Consequences -- REMIC Securities" in the prospectus.

         It is not anticipated that the trust fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860f(a)(2) of the code, the contributions tax as defined in section 860g(d) of the code or the tax on net income from foreclosure property as defined in section 860g(c) of the code. However, in the event that any tax is imposed on the trust fund, the tax will be borne:

         - by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the agreement,

         - the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the agreement, and

         - otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the [securities]. See "federal income tax consequences" in the prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the trustee. See "Federal Income Tax Consequences -- Reporting and Tax Administration" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the [securities], see "Federal Income Tax Consequences -- REMIC Securities" in the prospectus.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the [securities] will be used to purchase the mortgage loans and to pay other expenses connected with pooling the mortgage loans and issuing the [securities].

                                  UNDERWRITING

         The depositor has entered into an underwriting agreement dated [_______] with [________________] the underwriter, to which the asset seller is also a party. Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase the [securities].

         The underwriting agreement provides that the obligations of the underwriter are subject to the conditions precedent and that the underwriter will be obligated to purchase all of the [securities] if any of the [securities] are purchased.

         The depositor and the asset seller have agreed to indemnify the underwriter against the civil liabilities, including liabilities under the Securities Act of 1933, as amended, to the extent and under the circumstances set forth in the underwriting agreement.

         The underwriter intends to make a secondary market in the [securities], but has no obligation to do so. Currently, no secondary market for the [securities] exists. We cannot assure, nor can you assume, that a market will develop, or, if one does develop, that it will continue to operate in the future or provide you with a sufficient level of liquidity for your investment.

         The depositor estimates that its aggregate expenses in connection with the issuance and offering of the [securities], excluding underwriting discounts and commissions, will be approximately [_______].

                                     RATINGS

         It is a condition to their issuance that the [securities] be rated [__] by [___________], and [___] by [______________]. [__] and [___] are referred to as the rating agencies.

         The ratings on mortgage backed securities address the likelihood of the receipt by you of all distributions on the underlying assets to which you are entitled. Ratings address the structural, legal and issuer related aspects associated with the securities, including the nature of the underlying assets. Ratings on securities do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that you might suffer a lower than anticipated yield in the event of rapid prepayments of the mortgage loans or in the event that the trust fund is terminated prior to the latest final scheduled [payment][distribution] date. In addition, the ratings do not address the possibility that, in the event of the bankruptcy of the depositor, the issuance and sale of the securities might be recharacterized as a financing and that, as a result of a recharacterization, [payments][distributions] on your securities may be delayed or altered.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

         The depositor will request only [_________] to rate the [securities]. There can be no assurance as to whether any rating agency not requested to rate the [securities] will nonetheless issue a rating and, if so, what that rating would be. A rating assigned to the [securities] by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned by a rating agency pursuant to the depositor's request.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering of $1,000,000 of the Mortgage Pass-Through Certificates and Collateralized Mortgage Bonds being registered under this Registration Statement, other than underwriting discounts and commission:

            SEC Registration..................................................................................$264
            Printing and Engraving...............................................................................*
            Legal Fees and Expenses..............................................................................*
            Accounting Fees and Expenses.........................................................................*
            Trustee Fees and Expenses............................................................................*
            Rating Agency Fees...................................................................................*
            Miscellaneous .......................................................................................*

                     TOTAL......................................................................................$*

* To be provided by amendment.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director actually and reasonably incurred.

         The certificate of incorporation and bylaws of the registrant provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

         The company, either directly or indirectly through its direct or indirect parents, maintains a directors' and officers' insurance policy.

         Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the company, its directors, certain of its officers and any person who controls the company, within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 16.    EXHIBITS.
1.1      Form of Underwriting Agreement
3.1      Certificate of Incorporation of Union Planters Home Equity Corp.
3.2      Bylaws of Union Planters Home Equity Corp.
4.1      Standard Terms to Pooling and Servicing Agreement (September, 2000
         Edition)
4.1(a)   Form of Series Supplement to the Pooling and Servicing Agreement
4.2      Form of Indenture
4.2(a)   Form of Series Supplement to the Indenture
4.3      Form of Trust Agreement
4.4      Form of Deposit Trust Agreement
5.1      Opinion of Hunton & Williams*
8.1      Tax Opinion of Hunton & Williams*
23.1     Consent of Hunton & Williams is contained in their opinions to be filed as Exhibits 5.1 and 8.1*
23.2     Consent of PricewaterhouseCoopers LLP*
24.1     Power of Attorney (included on signature page)
99.1     Form of Sales Agreement
99.2     Form of Servicing Agreement

-------------------------

* To Be Filed By Amendment

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cordova, State of Tennessee, on September 20, 2000.


                                  UNION PLANTERS HOME EQUITY
                                  CORP. (Registrant)


                                  /s/ Norman J. Burglin
                                  ---------------------------------------------
                                      Norman J. Burglin
                                      President



         Each person whose signature appears below constitutes and appoints Norman J. Burglin and Bobby L. Doxey his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 Signature                           Capacity                           Date
                 ---------                           --------                           ----
         /s/ Norman J. Burglin           Chairman of the Board of Directors            September 20, 2000
------------------------------------     and President (Principal Executive Officer)
         Norman J. Burglin


         /s/ Bobby L. Doxey              Director, Vice President and                  September 20, 2000
------------------------------------     Secretary  (Principal Financial
         Bobby L. Doxey                  Officer and Principal Accounting
                                         Officer)